Exhibit 10.33

REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

(AS REVOLVING LENDER, AS A TERM LOAN A LENDER

AND AS ADMINISTRATIVE AGENT)

CRYSTAL FINANCIAL LLC

(AS TERM LOAN B AGENT)

CRYSTAL FINANCIAL SPV LLC

(AS A TERM LOAN B LENDER)

WITH

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.,

THE ADDITIONAL BORROWERS NAMED HEREIN AND

ANY OTHER PERSON JOINED AS A BORROWER HERETO

(BORROWERS)

AND

THE GUARANTORS NAMED HEREIN

(GUARANTORS)

November 26, 2013

i

IV. COLLATERAL: GENERAL TERMS	74

4.1. Security Interest in the Collateral	74
4.2. Perfection of Security Interest	75
4.3. Preservation of Collateral	75
4.4. Ownership and Location of Collateral	76
4.5. Defense of Agents’ and Lenders’ Interests	77
4.6. Inspection of Premises	77
4.7. Appraisals; Field Examinations	77
4.8. Receivables; Depository Accounts and Securities Accounts	78
4.9. Inventory	81
4.10. Maintenance of Equipment	81
4.11. Exculpation of Liability	81
4.12. Financing Statements	81

V. REPRESENTATIONS AND WARRANTIES	82

5.1. Authority	82
5.2. Formation and Qualification	82
5.3. Survival of Representations and Warranties	82
5.4. Tax Returns	83
5.5. Financial Statements	83
5.6. Entity Names	84
5.7. O.S.H.A. Environmental Compliance; Flood Insurance	84
5.8. Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	85
5.9. Patents, Trademarks, Copyrights and Licenses	86
5.10. Licenses and Permits	86
5.11. Default of Indebtedness	87
5.12. No Default	87
5.13. No Burdensome Restrictions	87
5.14. No Labor Disputes	87
5.15. Margin Regulations	87
5.16. Investment Company Act	87
5.17. Disclosure	87
5.18. Delivery of Subordinated Loan Documents	88
5.19. Reserved	88
5.20. Swaps	88
5.21. Business and Property of Borrowers	88
5.22. Ineligible Securities	88
5.23. Federal Securities Laws	88
5.24. Equity Interests	88
5.25. Commercial Tort Claims	89
5.26. Letter of Credit Rights	89
5.27. Material Contracts	89
5.28. Delivery of Plan of Reorganization, Confirmation Order and Related Documentation	89
5.29. Effectiveness of Plan of Reorganization	89

VI. AFFIRMATIVE COVENANTS	89

6.1. Compliance with Laws	89
6.2. Conduct of Business and Maintenance of Existence and Assets	90
6.3. Books and Records	90
6.4. Payment of Taxes	90
6.5. Financial Covenants	91
6.6. Insurance	91
6.7. Payment of Indebtedness and Leasehold Obligations	92
6.8. Environmental Matters	92
6.9. Standards of Financial Statements	94
6.10. Federal Securities Laws	94
6.11. Execution of Supplemental Instruments	94
6.12. Exercise of Rights	94
6.13. Government Receivables	94
6.14. Membership / Partnership Interests	94
6.15. Keepwell	94
6.16. Substantial Consummation of Plan of Reorganization	95
6.17. Post-Closing Obligations	95

VII. NEGATIVE COVENANTS	97

7.1. Merger, Consolidation, Acquisition and Sale of Assets	97
7.2. Creation of Liens	98
7.3. Guarantees	98
7.4. Investments	98
7.5. Loans	98
7.6. Capital Expenditures	98
7.7. Dividends	98
7.8. Indebtedness	99
7.9. Nature of Business	99
7.10. Transactions with Affiliates	99
7.11. Leases	100
7.12. Subsidiaries	100
7.13. Fiscal Year and Accounting Changes	100
7.14. Pledge of Credit	100
7.15. Amendment of Organizational Documents	100
7.16. Compliance with ERISA	101
7.17. Prepayment of Indebtedness	101
7.18. Subordinated Loan	101
7.19. Other Agreements	101

VIII. CONDITIONS PRECEDENT	101

8.1. Conditions to Initial Advances	101
8.2. Conditions to Each Advance	106

IX. INFORMATION AS TO LOAN PARTIES	107

9.1. Disclosure of Material Matters	107
9.2. Schedules	107
9.3. Environmental Reports	107
9.4. Litigation	108
9.5. Material Occurrences	108
9.6. Reserved	109
9.7. Annual Financial Statements	109
9.8. Quarterly Financial Statements	109
9.9. Monthly Financial Statements	110
9.10. Other Reports	110
9.11. Additional Information	110
9.12. Projected Operating Budget	111
9.13. Variances From Operating Budget	111
9.14. Notice of Suits, Adverse Events	111
9.15. ERISA Notices and Requests	111
9.16. Additional Documents	112
9.17. Updates to Certain Schedules	112

X. EVENTS OF DEFAULT	112

10.1. Nonpayment	112
10.2. Breach of Representation	112
10.3. Financial Information	113
10.4. Judicial Actions	113
10.5. Noncompliance	113
10.6. Judgments	113
10.7. Bankruptcy	113
10.8. Material Adverse Effect	114
10.9. Lien Priority	114
10.10. Subordinated Loan Default	114
10.11. Cross Default	114
10.12. Breach of Guaranty or Pledge Agreement	114
10.13. Change of Control	114
10.14. Invalidity	114
10.15. Seizures	114
10.16. Reserved	115
10.17. Pension Plans	115
10.18. Anti-Money Laundering/International Trade Law Compliance	115
10.19. Plan of Reorganization and Confirmation	115
10.20. Management Agreement	115

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT	115

11.1. Rights and Remedies	115
11.2. Administrative Agent’s Discretion	117
11.3. Setoff	117
11.4. Rights and Remedies not Exclusive	117
11.5. Allocation of Payments After Event of Default	117

XII. WAIVERS AND JUDICIAL PROCEEDINGS	119

12.1. Waiver of Notice	119
12.2. Delay	119
12.3. Jury Waiver	119

XIII. EFFECTIVE DATE AND TERMINATION	120

13.1. Term	120
13.2. Termination	120
13.3. Release of Collateral	121

XIV. REGARDING AGENTS	121

14.1. Appointment	121
14.2. Nature of Duties	122
14.3. Lack of Reliance on Agents	123
14.4. Resignation of Agents; Successor Agents	123
14.5. Certain Rights of Agents	124
14.6. Reliance	124
14.7. Notice of Default	124
14.8. Indemnification	124
14.9. Agent in its Individual Capacity	124
14.10. Delivery of Documents	125
14.11. Borrowers’ Undertaking to Agents	125
14.12. No Reliance on Agents’ Customer Identification Programs	125
14.13. Other Agreements	125
14.14. Agreement Amongst Lenders	125

XV. BORROWING AGENCY	126

15.1. Borrowing Agency Provisions	126
15.2. Waiver of Subrogation	127

XVI. GUARANTY	127

XVII. MISCELLANEOUS	129

17.1. Governing Law	129
17.2. Entire Understanding	130
17.3. Successors and Assigns; Participations; New Lenders	133
17.4. Application of Payments	136
17.5. Indemnity	136
17.6. Notice	138
17.7. Survival	140
17.8. Severability	140
17.9. Expenses	140
17.10. Injunctive Relief	141
17.11. Consequential Damages	141
17.12. Captions	141
17.13. Counterparts; Facsimile Signatures	141

v

17.14. Construction	141
17.15. Confidentiality; Sharing Information	141
17.16. Publicity	142
17.17. Certifications From Banks and Participants; USA PATRIOT Act	142
17.18. Anti-Terrorism Laws	143

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 1.2(b)	Subordination Agreement
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.3(a)	Term Loan A Note
Exhibit 2.3(b)	Term Loan B Note
Exhibit 2.4(a)	Swing Loan Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(g)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule I	Additional Borrowers
Schedule II-A	Transaction Expenses
Schedule II-B	Restructuring-related Expenses
Schedule III	Permitted Dividends (Illustrative Example)
Schedule 1.2(a)	Certain Excluded Property
Schedule 1.2(b)	Permitted Dispositions
Schedule 1.2(c)	Permitted Encumbrances
Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(j)	Concentration and Depository Accounts
Schedule 4.12	Financing Statements
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.24	Equity Interests
Schedule 5.25	Commercial Tort Claims
Schedule 5.26	Letter of Credit Rights
Schedule 5.27	Material Contracts
Schedule 6.17	Lien Waiver Agreements
Schedule 7.3	Guarantees
Schedule A	Real Property Locations (First Tier)
Schedule B	Real Property Locations (Second Tier)
Schedule C	Real Property Locations (Third Tier)

REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

Revolving Credit, Term Loan and Security Agreement dated as of November 26, 2013 among GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a corporation organized under the laws of the State of Delaware (the “Company”), each additional borrower set forth on Schedule I hereto (together with the Company and each Person joined hereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), GATEHOUSE MEDIA, INC., a corporation organized under the laws of the State of Delaware (“Holdco” and each Person joined hereto as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, the “Administrative Agent”) and CRYSTAL FINANCIAL LLC (“Crystal”), as term loan B agent for the Term Loan B Lenders (the “Term Loan B Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agents hereby agree as follows:

I. DEFINITIONS.

1.1. Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however, that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 2012.

1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Activation Instruction” shall have the meaning set forth in Section 4.8 hereof.

“Advance Rate” shall mean the Receivables Advance Rate.

“Advances” shall mean and include the Revolving Advances, Letters of Credit, the Swing Loans and the Term Loans.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof.

“Affected Real Property” shall have the meaning set forth in Section 6.17(c) hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) for purposes of Section 7.10, any Person who is a director (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise and (y) for purposes of Section 7.10, to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person.

“Agents” shall mean collectively, the Administrative Agent and the Term Loan B Agent.

“Agreement” shall mean this Revolving Credit, Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Amongst Lenders” shall mean the Agreement Amongst Lenders, dated as of the Closing Date, between Administrative Agent and the Term Loan B Agent with respect to various rights and agreements of the Agents and the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Federal Funds Open Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Alternate Source” shall have the meaning set forth in the definition of “Federal Funds Open Rate”.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, this Agreement, any Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean (a) an amount equal to (i) two and a quarter percent (2.25%) for Revolving Advances consisting of Domestic Rate Loans and Swing Loans and (ii) three and a quarter percent (3.25%) for Revolving Advances consisting of LIBOR Rate Loans; (b) an amount equal to (i) three and a quarter percent (3.25%) for Advances under the Term Loan A consisting of Domestic Rate Loans and (ii) four and a quarter percent (4.25%) for Advances under the Term Loan A consisting of LIBOR Rate Loans; and (c) an amount equal to eight percent (8.00%) for Advances under the Term Loan B consisting of LIBOR Rate Loans.

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof.

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the StuckyNet System©, or any other equivalent electronic service agreed to by any Agent, whether owned, operated or hosted by any Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to any Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that any Agent specifically instructs a Person to deliver in physical form.

“Average Undrawn Availability (Sixty Days)” shall mean, as of any date of determination, the sum of Undrawn Availability for each of the previous sixty (60) days, divided by sixty (60).

“Average Undrawn Availability (Thirty Days)” shall mean, as of any date of determination, the sum of Undrawn Availability for each of the previous thirty (30) days, divided by thirty (30).

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Cases” shall mean the cases in the Bankruptcy Court captioned as In re GateHouse Media, Inc., et. al., Case No. 13-12503 (MFW)(Jointly Administered).

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Borrowing Agent” shall mean the Company.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by the President, Chief Executive Officer, Chief Financial Officer, Controller, vice president, treasurer or assistant treasurer of the Borrowing Agent and delivered to the Agents, appropriately completed, by which such officer shall certify to Agents the Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations. Notwithstanding the foregoing, the term “Capital Expenditures” shall not include (i) Permitted Acquisitions and (ii) capital expenditures financed with the proceeds of equity contributions to Holdco solely to the extent such proceeds are utilized contemporaneously upon receipt thereof and are identified as such.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating at the time of the acquisition thereof is at least A-1 or the equivalent thereof from S&P or from Moody’s is at least P-1 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A 1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a term of not more than thirty (30) days with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) money market accounts subject to Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”) which consist primarily of cash and cash equivalents set forth in clauses (a) through (e) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in Rule 2a-7) and (g) shares of any so-called “money market fund”; provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“Cash Management Products and Services” shall mean agreements or other arrangements under which Administrative Agent or any Lender or any Affiliate of Administrative Agent or a Lender provides any of the following products or services to any Borrower: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CFTC” shall mean the Commodity Futures Trading Commission.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean: (a) the occurrence of any event (whether in one or more transactions) which results in (x) Company failing to own, directly or indirectly, (A) one hundred percent (100%) of the Equity Interests (on a fully diluted basis) of each Loan Party existing on the Closing Date (other than Holdco) or (B) with respect to Loan Parties acquired after the Closing Date, the amount owned, directly or indirectly, by Company as of the date of such acquisition or (y) Holdco failing to own one hundred percent (100%) of the Equity Interests (on a fully diluted basis) of Company, (b) at any time prior to the consummation of a Qualifying IPO or the distribution (directly or indirectly) of beneficial ownership of Holdco or any direct or indirect parent of Holdco to the shareholders of Newcastle Investment Corp., Permitted Holders fail to own and control, directly or indirectly, fifty percent (50%), or more, of (i) the Equity Interests of Holdco having the right to vote for the election of members of the board of directors, and (ii) the Equity Interests of Holdco (whether or not having the right to vote such Equity Interests) representing all economic interests of Holdco or (c) at any time upon or after the consummation of a Qualifying IPO or the distribution (directly or indirectly) of beneficial ownership of Holdco or any direct or indirect parent of Holdco to the shareholders of Newcastle Investment Corp., any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act), other than Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of the greater of (x) thirty percent (30%) or more of the Equity Interests of Holdco having the right to vote for the election of members of the board of directors and (y) the percentage of Equity Interests of Holdco having the right to vote for the election of members of the board of directors owned, in the aggregate, directly or indirectly, beneficially and of record, by the Permitted Holders, unless, in the case of either clause (b) or (c) above, one or more Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdco (or any successor under Section 7.1(a)) or otherwise control Holdco (or any successor under Section 7.1(a)) directly or indirectly by management, contract or otherwise.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Closing Date” shall mean November 26, 2013 or such other date as may be agreed to in writing by the parties hereto.

“Closing Date Undrawn Availability” at a particular date shall mean an amount (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Revolving Advances and Swing Loans, plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date, plus (iii) Transaction Expenses for which Loan Parties are liable but which have not been paid or charged to Borrowers’ Account.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include (x) all right, title and interest of Holdco in the stock, securities, investment property and financial assets of each Borrower, and (y) all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a) all Receivables and all supporting obligations relating thereto;

(b) all equipment and fixtures;

(c) all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d) all Inventory;

(e) all Subsidiary Stock, securities, investment property, and financial assets;

(f) all Real Property;

(g) all Concentration Accounts;

(h) all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(i) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (h) of this definition; and

(j) all proceeds and products of the property described in clauses (a) through (h) of this definition, in whatever form. It is the intention of the parties that if any Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Administrative Agent against Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code). Notwithstanding any provision of this Agreement or the Other Documents to the contrary, the requirements of this Agreement regarding the Collateral shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, appraisals or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guaranties by any Subsidiary, if, and for so long as the Agents determine in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, surveys, appraisals or other deliverables in respect of such assets, or providing such Guaranties (taking into account any adverse tax consequences to Holdco and its Affiliates (including the imposition of withholding or other material taxes)) shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided, however, that the Agents shall not require the creation or perfection of security interests in any of the collateral listed on Schedule 1.2(a).

Notwithstanding the forgoing or anything to the contrary contained in this Agreement, Collateral shall not include any Excluded Property.

“Collections” means all cash, check, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commitment Percentage” shall mean (i) as to each Revolving Lender, its Revolving Commitment Percentage, (ii) as to each Term Loan A Lender, its Term Loan A Commitment Percentage, (iii) as to each Term Loan B Lender, its Term Loan B Commitment Percentage, and (iv) as to all Lenders, as of any date of determination, the percentage such Lender’s Revolving Commitment Percentage, Term Loan A Commitment Percentage and Term Loan B Commitment Percentage bears to the aggregate Revolving Commitment Percentage, Term Loan A Commitment Percentage and Term Loan B Commitment Percentage of all Lenders.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to the applicable Agent by which the Purchasing Lender (i) purchases and assumes all or a portion of the obligation of a transferor Lender holding a Revolving Commitment Percentage to make Revolving Advances under this Agreement and/or (ii) purchases all or a portion of a transferor Lender’s interests in the outstanding Revolving Advances, Term Loan A or Term Loan B.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto to be signed by the Chief Financial Officer or Controller of Borrowing Agent.

“Company” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Concentration Account Bank” means a bank listed on Schedule 4.8(j), and designated as such, as may be amended, modified or supplemented in accordance with Section 9.2.

“Concentration Accounts” means the Depository Accounts listed on Schedule 4.8(j) and any other Depository Account opened after the Closing Date that serve as cash management concentration accounts into which funds from Local Depository Accounts or other concentration accounts are swept.

“Confirmation Order” shall mean that certain order confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code entered in the Bankruptcy Cases by the Bankruptcy Court on November 6, 2013.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents or the Subordinated Loan Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Controlled Group” shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Copyright Security Agreement” shall mean the Copyright Security Agreement, dated as of the Closing Date, between the Loan Parties party thereto and the Administrative Agent, as amended, restated, supplemented or replaced.

“Covered Entity” shall mean (a) each Loan Party, each of Loan Party’s Subsidiaries, and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise; provided, that no shareholder of New Media Investment Group, Inc. shall be deemed to have control of a Person and constitute a “Covered Entity” unless it has control pursuant to foregoing clause (y).

“Cure Amount” shall mean, if the Term Loan A Formula Amount is less than $25,000,000 at any time, then an amount equal to such difference.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.13(b) hereof.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the applicable Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Debt Payments” shall mean for any period, in each case, all cash actually expended by any Loan Party to make: (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Term Loans, plus (c) payments for all fees, commissions and charges set forth herein (other than collateral monitoring fees and expenses pursuant to this Agreement), plus (d) payments on Capitalized Lease Obligations, plus (e) payments with respect to any other Indebtedness for borrowed money (other than payments of Revolving Advances, prepayments on the Term Loans pursuant to Sections 2.20(a), 2.20(c) or 2.20(d), or any prepayment fees or premiums already expensed within the definition of “Earnings Before Interest and Taxes”), including without limitation, Subordinated Loans (other than interest paid-in-kind).

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Revolving Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, Issuer, Swing Loan Lender or any Revolving Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to Administrative Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Revolving Lenders, whereby such Revolving Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Revolving Lenders.

“Depository Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 17.2(d) hereof.

“Disclosure Statement” means the disclosure statement for the Plan of Reorganization as may be amended, supplemented or modified from time to time, including all exhibits and schedules thereto, as approved by the Confirmation Order.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Drawing Date” shall have the meaning set forth in Section 2.14(b) hereof.

“Earnings Before Interest and Taxes” shall mean, for any specified period, for the Loan Parties on a consolidated basis, the sum of (i) net income (or loss) for such period, plus (ii) all interest expense (including Letter of Credit fees) for such period, plus (iii) charges against income for such period for federal, state, local and foreign taxes for such period.

“EBITDA” shall mean, for any specified period, for the Loan Parties on a consolidated basis, the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) fees, transaction costs and expenses incurred in connection with the Transactions accrued prior to or on the Closing Date to the extent such fees, costs and expenses are not capitalized, are expensed during the applicable testing period and paid within 120 days of the Closing Date, as set forth on Schedule II-A (“Transaction Expenses”) and otherwise identified as restructuring related expenses as set forth on Schedule II-B, plus (v) with respect to the Transactions only, such other non-cash expenses (including any required or permitted purchase accounting adjustments and non-cash charges relating to inventory and fixed assets) permitted pursuant to GAAP and incurred during such period, minus (vi) with respect to the Transactions only, non-cash write-ups, plus (vii) non-cash, non-recurring items or expenses permitted pursuant to GAAP and incurred in such period in connection with the write-off of deferred financing costs, plus (viii) any non-cash restructuring costs or impairment charges (without duplication) that will not result in cash expenditures at a future date, minus (ix) extraordinary and non-recurring gains, plus (x) extraordinary, non-recurring cash employer severance expenses, not to exceed $1,000,000 per fiscal year, plus (xi) any management incentive fee expense incurred but deferred (evidenced by an irrevocable written notice sent by the Loan Parties to both Agents that such expense will be deferred and shall not be paid in cash so long as (I) such deferral is not utilized more than two (2) times during the Term, and (II) the amount that has accrued but which was not paid during the subject deferral period may not be paid until on or after a date fifteen (15) months from the last day of the subject deferral period), plus (xii) non-cash compensation expenses not payable in cash in future periods.

Notwithstanding the foregoing, EBITDA shall be deemed to be the following amounts for the following periods:

Quarter ended March 31, 2013	$9,000,000
Quarter ended June 30, 2013	$17,400,000
Quarter ended September 30, 2013	$15,863,000

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Excess Cash Flow” shall mean, for any fiscal period, in each case for Loan Parties on a Consolidated Basis, EBITDA, minus each of the following, to the extent actually paid in cash during such fiscal period, Unfunded Capital Expenditures, taxes, dividends (including Permitted Dividends) and distributions made in respect of such fiscal period, Transaction Expenses, Debt Payments (excluding amounts expensed within the definition of Earnings Before Interest and Taxes), pension payments (excluding amounts expensed within the definition of Earnings Before Interest and Taxes), extraordinary, non-recurring cash employer severance expenses, not to exceed $1,000,000 per fiscal year (to the extent included in clause (x) of the definition of “EBITDA”) and any management incentive fee expense deferred in accordance with clause (xi) of the definition of “EBITDA”.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean (i) any property if and to the extent that a security interest therein is prohibited by or in violation of any Applicable Law (unless such Applicable Law would be rendered ineffective with respect to the creation of such security interest under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), (ii) any property to the extent that and for as long as such grant of a security interest requires consent pursuant to any Applicable Law that has not been obtained, except to the extent that such Applicable Law is ineffective under Applicable Law or principles of equity or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC to prevent the attachment of the security interest granted hereunder, (iii) any property subject to a purchase money security interest to the extent that a grant of a security interest therein would violate such purchase money arrangement, (iv) any general intangible, instrument, software, permit, lease, license, contract, agreement, governmental approval or franchise, to which a Loan Party is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach of or a default under, or creates an enforceable right of termination in favor of any party to such general intangible, instrument, software, permit, lease, license, contract, agreement, governmental approval or franchise (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable requirement of law), provided that, to the extent severable, the security interest shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, (v) any intent-to-use application for registration of a trademark filed pursuant to 15 U.S.C. § 1051(b) prior to the filing of an amendment to allege use pursuant to 15 U.S.C. § 1051(c) or a verified statement of use pursuant to 15 U.S.C. § 1051(d) and the conversion of such intent-to-use application to a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, solely to the extent that and for so long as the grant of a security interest therein prior to such filing could impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (vi) motor vehicles or other assets in which a security interest may be perfected only through compliance with a certificate of title statute, (vii)

any commercial tort claim for which the amount of probable damages is reasonably determined by the Loan Parties to be less than $250,000, (viii) Real Property other than the Real Property listed on Schedule A and Schedule B, (ix) any Equity Interests held by Holdco of a Foreign Subsidiary, other than (A) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (B) 65% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (X) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Loan Party and (Y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (x) any copyrights other than the Intellectual Property required to be listed on Schedule 5.9; provided, however that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Loan Parties’ business associated therewith or attributable thereto.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes or branch profits Taxes, in each case, (i) imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or applicable lending office is located or, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located, or (ii) imposed on it by reason of any connection between such Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations under this Agreement and the taxing jurisdiction, other than connections arising from such Lender, Participant, Swing Loan Lender, issuer or any other recipient of any payment to be made under this Agreement or on account of any Obligations having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced by this Agreement or any Other Documents, or sold or assigned an interest in any Loan or this Agreement or any Other Documents, (b) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable by or on account of any Obligations to or for the account of such Foreign Lender pursuant to a law in effect on the date on which such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 3.10(a), or (c) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Fee” shall have the meaning set forth in Section 3.3 hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof.

“Federal Funds Effective Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Borrowers, effective on the date of any such change.

“Fee Letter” shall mean the fee letter dated the Closing Date among Borrowers, PNC and Term Loan B Agent.

“Final Order” means an order, ruling or judgment entered by the United States Bankruptcy Court for the District of Delaware that (a) is in full force and effect, (b) is not stayed, and (c) is no longer subject to review, reversal, modification or amendment, by appeal motion or writ of certiorari; provided, however, that the possibility that a motion under Rule 50 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Civil Procedure or Bankruptcy Rules, may be filed relating to such order, ruling or judgment shall not cause such order, ruling or judgment not to be a Final Order.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) EBITDA, minus Unfunded Capital Expenditures made during such period, minus Permitted Dividends made during such period, minus pension payments to the extent not already expensed in the computation of EBITDA, minus cash taxes paid during such period, to (b) all Debt Payments (to the extent not already expensed and not added in the computation of EBITDA) made during such period.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Foreign Lender” shall mean any Agent, Swing Loan Lender, Lender, Issuer or Participant that, in each case, is organized under the laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short term debt (for borrowed money) extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“GMH” shall mean GateHouse Media Holdco, Inc.

“GMO” shall mean GateHouse Media Operating, Inc.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” shall mean Holdco, each Subsidiary Guarantor, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of the Agents securing the Obligations or the Guaranty of such Guarantor, in form and substance reasonably satisfactory to each Agent.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of the Agents (including the guaranty pursuant to this Agreement) for its benefit and for the ratable benefit of Lenders, in form and substance reasonably satisfactory to each Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Holdco” shall have the meaning set forth in the preamble to this Agreement and shall include its permitted successors and assigns.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts other than any of the foregoing obligations that is not required at the time of incurrence to be recorded as a liability on the balance sheet of such Person in accordance with GAAP; (j) off-balance sheet liabilities and/or unfunded pension plan (as defined in Section 3(2) of ERISA) liabilities attributable to any single-employer defined benefit pension plan; and (k) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (j). For purposes of this definition, the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of all or substantially all of its creditors for the purpose of entering into a compromise of obligations generally with such creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, or (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, trade name, mask work, trade secrets, design right or license or other right to use any of the foregoing under Applicable Law.

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b) hereof. Notwithstanding anything to the contrary, the “Interest Period” with respect to Term Loan B shall mean each calendar month.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Investment” means, with respect to any Loan Party, any investment by such Loan Party in any other Loan Party in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Loan Party made in the ordinary course of business, and (b) bona fide Receivables arising in the Ordinary Course of Business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Loan Party (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issuer” shall mean (i) Administrative Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Lender which Administrative Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Administrative Agent as issuer.

“Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to, and as lessee of, the premises identified as leased property on Schedule 4.4 hereto.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Administrative Agent for the benefit of Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender or an Affiliate of any Lender and for which such Lender (or such Affiliate of any Lender) confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender or an Affiliate of any Lender and with respect to which such Lender (or an Affiliate of any Lender) confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Lending Affiliate” shall mean an Affiliate of an assignor that is primarily utilized for the lending activities of any assignor in any assignment in accordance in Section 17.3.

“Leverage Ratio” shall have the meaning set forth in Section 6.5(b) hereof.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof.

“Letter of Credit Sublimit” shall mean $10,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.11 hereof.

“LIBOR Alternate Source” shall have the meaning set forth in the definition of LIBOR Rate.

“LIBOR Rate” shall mean for any Term Loan A that is a LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal 1.00 minus the Reserve Percentage. The LIBOR Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by Bloomberg or appropriate successor as shown on
LIBOR Rate =	Bloomberg Page BBAM1 1.00 – Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Administrative Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

Notwithstanding the foregoing, the LIBOR Rate for any Term Loan B shall mean the rate of interest on the last Business Day of each month as published in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a thirty (30) day period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a thirty (30) day period as published in another publication selected by the Term Loan B Agent).

“LIBOR Rate Loan” shall mean any Advance that bears interest based on the LIBOR Rate.

“License Agreement” shall mean any agreement between any Loan Party and a Licensor pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party or otherwise in connection with such Loan Party’s business operations.

“Licensor” shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Administrative Agent and a Licensor, in form and substance reasonably satisfactory to Administrative Agent, by which Administrative Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Administrative Agent’s Liens with respect to and to dispose of any Loan Party’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge or encumbrance, or preference, priority or other security agreement or preferential arrangement held in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Administrative Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance reasonably satisfactory to each Agent.

“Local Depository Account” means a Depository Account of any Loan Party that is not a Concentration Account, into which Customers may deposit Collections, proceeds of Collateral and other funds in the ordinary course of business.

“Loan Parties” shall mean the Borrowers and the Guarantors, and “Loan Party” shall mean any of them.

“Loan Parties on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers, Guarantors and their respective Subsidiaries.

“Management Agreement” shall mean that certain GateHouse Management and Advisory Agreement, dated as of November 26, 2013, among Holdco, the other obligors party thereto from time to time, and New Media Investment Group Inc., amended, supplemented or otherwise modified up to the date hereof and as may be further amended, supplemented or otherwise modified solely as permitted hereunder or under the Management Fee Subordination Agreement.

“Management Fee Subordination Agreement” shall mean that certain Management Fee Subordination Agreement, dated as of the date hereof, among New Media Investment Group Inc. and the Agents.

“Management Fees” shall mean fees paid to New Media Investment Group Inc. pursuant to the Management Agreement and subject to the Management Fee Subordination Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of the Loan Parties, taken as a whole, (b) the Borrowers’ or Loan Parties’ ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Administrative Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of each Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which is material to any Loan Party’s business or which the failure to comply with would reasonably be expected to result in a Material Adverse Effect.

“Maximum Revolving Advance Amount” shall mean $40,000,000.

“Maximum Swing Loan Advance Amount” shall mean $4,000,000.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 17.3(d) hereof.

“Mortgages” shall mean any and all mortgages or deeds of trust on any of the Real Property listed on Schedule A, Schedule B and Schedule C, securing the Obligations, in each case, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Loan Party or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA.

“Negotiable Document” shall mean a Document that is “negotiable” within the meaning of Article 7 of the Uniform Commercial Code.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a casualty or a condemnation or similar proceeding, the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Advances) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the Loan Parties) and (iv) amounts held in escrow to be applied as part of the purchase price of such sale or disposition (including for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser pursuant to the terms of such sale or disposition (it being understood such amounts held in escrow shall constitute Net Proceeds upon the release of such indemnification liabilities)).

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Notes” shall mean collectively, the Term Notes, the Revolving Credit Notes and the Swing Loan Note.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor or any Subsidiary of any Borrower or any Guarantor to Issuer, Swing Loan Lender, Lenders or any Agent (or, if pursuant to a Hedge Liability or Cash Management Products and Services, to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender, any Lender or any Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, equipment lease, establishment of any commercial card or similar facility or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of any Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, pursuant to this Agreement or the Other Documents, including (i) any and all of any Borrower’s or any Guarantor’s Indebtedness and/or liabilities (and any and all indebtedness, obligations and/or liabilities of any Subsidiary of any Borrower or any Guarantor) under this Agreement, the Other Documents and any amendments, extensions, renewals or increases and all reasonable and documented out-of-pocket costs and expenses of Issuer, Agents and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Issuer, Agents or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Ordinary Course of Business” shall mean, with respect to any Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date or any business that is reasonably related, similar, complementary, ancillary to or a reasonable extension, development or expansion of its business.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Documents” shall mean the Mortgages, the Notes, the Perfection Certificates, the Fee Letter, the Copyright Security Agreement, the Trademark Security Agreement, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, the Management Fee Subordination Agreement, the Subordination Agreement and any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agents or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section 17.2(e) hereof.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.

“Participant Register” shall have the meaning set forth in Section 17.3(b).

“Payment Office” shall mean (a) with respect to the Revolving Advances, Letters of Credit and Term Loan A, initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Administrative Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender (other than any Term Loan B Lender) to be the Payment Office and (b) with respect to the Tern Loan B, initially Two International Place, 17th Floor Boston, Massachusetts 02110; thereafter, such other office of Term Loan B Agent, if any, which it may designate by notice to Borrowing Agent and to each Term Loan B Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.

“Perfection Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Loan Party and delivered to Agents.

“Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person (the “target”) so long as, at least fifteen (15) Business Days prior to the date of the proposed acquisition: (a) delivery of a certificate demonstrating that at the time of and after giving effect to such acquisition, Loan Parties have Undrawn Availability and Average Undrawn Availability (Sixty Days) of not less than $15,000,000; (b) delivery of a certificate demonstrating that the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions) of any individual acquisition does not exceed $65,000,000 and of all such acquisitions do not exceed $150,000,000 in the aggregate throughout the Term; (c) delivery of a certificate demonstrating that, with respect to the acquisition of Equity Interests, such target shall (i) either (x) have a positive EBITDA and Tangible Net Worth, calculated in accordance with GAAP immediately prior to such acquisition or (y) have negative EBITDA calculated in accordance with GAAP immediately prior to such acquisition; provided that the cumulative negative EBITDA for all such acquisitions in any fiscal year shall not exceed $3,000,000, (ii) be added as a Loan Party to this Agreement and be jointly and severally liable for all Obligations, and (iii) grant to Agents a first priority security in all assets of such target (other than Excluded Property), subject to documentation reasonably satisfactory to Agents; (d) evidence demonstrating that the target or property is in a similar business or business permitted under Section 7.9; (e) evidence that the board of directors (or other comparable governing body) of the target shall have duly approved the transaction; (f) Loan Parties shall have delivered to Agents (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, Loan Parties would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end and (ii) for any acquisition in excess of $5,000,000, financial statements (which shall be audited, or if audited financial statements are not available or the acquisition is proposed to take place more than 120 days after the fiscal year end of the target, then financial statements shall be supplemented by a quality of earnings report prepared by a nationally recognized firm for the twelve (12) month period immediately preceding the proposed acquisition) of the acquired entity for the two most recent fiscal years then ended and the most recent internally prepared financial statements, in each case in form and substance reasonably acceptable to Agents; (g) evidence that if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate holding company directly or indirectly wholly-owned by a Loan Party and newly formed for the sole purpose of effecting such acquisition; (h) for any acquisition in excess of $10,000,000 and at Agents’ option in their Permitted Discretion, Agents have received a field examination and/or appraisal of such assets, in form and substance acceptable to each Agent and (i) evidence that no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition.

“Permitted Discretion” means a determination made in the exercise of reasonable credit judgment (from the perspective of a secured lender similarly situated).

“Permitted Dispositions” means: (a) the disposition or transfer of obsolete and worn-out equipment in the Ordinary Course of Business having an aggregate fair market value of not more than $2,500,000 per fiscal year and $7,500,000 for the duration of the Term, and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement equipment which is subject to Administrative Agent’s first priority security interest or (y) the proceeds of which are remitted to Administrative Agent to be applied pursuant to Section 2.20(a); (b) sales of Inventory to buyers in the Ordinary Course of Business; (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the Other Documents; (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, or other intellectual property rights in the Ordinary Course of Business or the licensing of content; (e) the granting of Permitted Encumbrances; (f) any involuntary loss, damage or destruction of property; (g) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (h) the leasing or subleasing of assets of the Loan Parties in the Ordinary Course of Business; (i) the sale or issuance of Equity Interests of Holdco; (j) the lapse or abandonment of registered or applied for patents, trademarks and other intellectual property of the Loan Parties to the extent (I) expired pursuant to any Applicable Law or (II) not economically desirable in the conduct of their business and so long as such lapse or abandonment does not result in a Material Adverse Effect; (k) the making of a dividend, distribution or repurchase that is expressly permitted to be made pursuant to this Agreement; (l) the making of a Permitted Investment; (m) dispositions of property by a Loan Party to a Loan Party (other than Holdco); provided that to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.4 or Section 7.7; (n) dispositions of Receivables that are past due by more than 120 days; (o) in order to resolve disputes that occur in the Ordinary Course of Business, the discounting of or otherwise compromise for less than the face value thereof, notes or accounts receivable; (p) the unwinding of any derivative instruments or similar agreements; (q) sale or disposition of Investments under clause (o) of the definition of Permitted Investments; (r) transfers of property subject to casualty events to the extent permitted by Section 2.20(d); (s) the sale, lease or transfer of any property or assets (other than Receivables owned by a Loan Party) acquired pursuant to a Permitted Acquisition and disposed of contemporaneously with the consummation of such Permitted Acquisition, so long as it is upon prior written notice thereof to the Agents; provided that after such disposition, Borrowers shall be in compliance on a pro forma basis with each of the financial covenants specified in Section 6.5 and (t) dispositions of the properties listed on Schedule 1.2(b) on or promptly after the Closing Date.

“Permitted Dividends” shall mean quarterly dividend payments, so long as, in the case of each dividend paid in respect of a specific fiscal quarter, within forty-five (45) days of the end of such fiscal quarter: (a) each Agent and Lenders have received (i) unqualified audited financial statements of the Loan Parties on a Consolidated Basis for the fiscal year ended on or about December 31, 2013 in compliance with Sections 9.7 and 9.8, respectively, and (ii) management prepared financial statements of the Loan Parties on a Consolidated Basis for the most recently ended fiscal quarter; (b) at the time of and after giving effect to such dividend, Loan Parties would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end; (c) at the time of and after giving effect to such dividend, (x) Undrawn Availability of at least $15,000,000 and (y) Average Undrawn Availability (Thirty Days) of at least $12,500,000; (d) a notice of termination with regard to this Agreement shall not be outstanding; (e) no Event of Default or Default shall have occurred and be continuing or would occur after giving pro forma effect to such dividends; (f) not less than five (5) Business Days prior to making such dividend, the Loan Parties have provided to each Agent and Lenders, reasonably satisfactory calculations along with their submission of their quarterly or annual financial statements, as applicable, and a Compliance Certificate and (g) such dividend shall not exceed the limitations set forth below for each corresponding “Fiscal Quarter Ending”:

FISCAL QUARTER ENDING	LEVERAGE RATIO (giving effect to the Permitted Dividend)	PERMITTED DIVIDEND AMOUNT

March 31, 2014	Less than 2.50 to 1.00	(A) $12,500,000 less the amount by which the Excess Cash Flow for such fiscal quarter is less than $3,900,000, or (B) $12,500,000 plus the amount by which the Excess Cash Flow for such fiscal quarter is greater than $3,900,000.

	Equal to or greater than 2.50 to 1.00	Zero

June 30, 2014	Less than 2.50 to 1.00	(A) $12,500,000 less the amount by which the Excess Cash Flow for such fiscal quarter is less than $13,500,000, or (B) $12,500,000 plus the amount by which the Excess Cash Flow for such fiscal quarter is greater than $13,500,000.

	Equal to or greater than 2.50 to 1.00	Zero

September 30, 2014	Less than 2.50 to 1.00	(A) $12,500,000 less the amount by which the Excess Cash Flow for such fiscal quarter is less than $13,500,000, or (B) $12,500,000 plus the amount by which the Excess Cash Flow for such fiscal quarter is greater than $13,500,000.

	Equal to or greater than 2.50 to 1.00	Zero

December 31, 2014	Less than 2.50 to 1.00	(A) $12,500,000 less the amount by which the Excess Cash Flow for such fiscal quarter is less than $19,800,000, or (B) $12,500,000 plus the amount by which the Excess Cash Flow for such fiscal quarter is greater than $19,800,000.

	Equal to or greater than 2.50 to 1.00	Zero

March 31, 2015 and thereafter*	Less than 2.50 to 1.00	An amount up to 100% of the Excess Cash Flow for the LTM period then ended, after giving effect to the dividend payments for the prior three fiscal quarters and the current dividend payment to be made.

	Equal to or greater than 2.50 to 1.00 but less than 2.75 to 1.00	An amount up to 50% of the Excess Cash Flow payment for the LTM period then ended, after giving effect to the dividend payments for the prior three fiscal quarters and the current dividend payment to be made.

	Equal to or greater than 2.75 to 1.00	Zero

*	An illustrative example of the calculation of a Permitted Dividend payment for the period ending Q1 2015 is set forth on Schedule III.

“Permitted Encumbrances” shall mean: (a) Liens in favor of Agents for the benefit of Agents and Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) Liens on amounts deposited or pledged to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) Liens on amounts deposited or pledged to secure bids, tenders, contracts (other than contracts for the borrowing of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary, or any property of any Loan Party or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree has not resulted in the occurrence and continuance of an Event of Default under Section 10.6 hereof; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon fixed assets hereafter acquired with Indebtedness under clause (h) of the definition of Permitted Indebtedness to secure a portion of the purchase price thereof, provided that (I) any such Lien shall encumber the asset purchased or acquired and the proceeds thereof and (II) such Lien only secures the amount of Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; (h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of Borrowers and their Subsidiaries; (i) Liens disclosed on Schedule 1.2(c); provided, that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other property or assets of any Loan Party other than the property and assets to which they apply as of the Closing Date; (j) licenses of content or non-exclusive licenses of patents, trademarks, copyrights, or other intellectual property rights in the Ordinary Course of Business; (k) Liens that are extensions, replacements or renewals of Permitted Encumbrances (or successive extensions, renewals or replacements) to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the Liens so extended, renewed or replaced only encumber those assets that secured the original Indebtedness (plus improvements on such property); (l) rights of setoff, bankers’ liens or similar rights and remedies upon deposits or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the Ordinary Course of Business or other Liens of a bank or broker in connection with a bank account or securities account; (m) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (o) any zoning, building or similar laws or rights reserved to or vested in any Governmental Body; (p) restrictions on transfers of securities imposed by applicable securities laws or agreement (other than capital stock pledged pursuant to this Agreement); (q) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party thereof in the Ordinary Course of Business and covering only the assets so leased, licensed or subleased; (r) assignments of insurance or condemnation proceeds provided by a Loan Party to landlords (or their mortgagees) in the Ordinary Course of Business and pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease, subject to the applicable Lien Waiver Agreement (if applicable); (s) Liens arising from filing UCC financing statements relating solely to leases not prohibited hereunder; (t) licenses (with respect to intellectual property and other property), leases or subleases granted to third parties to the extent permitted by the applicable terms of this Agreement and not interfering in any material respect with the Ordinary Course of Business or resulting in a material diminution in the value of the collateral so licensed, leased or subleased; (u) Liens (other than on Receivables or proceeds thereof) arising out of conditional sale, title retention, consignment or similar arrangement for sale of goods entered into by any Loan Party in the Ordinary Course of Business permitted by this Agreement; (v) Liens consisting of reasonable customary initial deposits and margin deposit and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the Ordinary Course of Business and not for speculative purposes; (w) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Loan Parties to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business or (C) relating to purchase orders and other agreements entered into with customers in the Ordinary Course of Business; (x) Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement permitted hereunder in an aggregate amount not to exceed $10,000,000; (y) with respect to Leasehold Interests, the interests and title of the lessor and encumbrances on the lessor’s fee interests, (z) other Liens (other than on Receivables or proceeds thereof) as to which the aggregate amount of the obligations secured thereby does not exceed $5,000,000, (aa) Liens on cash to secure letters of credit permitted pursuant to clause (u) of the definition of “Permitted Indebtedness” and (bb) Liens on Collateral securing the Subordinated Loans (if secured) subject to the Subordination Agreement.

“Permitted Holder” means Fortress Investment Group, LLC, or any one or more Affiliates managed by Affiliates of Fortress Investment Group, LLC.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) Indebtedness incurred for Capital Expenditures permitted in Section 7.6 hereof; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness listed on Schedule 5.8(b)(ii) hereof (and any Refinancing Indebtedness in respect of such Indebtedness); (e) Indebtedness due under the Subordinated Loan Documents (including the Subordinated Loans); (f) Indebtedness consisting of Permitted Loans made by one or more Loan Party(ies) to any other Loan Party(ies); (g) Indebtedness incurred under Interest Rate Hedges and Foreign Currency Hedges that are entered into by Borrowers to hedge their risks with respect to outstanding Indebtedness of Borrowers and not for speculative or investment purposes; (h) Indebtedness in an amount not to exceed $20,000,000 incurred in connection with the acquisition of fixed assets for the purpose of financing all or any part of the acquisition cost thereof (and any Refinancing Indebtedness in respect of such Indebtedness); (i) endorsement of instruments or other payment items for deposit; (j) Indebtedness incurred in the Ordinary Course of Business under performance, surety, statutory, and appeal bonds; (k) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrowers or any of their Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; (l) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case, incurred in the Ordinary Course of Business; (m) unsecured Indebtedness of Borrowers owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Borrowers of the Equity Interests of Borrowers that have been issued to such Persons, so long as (A) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (B) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $2,000,000, and (C) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Agents; (n) unsecured Indebtedness of the Loan Parties the aggregate principal amount for all such unsecured Indebtedness does not exceed $20,000,000 at any one time outstanding; (o) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, earn-out, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions to the extent not prohibited under the definition of Permitted Acquisition; (p) Indebtedness composing Permitted Investments; (q) Indebtedness incurred in respect of workers’ compensation claims or self-insurance obligations of Loan Parties in the Ordinary Course of Business; (q) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; (r) Indebtedness representing deferred compensation to employees of any Loan Party incurred in the Ordinary Course of Business; (s) Indebtedness for any amounts owing by the Loan Parties under the Management Agreement solely to the extent such amounts are permitted to be incurred under Section 7.10; (t) unsecured Indebtedness of Borrowers owing to former employees, officers, or directors with respect to relocation costs in an aggregate amount not to exceed $1,000,000; (u) Indebtedness incurred by the Loan Parties constituting reimbursement obligations with respect to standby letters of credit and bank guarantees issued in the Ordinary Course of Business (to the extent such obligations are cash collateralized) in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; and (v) payments of amounts pursuant to the Plan of Reorganization (including any restructuring costs and expenses).

“Permitted Investments” shall mean : (a) Investments in cash and Cash Equivalents; (b) Permitted Loans; (c) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business; (d) advances made in connection with purchases of goods or services in the Ordinary Course of Business; (e) Investments received in settlement of amounts due to any Loan Party effected in the Ordinary Course of Business or owing to any Loan Party as a result of an Insolvency Event involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party, (f) Investments owned by any Loan Party on the Closing Date; (g) guarantees permitted under the definition of Permitted Indebtedness; (h) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the Ordinary Course of Business) or as security for any such Indebtedness or claims; (i) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases; (j) non-cash loans to employees, officers, and directors of any Loan Party for the purpose of purchasing Equity Interests of Holdco so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests of Holdco; (k) Permitted Acquisitions; (l) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of Holdco); (m) Investments resulting from entering into agreements relative to Indebtedness that is permitted under clause (l) of the definition of Permitted Indebtedness; (n) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the Ordinary Course of Business; (o) agreements in respect of Hedge Liabilities or Cash Management Products or Services to the extent permitted hereunder; (p) capital expenditures to the extent permitted hereunder; (q) Investments in promissory notes and other non-cash consideration received in connection with any Permitted Disposition; and (r) other Investments in an amount not to exceed $7,500,000.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Borrower to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; and (b) intercompany loans between and among Loan Parties, so long as, at the request of Agents, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Loan Parties) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agents in its their discretion that has been delivered to Agents either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Party(ies) that are the payee(s) on such note.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA which is a Pension Benefit Plan, a Multiemployer Plan, or a “welfare plan” (as defined in Section 3(1) of ERISA) which provides self-insured benefits and which is maintained by any Loan Party or any member of the Controlled Group or to which any Loan Party or any member of the Controlled Group is required to contribute.

“Plan of Reorganization” means that certain Joint Plan of Reorganization filed by Holdco and its affiliates on September 27, 2013, in the Bankruptcy Cases, as amended or supplemented from time to time, including any exhibits, supplements, annexes, appendices and schedules thereto, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order.

“Pledge Agreement” shall mean that certain Collateral Pledge Agreement executed by Holdco in favor of Agents dated as of the Closing Date and any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Tax, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Tax, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Tax will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or Tax unless enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section 17.2(f) hereof.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Administrative Agent).

“Purchasing CLO” shall have the meaning set forth in Section 17.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 17.3(c) hereof.

“Qualified ECP Loan Party” shall mean each Loan Party or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualifying IPO” means the issuance by Holdco (or any successor under Section 7.1(a)) or any direct or indirect parent of Holdco of its common equity interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 or any comparable successor form) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the owned real property identified on Schedule 4.4 hereto or any other real property that is hereafter owned by any Loan Party.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Administrative Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto; (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders; (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; and (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” shall have the meaning set forth in Section 17.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Remaining Cure Amount” shall mean the Cure Amount less the $2,000,000.

“Remedial Action Noncompliance Date” shall have the meaning set forth in Section 6.17(c) hereof.

“Remediation Costs” shall mean the estimated costs of Remedial Actions required but not implemented for the Affected Real Property.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043 of ERISA or the regulations promulgated thereunder (other than a “reportable event” for which the 30-day notice period is waived).

“Required Lenders” shall mean (i) Revolving Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least fifty-one percent (51%) of the aggregate Revolving Commitment Amounts of all Revolving Lenders (excluding any Defaulting Lender), (ii) Term Loan A Lenders holding at least fifty-one percent (51%) of the outstanding principal amount of the Term Loan A and (iii) Term Loan B Lenders holding at least fifty-one percent (51%) of the outstanding principal amount of the Term Loan B.

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Rescission” shall have the meaning set forth in Section 4.8 hereof.

“Revolving Advances” shall mean Advances other than Letters of Credit, the Term Loans and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), in each case as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean, as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), in each case as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3(c) or (d) hereof.

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to LIBOR Rate Loans, the sum of the Applicable Margin plus the LIBOR Rate.

“Revolving Lenders” shall mean each Lender that holds a Revolving Commitment Percentage and/or any interest in any Revolving Advances.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, each Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of any Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement” shall have the meaning set forth in Section 2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section 2.6(d) hereof.

“Sponsor” shall mean NewCastle Investment Corp.

“Subordinated Lender” shall mean Mutual Quest Fund.

“Subordinated Loan” shall mean the loan and Indebtedness evidenced by the Subordinated Loan Documents.

“Subordinated Loan Documents” shall mean the Term Loan and Security Agreement, dated as of November 26, 2013, in the original principal amount of $50,000,000 between Borrowers and Subordinated Lender and all other instruments, agreements and documents executed in connection therewith.

“Subordination Agreement” shall mean the Intercreditor and Subordination Agreement dated November 26, 2013 among each Agent and Subordinated Lender, attached hereto as Exhibit 1.2(b), as amended, restated, supplemented or replaced in accordance with the terms thereof.

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Loan Party by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (ii) 65% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Loan Party and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section 2.4(a) hereof.

“Swing Loans” shall mean the Advances made pursuant to Section 2.4 hereof.

“Tangible Net Worth” shall mean, at a particular date, (a) the aggregate amount of all assets of the Loan Parties on a Consolidated Basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Loan Parties on a Consolidated Basis.

“Taxes” or “taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loan A” shall have the meaning set forth in Section 2.3(a) hereof.

“Term Loan A Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan A in an aggregate principal equal to the Term Loan A Commitment Amount (if any) of such Lender.

“Term Loan A Commitment Amount” shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3(c) or (d) hereof.

“Term Loan A Commitment Percentage” shall mean, as to any Lender, the Term Loan A Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the Term Loan A Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3(c) or (d) hereof.

“Term Loan A Formula Amount” shall mean (i) 80% of the appraised net orderly liquidation value of the eligible machinery and equipment (as evidenced by the most recent machinery and equipment appraisal satisfactory to Administrative Agent in its sole discretion exercised in good faith), plus (ii) 75% of the fair market value of Real Property (as evidenced by the most recent appraisal satisfactory to Administrative Agent in its sole discretion exercised in good faith) set forth on Schedule A, minus (iii) the amount of the Remediation Costs, not to exceed 75% of the fair market value (as evidenced by the most recent appraisal satisfactory to Administrative Agent in its sole discretion exercised in good faith) of the Affected Real Property.

“Term Loan A Lenders” shall mean each Lender that holds a Term Loan A Commitment Percentage and/or any interest in the Term Loan A.

“Term Loan A Note” shall mean, collectively, the promissory notes described in Section 2.3 hereof.

“Term Loan A Rate” shall mean (a) with respect to Term Loan A that is a Domestic Rate Loan, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Term Loan A Loan that is a LIBOR Rate Loan, the sum of the Applicable Margin plus the greater of (i) the LIBOR Rate and (ii) 0.75%.

“Term Loan B” shall have the meaning set forth in Section 2.3(a) hereof.

“Term Loan B Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Term Loan B Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan B in an aggregate principal equal to the Term Loan B Commitment Amount (if any) of such Lender.

“Term Loan B Commitment Amount” shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3(c) or (d) hereof.

“Term Loan B Commitment Percentage” shall mean, as to any Lender, the Term Loan B Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the Term Loan B Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3(c) or (d) hereof.

“Term Loan B Lenders” shall mean each Lender that holds a Term Loan B Commitment Percentage and/or any interest in the Term Loan B.

“Term Loan B Note” shall mean, collectively, the promissory notes described in Section 2.3 hereof.

“Term Loan B Rate” shall mean with respect to Term Loan B Loan, the sum of the Applicable Margin plus the greater of (i) the LIBOR Rate and (ii) 0.75%.

“Term Loan Lenders” shall mean, collectively, the Term Loan A Lenders and the Term Loan B Lenders.

“Term Loans” shall mean, collectively, the Term Loan A and the Term Loan B.

“Term Notes” shall mean, collectively, the Term Loan A Notes and the Term Loan B Notes.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Pension Benefit Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Benefit Plan or a Multiemployer Plan; (e) any event or condition (a) which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (b) that may result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition by the Internal Revenue Service, the Department of Labor or the PBGC of any material liability under Title IV of ERISA, other than for PBGC premiums due (but not delinquent and not corrected), upon any Loan Party or any member of the Controlled Group.

“Total Assets” means the total assets of Holdco, the Borrowers and their Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company with such pro forma adjustments as are appropriate.

“Toxic Substance” shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trademark Security Agreement” shall mean the Trademark Security Agreement, dated as of the Closing Date, between the Loan Parties party thereto and the Administrative Agent, as amended, restated, supplemented or replaced.

“Transaction Expenses” shall have the meaning set forth in the definition of “EBITDA”.

“Transactions” shall have the meaning set forth in Section 5.5(a) hereof.

“Transferee” shall have the meaning set forth in Section 17.3(d) hereof.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Revolving Advances and Swing Loans, plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date, plus (iii) Transaction Expenses for which Loan Parties are liable but which have not been paid or charged to Borrowers’ Account, plus (c) all cash of the Borrowers deposited and held in the Blocked Accounts as of such date.

“Unfunded Capital Expenditures” shall mean, as to any Loan Party, without duplication, a Capital Expenditure funded (a) from such Loan Party’s internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which any Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default or an Event of Default, shall “continue” or be “continuing” until such Default or Event of Default has been waived in writing by Required Lenders or cured in accordance with the terms hereof. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agents, any agreement entered into by Agents pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agents and Lenders. Wherever the phrase “to the best of Loan Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II. ADVANCES, PAYMENTS.

2.1. Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) the lesser of (A) 75% of Receivables reported on the unaudited balance sheet of the Loan Parties on a consolidated and consolidating basis for the immediately preceding month or (B) 70% (the “Receivables Advance Rate”) of the aggregate amount of Collections in cash deposited and held in the Blocked Accounts during the most recently ended six (6) week period, minus

(ii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iii) such reserves as Administrative Agent in its Permitted Discretion may reasonably deem proper and necessary from time to time; provided that the Administrative Agent shall have provided the Borrowers at least ten (10) Business Days’ prior written notice of any such decrease; provided further that the Administrative Agent may only require such reserves after the date hereof based on an event, condition or other circumstance arising after the Closing Date or based on facts not known to the Administrative Agent as of the Closing Date.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) minus (y) Sections 2.1 (a)(y)(ii) and (iii) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.

(b) Reserved.

(c) Discretionary Rights. The Advance Rate may be increased or decreased by Administrative Agent in its Permitted Discretion as it may reasonably deem proper and necessary from time to time; provided that the Administrative Agent shall have provided the Borrowers at least twenty (20) Business Days’ prior written notice of any such decrease; provided further that the Administrative Agent may only require any such decrease after the date hereof based on an event, condition or other circumstance arising after the Closing Date or based on facts not known to the Administrative Agent as of the Closing Date. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rate or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Administrative Agent under this subsection are subject to the provisions of Section 17.2(b).

2.2. Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for Revolving Advances and Swing Loans.

(a) Borrowing Agent on behalf of any Borrower may notify Administrative Agent prior to 1:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Administrative Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(b) Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a LIBOR Rate Loan for any Advance (other than a Swing Loan or Term Loan B), Borrowing Agent shall give Administrative Agent written notice by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for such LIBOR Rate Loans shall be for one, two or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No such LIBOR Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default. After giving effect to each such requested LIBOR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than three (3) such LIBOR Rate Loans, in the aggregate.

(c) Each Interest Period of a LIBOR Rate Loan (other than Term Loan B) shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

(d) Borrowing Agent shall elect the initial Interest Period applicable to a LIBOR Rate Loan (other than the Term Loan B) by its notice of borrowing given to Administrative Agent pursuant to Section 2.2(b) or by its notice of conversion given to Administrative Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Administrative Agent of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Administrative Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such LIBOR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.

(e) Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan (other than Term Loan B), or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Administrative Agent written notice by no later than 1:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable LIBOR Rate Loan) with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a LIBOR Rate Loan, the duration of the first Interest Period therefor.

(f) At its option and upon written notice given prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay Revolving Advances consisting of the LIBOR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Revolving Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify each Agent and Lenders therefor in accordance with Section 2.2(g) hereof.

(g) Each Borrower shall indemnify each Agent and Lenders and hold each Agent and Lenders harmless from and against any and all losses or expenses that any Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by any Agent or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(h) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders (or such affected Lender) to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from the applicable Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay the applicable Agent, upon such Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3. Term Loans.

(a) Term Loan A and Term Loan B. Subject to the terms and conditions of this Agreement, (i) each Revolving Lender, severally and not jointly, will make a term loan to Borrowers in the amount equal to such Lender’s Term Loan A Commitment Percentage of $25,000,000 (the “Term Loan A”) and (ii) each Term Loan Lender, severally and not jointly, will make a term loan to Borrowers in the amount equal to such Lender’s Term Loan B Commitment Percentage of $50,000,000 (the “Term Loan B”). The Term Loans shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence and continuation of an Event of Default under this

Agreement pursuant to Section 11.1 or termination of this Agreement: (I) four (4) consecutive quarterly installments each in the amount of $875,000, commencing on January 1, 2014, (II) four (4) consecutive quarterly installments each in the amount of $1,250,000, commencing on January 1, 2015, and (III) twelve (12) consecutive quarterly installments each in the amount $2,000,000, commencing on January 1, 2016, followed by a final payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses. The Term Loan A shall be evidenced by one or more secured promissory notes (collectively, the “Term Loan A Notes”) in substantially the form attached hereto as Exhibit 2.3(a). The Term Loan B shall be evidenced by one or more secured promissory notes (collectively, the “Term Loan B Notes”) in substantially the form attached hereto as Exhibit 2.3(b). Term Loan A may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any portion of any Term Loan as a LIBOR Rate Loan or to convert any portion of any Term Loan from a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply. The Term Loan B shall be disbursed from whichever office or other place Term Loan B Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Term Loan B Agent or Term Loan B Lenders, shall be charged to Borrowers’ Account on Term Loan B Agent’s books. Sections 2.2(b) through (h) shall not apply to the Term Loan B.

2.4. Swing Loans.

(a) Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Administrative Agent for administrative convenience, Administrative Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached hereto as Exhibit 2.4(a). Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future

(b) Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by

Borrowers for a Revolving Advance pursuant to the provisions of the last sentence of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Administrative Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c) Upon the making of a Swing Loan (whether before or after the occurrence and continuation of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Administrative Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Administrative Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Administrative Agent in respect of such Swing Loan; provided, that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Administrative Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Administrative Agent or Lenders, shall be charged to Borrowers’ Account on Administrative Agent’s books. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Administrative Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Administrative Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

2.6. Making and Settlement of Advances.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). The Term Loan A shall be advanced according to the applicable Term Loan A Commitment Percentages of Lenders holding the Term Loan A Commitments. The Term Loan B shall be advanced according to the applicable Term Loan B Commitment Percentages of Lenders holding the Term Loan B Commitments. Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

(b) Promptly after receipt by Administrative Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Administrative Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Administrative Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Administrative Agent in accordance with the terms hereof. Each Revolving Lender shall remit the principal amount of each Revolving Advance to Administrative Agent such that Administrative Agent is able to, and Administrative Agent shall, to the extent the applicable Revolving Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Revolving Lender fails to remit such funds to Administrative Agent in a timely manner, Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.

(c) Unless Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Administrative Agent, Administrative Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Administrative Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Administrative Agent, then the applicable Lender and Borrowers severally agree to pay to Administrative Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Administrative Agent, times (y) such amount or (B) a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance to Administrative Agent, then the amount so paid shall constitute such

Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Administrative Agent. A certificate of Administrative Agent submitted to any Lender or Borrowers with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.

(d) Administrative Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Administrative Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Administrative Agent) of the applicable Swing Loan with respect to which Settlement is requested by Administrative Agent, to such account of Administrative Agent as Administrative Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Administrative Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Administrative Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Administrative Agent by any Lender holding a Revolving Commitment on such Settlement Date, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).

(e) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the

Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7. Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

2.8. Manner and Repayment of Advances.

(a) The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loans shall be due and payable as provided in Section 2.3(a) hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration in accordance with the terms of this Agreement upon the occurrence and continuation of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances (other than the Term Loan) shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22). Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Loans shall be applied to first, the Term Loan A pro rata according to the Term Loan A Commitment Percentages of the Term Loan A Lenders in the inverse order of maturities thereof until the Term Loan A is paid in full, and second, the Term Loan B pro rata according to the Term Loan B Commitment Percentages of the Term Loan B Lenders in the inverse order of maturities thereof until the Term Loan B is paid in full.

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Administrative Agent on the date received by Administrative Agent. Administrative Agent shall conditionally credit Borrowers’ Account for each item of payment (i) on the next Business Day after the Business Day on which such item of payment is received by Administrative Agent in the case of payment made via wire transfer or electronic depository check and (ii) on the Business Day on which such payment constitutes good funds in the case of payment in any other form (such Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Administrative Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Administrative Agent and Administrative Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Administrative Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Administrative Agent shall be deemed applied by Administrative Agent on account of the Obligations on its respective Application Date. Borrowers further agree that there is a monthly float charge payable to Administrative Agent for Administrative Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Administrative Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) Business Day. All proceeds received by Administrative Agent shall be applied to the Obligations in accordance with Section 4.8(h).

(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents (other than on account of the Term Loan B) shall be made to Administrative Agent for the ratable benefit of the Lenders in accordance with their applicable Revolving Commitment Percentages or Term Loan A Commitment Percentages, as applicable (subject to Section 2.23 hereof) at the Payment Office not later than 1:00 P.M. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to the Administrative Agent. All payments of principal, interest and other amounts payable under the Term Loan B hereunder, or under any of the Other Documents with respect to the Term Loan B shall be made to Term Loan B Agent for the ratable benefit of the Term Loan B Lenders in accordance with their applicable Term Loan B Commitment Percentages (subject to Section 2.23 hereof) at the Payment Office not later than 1:00 P.M. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to the Term Loan B Agent. The Administrative Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d) Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to the Administrative Agent or Term Loan B Agent, as the case may be, on behalf of applicable Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

2.9. Repayment of Excess Advances. If at any time the aggregate balance of outstanding Revolving Advances, Swing Loans, Term Loans, and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

2.10. Statement of Account. Each Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by such Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by any Agent to record the date and amount of any Advance shall not adversely affect such Agent or any Lender. Each month, the Agents shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between such Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless the Agents receive a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of the Agents with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11. Letters of Credit.

(a) Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)((ii) and (iii)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

(b) Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

2.12. Issuance of Letters of Credit.

(a) Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Administrative Agent at the Payment Office, prior to 1:00 p.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Administrative Agent and Issuer; and, such other certificates, documents and other papers and information as Administrative Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Administrative Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, or other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.

(c) Administrative Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13. Requirements for Issuance of Letters of Credit.

(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Administrative Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Administrative Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.

(b) In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and is continuing: (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Issuer or Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Issuer’s, or in the name of Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Administrative Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Administrative Agent’s, Issuer’s or their respective attorney’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.14. Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Administrative Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 Noon, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Administrative Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Administrative Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Administrative Agent, for the benefit of Issuer, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Administrative Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Administrative Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Administrative Agent or Issuer of a drawing.

(d) With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Administrative Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender’s payment to Administrative Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.

(e) Each applicable Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.15. Repayment of Participation Advances.

(a) Upon (and only upon) receipt by Administrative Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Administrative Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Administrative Agent, or (ii) in payment of interest on such a payment made by Issuer or Administrative Agent under such a Letter of Credit, Administrative Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Administrative Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Administrative Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Administrative Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22, Administrative Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b) If Issuer or Administrative Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Administrative Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Administrative Agent, forthwith return to Issuer or Administrative Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Administrative Agent plus interest at the Federal Funds Effective Rate.

2.16. Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17. Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18. Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Administrative Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;

(ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Borrower, Administrative Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Administrative Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(vi) payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Administrative Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Administrative Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) the occurrence of any Material Adverse Effect;

(x) any breach of this Agreement or any Other Document by any party thereto;

(xi) the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii) the fact that a Default or an Event of Default shall have occurred and be continuing;

(xiii) the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.19. Liability for Acts and Omissions.

(a) As between Borrowers and Issuer, Swing Loan Lender, Administrative Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b) Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Administrative Agent or any Lender.

2.20. Mandatory and Optional Prepayments.

(a) When any Loan Party sells or otherwise disposes of any Collateral other than (i) Inventory in the Ordinary Course of Business, (ii) pursuant to a “Permitted Disposition” or (iii) pursuant to a transaction permitted by Section 7.1(a), Loan Parties shall repay the Advances in an amount equal to the Net Proceeds of such sale (i.e., gross proceeds less the reasonable direct costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day (or three (3) Business Days in the case of a disposition of any Collateral in an amount less than $100,000) following receipt of such Net Proceeds, and until the date of payment, such proceeds shall be held in trust for Agents. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (x) first, to the outstanding principal installments of the Term Loan A in the inverse order of the maturities thereof until the Term Loan A is paid in full, (y) second, to the outstanding principal installments of the Term Loan B in the inverse order of the maturities thereof until the Term Loan B is paid in full and (z) third, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided, however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Administrative Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

(b) Borrowers shall prepay the outstanding amount of the Advances in an amount equal to (I) if as of the end of such fiscal quarter, the Leverage Ratio is less than 2.50 to 1.00, zero percent (0%), (II) if as of the end of such fiscal quarter, the Leverage Ratio is equal to or greater than 2.50 to 1.00 but less than 2.75 to 1.00, fifty percent (50%), and (III) if as of the end of such fiscal quarter, the Leverage Ratio is equal to or greater than 2.75 to 1.00, one hundred percent (100%), of Excess Cash Flow for each fiscal quarter commencing with the fiscal year ending December 31, 2014, payable upon delivery of the financial statements to Agents referred to in and required by Section 9.8 for such fiscal quarter but in any event not later than after the end of each such fiscal quarter, which amount shall be applied (x) first, to the outstanding principal installments of the Term Loan A in the inverse order of the maturities thereof until the Term Loan A is paid in full, and (y) second, to the outstanding principal installments of the Term Loan B in the inverse order of the maturities thereof until the Term Loan B is paid in full; provided, however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Administrative Agent may determine subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof. In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Administrative Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.20(b), subject to adjustment when the financial statements are delivered to Agents as required hereby. The calculation made by Administrative Agent shall not be deemed a waiver of any rights any Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statements.

(c) In the event of any issuance or other incurrence of Indebtedness by any Loan Party that is not permitted under Section 7.8 of this Agreement, such Loan Party shall, no later than one (1) Business Day after the receipt by such Loan Party of the cash proceeds from any such issuance or incurrence of Indebtedness, repay the Advances in an amount equal to one hundred percent (100%) of such cash proceeds in the case of such incurrence or issuance of Indebtedness. Such repayments shall be applied (x) first, to the outstanding principal installments of the Term Loan A in the inverse order of the maturities thereof until the Term Loan A is paid in full, (x) second, to the outstanding principal installments of the Term Loan B in the inverse order of the maturities thereof until the Term Loan B is paid in full and (z) third, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b).

(d) All proceeds received by any Loan Party or any Agent (i) under any insurance policy on account of damage or destruction of any assets or property of any Borrowers, or (ii) as a result of any taking or condemnation of any assets or property shall be applied in accordance with Section 6.6 hereof. Notwithstanding the foregoing, and provided no Event of Default has occurred and is continuing, such application shall not be required to the extent such proceeds are held in a deposit account in which the Administrative Agent has a perfected first-priority security interest and a Loan Party reinvests (or enters into a legally binding commitment to reinvest) such Net Cash Proceeds in assets (other than Inventory) of a kind then used or usable in a similar business or business permitted under Section 7.9, within one hundred eighty (180) days after the date of receipt of such Net Cash Proceeds, which assets (unless the same constitute Excluded Property) are subject to Administrative Agent’s first priority security interest (subject only to Permitted Encumbrances).

(e) The Borrowers may, at any time and from time to time, prepay any Term Loan, in whole or in part, in minimum amounts of $1,000,000, upon notice by the Borrowing Agent to the Administrative Agent (or the Term Loan B Agent in the case of the Term Loan B)

specifying the date and amount of such prepayment. Such repayments shall be applied (x) first, to the outstanding principal installments of the Term Loan A in the inverse order of the maturities thereof until the Term Loan A is paid in full, and (x) second, to the outstanding principal installments of the Term Loan B in the inverse order of the maturities thereof until the Term Loan B is paid in full.

2.21. Use of Proceeds.

(a) Borrowers shall apply the proceeds of Advances to (i) make distributions and fund other payments pursuant to the Plan of Reorganization (the “POR Distributions”), (ii) pay fees and expenses relating to this transaction, (iii) provide for its ongoing working capital needs and general corporate purposes and (iv) partially fund capital expenditures and Permitted Acquisitions. Borrowers shall not use the proceeds of any Revolving Advance to prepay any Term Loan.

(b) Without limiting the generality of Section 2.21(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22. Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Revolving Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Revolving Lender is a Defaulting Lender.

(b) (i) except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Revolving Lenders which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Revolving Lender or any pro rata share of any Revolving Advances required to be advanced by any Revolving Lender shall be increased as a result of any Revolving Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Revolving Lender (other than any Defaulting Lender) in accordance with their Revolving Commitment Percentages; provided, that, Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii) fees pursuant to Section 3.3(b) hereof shall cease to accrue in favor of such Defaulting Lender.

(iii) if any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Revolving Lender becomes a Defaulting Lender, then:

(A) Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Revolving Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Revolving Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one (1) Business Day following notice by Administrative Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;

(C) if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D) if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Revolving Lenders pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E) if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Revolving Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(iv) so long as any Revolving Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c) A Defaulting Lender shall not be entitled to give instructions to Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage; provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 17.2(b).

(d) Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Administrative Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Administrative Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that Administrative Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then Administrative Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Revolving Lender, then Participation Commitments of Revolving Lenders (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Revolving Lender’s Revolving Commitment, and on such date such Revolving Lender shall purchase at par such of the Revolving Advances of the other Revolving Lenders as Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f) If Swing Loan Lender or Issuer has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of

Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Revolving Lender, reasonably satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Revolving Lender hereunder.

2.23. Payment of Obligations. Administrative Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by any Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which any Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts, Concentration Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by any Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Administrative Agent and Administrative Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

III. INTEREST AND FEES.

3.1. Interest. Interest on Advances shall be payable to the applicable Lender in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period; provided, however, that interest on Term Loan B shall be payable on the first day of each Interest Period; provided, further that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans, (iii) with respect to the Term Loan A, the Term Loan A Rate and (iii) with respect to the Term Loan B, the Term Loan B Rate (as applicable, the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) with respect to the Advances (other than the Term Loan B), at the option of Administrative Agent or at the direction of Required Lenders holding Revolving Commitments (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations (other than relating to Term Loan B) shall bear interest at the applicable Contract Rate plus two percent (2%) per annum and (ii) with respect to the Term Loan B, at the option of Term Loan B Agent or at the direction of Required Lenders holding Term Loan B Commitments (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations relating solely to Term Loan B shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (as applicable, the “Default Rate”).

3.2. Letter of Credit Fees.

(a) Borrowers shall pay (x) to Administrative Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of LIBOR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term. (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Administrative Agent any and all customary administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Administrative Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.

(b) At any time following the occurrence and continuation of an Event of Default, at the option of Administrative Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence and continuation of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20), Borrowers will cause cash to be deposited and maintained in an account with Administrative Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Administrative Agent, in its reasonable discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Administrative Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Administrative Agent and such Borrower mutually agree (or, in the absence of such agreement, as Administrative Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Administrative Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Administrative Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Administrative Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Administrative Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Administrative Agent may use such cash collateral to pay and satisfy such Obligations.

3.3. Facility Fee.

(a) If, for any calendar quarter during the Term, the average daily unpaid balance of the sum of Revolving Advances (for purposes of this computation, Swing Loans shall be deemed to be Revolving Advances made by PNC as a Lender) plus Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit for each day of such calendar quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at a rate equal to one-half of one percent (0.50%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance (the “Facility Fee”). Such Facility Fee shall be payable to Administrative Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

3.4. Fee Letter.

(a) Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

(b) All of the documented fees and out-of-pocket costs and expenses of any appraisals and field examinations conducted pursuant to Section 4.7 hereof shall be paid for when due, in full and without deduction, off-set or counterclaim by Borrowers.

3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in the period during which the interest or fees accrue. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder, plus any other amounts paid in connection herewith, exceed the highest rate permissible under Applicable Law. Notwithstanding anything contained herein to the contrary, in the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7. Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include any Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling any Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where any Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject any Agent, Swing Loan Lender, any Lender or Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan, or change the basis of taxation of payments to any Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Agent, Swing Loan Lender, such Lender or the Issuer);

(b) impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on any Agent, Swing Loan Lender, any Lender or Issuer or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to any Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that such Agent, Swing Loan Lender, such Lender or Issuer reasonably deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that such Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay such Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate such Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be; provided that no Lender shall be entitled to compensation for any increased costs under this Section 3.7 if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender in the United States with respect to similarly affected commitments or loans. Such Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that any Agent or any Lender shall have reasonably determined that:

(a) reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan; or

(c) the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by any Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), then such Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agents no later than 1:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agents, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agents, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.9. Capital Adequacy.

(a) In the event that any Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include any Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling any Agent, Swing Loan Lender or any Lender and the office or branch where any Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which any Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration any Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by any Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to such Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate such Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, such Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to each Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b) A certificate of such Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate such Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10. Taxes.

(a) Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrowers shall be required by Applicable Law to withhold or deduct any Indemnified Taxes (or Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including those applicable to additional sums payable under this Section) any Agent, Swing Loan Lender, Lender, Issuer or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such withholding or deductions and (iii) Borrowers shall timely pay the full amount withheld or deducted to the relevant Governmental Body in accordance with Applicable Law.

(b) Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c) Each Borrower shall indemnify each Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender, Swing Loan Lender, Participant, or Issuer (with a copy to Agents), or by any Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Body, Borrowers shall deliver to Agents the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agents.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowers (with a copy to Agents), at the time or times prescribed by Applicable Law or reasonably requested by Borrowers or any Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrowers or any Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or such Agent as will enable Borrowers or such Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than documentation set forth in clauses (i), (ii), (iii) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding the foregoing, each Lender shall deliver to Borrowers and Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agents, but only if such Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed valid originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv) any successor or additional form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(v) To the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agents two (2) originals of an IRS Form W-9 or any successor form establishing that the Lender is not a Foreign Lender and is not subject to U.S. backup withholding tax.

(f) If a payment made to a Lender, Swing Loan Lender, Participant, Issuer, or any Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or such Agent shall deliver to such Agent (in the case of Swing Loan Lender, a Lender, Participant or Issuer) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by any Agent or any Borrower sufficient for Agents and Borrowers to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, Participant, Issuer, or such Agent has complied with such applicable reporting requirements.

3.11. Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7 or 3.9 hereof, (b) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Administrative Agent pursuant to Section 17.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Administrative Agent pursuant to Section 17.2(b) hereof, as the case may be, by notice in writing to the Agents and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Administrative Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, Term Loan A Commitment Percentages and/or Term Loan B Commitment Percentages, as applicable, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Administrative Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, Term Loan A Commitment Percentages and/or Term Loan B Commitment Percentages, as applicable, then such Affected Lender shall assign, in accordance with Section 17.3 hereof, all of its Advances and its Revolving Commitment Percentage, Term Loan A Commitment Percentages and/or Term Loan B Commitment Percentages, as applicable, and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender. Notwithstanding anything to the contrary in the foregoing, any replacement of any Term Loan B Lender shall require the consent of the Term Loan B Agent.

3.12. Mitigation. If any Agent or any Lender requests compensation under Section 3.7 or Section 3.9 or if Borrowers are required to pay any Indemnified Taxes or additional amounts pursuant to Section 3.10(a) to any Agent, Swing Loan Lender, Lender, Issuer or Participant, as the case may be, or any Governmental Authority for the account of any such Agent, Swing Loan Lender, Lender, Issuer or Participant, then such Agent, Swing Loan Lender, Lender, Issuer or Participant shall use reasonable efforts to designate a different lending office for funding or booking its loans hereunder or to assign its right and obligations hereunder (or, in the case of a Participant, its rights and obligations under any participation agreement) to another of its offices, branches or affiliates, if, in the reasonable judgment of such Agent, Swing Loan Lender, Lender, Issuer or Participant, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.7 or Section 3.10(a), in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, (iii) would not require such Agent or such Lender to take any action inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be materially disadvantageous to such Agent or such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

IV. COLLATERAL: GENERAL TERMS

4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agents, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Loan Party hereby assigns, pledges and grants to Administrative Agent for its benefit and for the ratable benefit of the Term Loan B Agent, each Lender, Issuer and each other

Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Loan Party shall provide Administrative Agent with written notice on a quarterly basis of all commercial tort claims for which a Loan Party has filed a complaint (or asserted a counterclaim) in court with a value of more than $250,000, such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims have been asserted and the case title together with the applicable court and docket number. Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Administrative Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Loan Party shall provide Administrative Agent with written notice on a quarterly basis upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, in each case, supporting obligations with a value of more than $100,000, and at Administrative Agent’s request shall take such actions as Administrative Agent may reasonably request for the perfection of Administrative Agent’s security interest therein.

4.2. Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that any Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Administrative Agent’s security interest in and Lien on the Collateral or to enable Administrative Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements, (iii) delivering to Administrative Agent, endorsed or accompanied by such instruments of assignment as Administrative Agent may specify, and stamping or marking, in such manner as any Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements reasonably satisfactory to Administrative Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agents, relating to the creation, validity, perfection, maintenance or continuation of Administrative Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Administrative Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance reasonably satisfactory to Administrative Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Loan Party). All charges, expenses and fees Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Administrative Agent’s option, shall be paid by Borrowers to Administrative Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3. Preservation of Collateral. Following the occurrence and continuation of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof but subject to the limitations set forth in Section 17.2 and the Agreement Amongst Lenders, Administrative Agent: (a) may at any time take such steps as Administrative Agent deems necessary to protect Administrative Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Administrative Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Administrative Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Administrative Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Loan Parties’ owned or leased property. Each Loan Party shall cooperate fully with all of Administrative Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Administrative Agent may direct. All of Administrative Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4. Ownership and Location of Collateral.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Administrative Agent’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Administrative Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Administrative Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iv) each Loan Party’s equipment and Inventory with a value of more than $250,000 shall be located as set forth on Schedule 4.4 and shall not be removed from such location(s) without the prior written consent of Administrative Agent except with respect to the sale of Inventory in the Ordinary Course of Business, equipment to the extent permitted in Section 7.1(b) hereof and vehicles and Equipment out for repair or in transit.

(b) (i) There is no location at which any Loan Party has any Inventory (except for Inventory in transit), Equipment or other Collateral with a value of more than $250,000, other than those locations listed on Schedule 4.4(b)(i); provided, however, that Borrowers may amend Schedule 4.4(b)(i) at any time and from time to time, including on a quarterly basis at the time of delivery of a Compliance Certificate pursuant to Section 9.8 or at any other time so long as such amendment occurs by written notice to Administrative Agent not less than 10 days; (ii) Schedule 4.4(b)(ii) hereto contains a correct and complete list, as of the Closing Date, of the legal names (if any) and addresses of each warehouse at which Inventory of any Loan Party is stored; (iii) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.4(b)(iv) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property or Leasehold Interests of each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.5. Defense of Agents’ and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Administrative Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agents’ prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Administrative Agent’s interests in the Collateral against any and all Persons whatsoever. At any time during the occurrence and during the continuance of an Event of Default, following demand by Administrative Agent for payment of all Obligations, Administrative Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Administrative Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Administrative Agent at a place reasonably convenient to Administrative Agent. In addition, with respect to all Collateral, Administrative Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. At any time during the occurrence and during the continuance of an Event of Default, each Loan Party shall, and Administrative Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Administrative Agent holds a security interest to deliver same to Administrative Agent and/or subject to Administrative Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Administrative Agent’s trustee, and such Loan Party will immediately deliver them to Administrative Agent in their original form together with any necessary endorsement.

4.6. Inspection of Premises. At such reasonable times and intervals and with reasonable prior notice to the Borrowers, Agents and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business. Agents, any Lender and their agents may enter upon any premises of any Loan Party at any time during normal business hours, and at reasonable intervals and with reasonable prior notice to the Borrowers, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business.

4.7. Appraisals; Field Examinations. Agents may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date and at reasonable intervals, engage the services of an independent appraisal firm or firms of reputable standing, reasonably satisfactory to Agents, for the purpose of appraising the then current values of Borrowers’ assets. At the sole cost of Loan Parties, Agents shall conduct up to three (3) field examinations per year (and Agents may conduct up to one (1) additional field examination per year at Agents’ sole cost), two (2) appraisals of machinery and equipment, and one (1) appraisal of Real Property (which shall be limited to only Real Property with a value not less than $250,000, as reasonably determined by the Agents), in each case, for each Loan Party; provided, however, upon the occurrence and continuance of an Event of Default, Agents may conduct such additional field examinations and appraisals as Agents may determine, at any time, which shall be at the cost and expense of the Loan Parties; provided, further, that Agents shall only be reimbursed for reasonable and documented out-of-pocket costs and expenses. Absent the occurrence and continuance of an Event of Default at such time, Agents shall consult with Loan Parties as to the identity of any such firm.

4.8. Receivables; Deposit Accounts and Securities Accounts.

(a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Administrative Agent.

(b) Each Loan Party’s chief executive office is located as set forth on Schedule 4.4(b)(iii). Until written notice is given to Agents by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(c) Each Loan Party shall (A) take reasonable steps to ensure that all of its Customer payments are deposited directly to a Concentration Account or by sweep from a Local Depository Account to a Concentration Account, on a weekly or more frequent basis and any amounts in a Concentration Account by daily sweep or wire transfer into a Blocked Account, provided that at no time shall the aggregate amount in all Local Depository Accounts for all Loan Parties exceed $3,000,000 (excluding for the avoidance of doubt, (i) any payroll account, so long as such payroll accounts are zero balance accounts and are limited to payroll purposes, (ii) the cash collateral account #298000415, so long as the balance in such account shall not exceed $300,000 at any time, and such account is terminated within sixty (60) days after the Closing Date and (iii) the cash collateral account #590873814 (or any other account), so long as funds on deposit (w) are pledged in favor of HSBC Bank USA, National Association, or any other bank, to cash collateralize letters of credit issued by HSBC Bank USA, National Association, or such other bank, as the case may be, in each case, for workman’s compensation or insurance purposes, (x) are pledged to a vendor as collateral in the Ordinary Course of Business, (y) constitute collateral for the Borrowers’ ACH program at any time or (z) constitute collateral for the Borrowers’ American Express credit card program or any other credit card program at any time) and (B) deposit or cause to be deposited promptly, and in any event as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Local Depository Accounts.

(d) At any time following the occurrence and continuation of an Event of Default, Administrative Agent shall have the right to send notice of the assignment of, and Administrative Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. At any time after the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Administrative Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(e) During the continuance of an Event of Default (except to the extent otherwise agreed in any treasury management agreement between any Loan Party and Administrative Agent), Administrative Agent shall have the right to receive, endorse, assign and/or deliver in the name of Administrative Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Administrative Agent or Administrative Agent’s designee as such Loan Party’s attorney with power (i) at any time: (A) to send verifications of Receivables relating to regional or national accounts to any Customer (provided, that, so long as no Event of Default has occurred and is continuing, Administrative Agent shall only conduct verifications of Receivables over the phone with participation from Borrowers or with Borrowers being present); (D) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Administrative Agent to preserve, protect, or perfect Administrative Agent’s interest in the Collateral and to file same; and (ii) at any time following the occurrence of a Default or an Event of Default: (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Administrative Agent for Loan Parties or at any other business premises of Administrative Agent; (D) to demand payment of the Receivables; (E) to enforce payment of the Receivables by legal proceedings or otherwise; (F) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (G) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (H) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (I) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (J) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (K) to accept the return of goods represented by any of the Receivables; (L) to change the address for delivery of mail addressed to any Loan Party to such address as Administrative Agent may designate; and (M) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(f) Neither Administrative Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(g) All proceeds of Collateral shall be deposited by Loan Parties in (i) Concentration Accounts or (ii) depository accounts as that term is defined in Article 9 of the UCC established at Administrative Agent for the deposit of such proceeds (“Depository Accounts”), and such proceeds transferred by daily sweep or wire transfer into a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agents. Each applicable Borrower, each Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agents that is sufficient to give Administrative Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such Blocked Accounts and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis to Administrative Agent, either to any account maintained by Administrative Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Administrative Agent. Each such control agreement shall provide, among other things, (x) that the Blocked Account Bank will comply with any instructions originated by Administrative Agent directing the disposition of the funds in such Blocked Account without further consent by the applicable Loan Party, (y) upon the instruction of Administrative Agent (an “Activation Instruction”), the Blocked Account Bank will transfer by daily sweep or by wire transfer all funds deposited in the applicable Concentration Account to the Administrative Agent’s Account or an Account designated by Administrative Agent in the applicable control agreement. Administrative Agent agrees not to issue an Activation Instruction with respect to the Blocked Accounts unless an Event of Default has occurred and is continuing at the time such Activation Instruction is issued. Administrative Agent agrees to promptly rescind an Activation Instruction (the “Rescission”) if: (1) the Event of Default has ended or has been terminated (by waiver in writing), and (2) no additional Event of Default has commenced and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission. All funds deposited in such Blocked Accounts, Concentration Accounts or Depository Accounts shall immediately become subject to the security interest of Administrative Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive, subordinate, or agree not to exercise any offset rights or recoupment or any other claim against the funds so deposited other than for payment of its service fees and other charges directly related to the administration of such Blocked Account, Concentration Account or Depository Account. Neither Administrative Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Administrative Agent shall apply all funds received by it from the Blocked Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Administrative Agent shall determine in its sole discretion; provided that, in the absence of any Event of Default, Administrative Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances.

(h) No Loan Party will, without Administrative Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.

(i) All deposit accounts (including all Blocked Accounts, Concentration Accounts and Depository Accounts), securities accounts and investment accounts of each Loan Party and its Subsidiaries as of the Closing Date are set forth on Schedule 4.8(j). No Loan Party shall open any new deposit account, securities account or investment account unless (i) Loan Parties shall have given at least thirty (30) days prior written notice to Agents and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Administrative Agent, such bank, depository institution or securities intermediary, each applicable Loan Party and Agents shall first have entered into an account control agreement in form and substance reasonably satisfactory to Agents sufficient to give Administrative Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.

4.9. Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.10. Maintenance of Equipment. The equipment necessary to the Loan Parties’ business shall be maintained in reasonable good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved in accordance with the Loan Parties’ past practices. No Loan Party shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation, except to the extent where it would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.11. Exculpation of Liability. Nothing herein contained shall be construed to constitute any Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall any Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to such Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.12. Financing Statements. Except as respects the financing statements filed by Administrative Agent, financing statements described on Schedule 4.12, and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

V. REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows (subject to any updates to the referenced schedules in this section to the extent permitted by Section 9.17):

5.1. Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including the Subordinated Loan Documents, (b) will not conflict with or violate any material provision of law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person (other than in connection with the Bankruptcy Cases), except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including the Subordinated Loan Documents.

5.2. Formation and Qualification.

(a) Each Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify would reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party has delivered to Agents true and complete copies of its Organizational Documents and will promptly notify Agents of any material amendment or changes thereto.

(b) As of the Closing Date or the most recent update of Schedule 5.2(b) in accordance with Section 9.17, the only Subsidiaries of Holdco and each Loan Party are listed on Schedule 5.2(b).

5.3. Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4. Tax Returns. Each Loan Party’s federal tax identification number is set forth on Schedule 5.4. Each Loan Party has filed all income tax returns, other than income tax returns in jurisdictions in which a Loan Party has made a good faith determination that no filing is necessary, and all other material federal, state and local tax returns and other reports that it is required by law to file and has paid all federal income and all other material taxes, assessments, fees and other governmental charges that are due and payable, except for taxes and assessments being Properly Contested. The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any material deficiency or material additional assessment in connection therewith not provided for on its books.

5.5. Financial Statements.

(a) The pro forma balance sheet of the Loan Parties on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agents on the Closing Date reflects the consummation of the transactions contemplated by the Subordinated Loan Documents and under this Agreement (collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects in all material respects the financial condition of the Loan Parties on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Executive Officer or Chief Financial Officer of Borrowing Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.

(b) The (i) twelve-month cash flow and balance sheet projections of the Loan Parties on a Consolidated Basis and their projected balance sheets as of the Closing Date and (ii) annual cash flow projections for fiscal years 2014 and 2015, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Chief Financial Officer of Borrowing Agent are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements”.

(c) The consolidated and consolidating balance sheets of Loan Parties, and such other Persons described therein, as of December 31, 2012, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, and management prepared financial statements for the period ended on or about September 30, 2013 and disclosures/information provided within the Plan of Reorganization documents that are on file in the Bankruptcy Cases, copies of which have been delivered to Agents, have been prepared in accordance with GAAP, consistently applied. Since December 31, 2012, other than the commencement of the Bankruptcy Cases and the consummation of the Plan of Reorganization, there has been no change in the condition, financial or otherwise, of Loan Parties as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Loan Parties, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6. Entity Names. No Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years except as set forth on Schedule 5.6, nor has any Loan Party been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on Schedule 5.6.

5.7. O.S.H.A. Environmental Compliance; Flood Insurance.

(a) Except as set forth on Schedule 5.7 hereto, each Loan Party is in material compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in material compliance with the Federal Occupational Safety and Health Act, and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b) Except as set forth on Schedule 5.7 hereto, each Loan Party has been issued all material required federal, state and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect.

(c) Except as set forth on Schedule 5.7: (i) there have been no material releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials by the Loan Parties at, upon, under or migrating from or onto any real property owned, leased or occupied by any Loan Party, except for those Releases which are in compliance in all material respects with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any real property, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the real property has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any real property, excepting such quantities as are managed in compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

(d) All Real Property owned by Loan Parties is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party. Each Loan Party has taken all actions required under the Flood Laws and/or requested by any Agent to assist in ensuring that each Lender is in compliance with the Flood

Laws applicable to the Collateral, including, but not limited to, providing Agents with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Agents, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8. Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) (i) After giving effect to the Transactions, each Loan Party will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b) Except as disclosed in Schedule 5.8(b)(i), no Loan Party has any pending or threatened litigation, arbitration, actions or proceedings that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(b)(ii) and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.

(c) No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which would reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal.

(d) Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state laws. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Pension Benefit Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Service; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vi) neither any Loan Party nor any member of the Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (vii) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (viii) no Termination Event has occurred or is reasonably expected to occur; (ix) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (x) except as set forth on Schedule 5.8(d), neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xi) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xii) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9. Patents, Trademarks, Copyrights and Licenses. All registered or applied for Intellectual Property owned by any Loan Party (the “Registered Intellectual Property”): (i) is set forth on Schedule 5.9; and (ii) together with all other Intellectual Property owned by or licensed to a Loan Party, or that a Loan Party otherwise has a right to use, constitutes all of the Intellectual Property which is necessary for the operation of its business, except, in each case, where a failure to identify, own or license such Intellectual Property would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. There is no pending challenge before any Governmental Body to the validity of, or proceeding by any Governmental Body to suspend the enforceability of, revoke, terminate or adversely modify, any such Registered Intellectual Property and no Loan Party is aware of any grounds for any such challenge or proceedings, except as set forth in Schedule 5.9 hereto or as individually or in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect. All copyrights included in the Intellectual Property owned by any Loan Party consist of original material or property developed by or for such Loan Party or was lawfully acquired by such Loan Party from the lawful owner thereof, except, in each case, where a failure to own or license such Intellectual Property would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

5.11. Default of Indebtedness. Other than debt extinguished pursuant to the Plan of Reorganization, no Loan Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12. No Default. No Loan Party is in default in the payment or performance of any of its contractual obligations and no Default or Event of Default has occurred. Notwithstanding anything herein to the contrary, defaults in payment or performance of any Loan Party’s contractual obligations related to the Bankruptcy Cases shall not be considered a Default or Event of Default for the purposes of this representation and warranty.

5.13. No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect. Each Loan Party has heretofore delivered to Agents true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject.

5.14. No Labor Disputes. Except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15. Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16. Investment Company Act. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

5.17. Disclosure. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith, when taken as a whole, contains as of the date such statement, report, certificate or other document was furnished any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in any material respect in the light of the circumstances under which such statements were made after giving effect to any supplements thereto. Except as disclosed in the Disclosure Statement, Plan of Reorganization, or Confirmation Order, there is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Agents in writing with respect to the transactions contemplated by the Subordinated Loan Documents or this Agreement which would reasonably be expected to have a Material Adverse Effect.

5.18. Delivery of Subordinated Loan Documents. Each Agent has received complete copies of the Subordinated Loan Documents and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agents.

5.19. Reserved.

5.20. Swaps. Except for the Hedge Liabilities, no Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.21. Business and Property of Loan Parties. Upon and after the Closing Date and except as permitted under Section 7.9, Loan Parties do not propose to engage in any business other than that engaged in by them immediately prior to and on the Closing Date and any business that is reasonably related, similar, complementary, ancillary to or a reasonable extensions, development and expansions of such business. On the Closing Date, each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in all the property and possesses all of the rights and Consents necessary for the conduct of the business of such Loan Party except when the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.22. Ineligible Securities. Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of any Agent or any Lender.

5.23. Federal Securities Laws. No Loan Party, Holdco or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.

5.24. Equity Interests. The authorized and outstanding Equity Interests of each Loan Party, and each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.24(a) hereto. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.24(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any

Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Loan Parties. Except as set forth on Schedule 5.24(c), Loan Parties have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.25. Commercial Tort Claims. No Loan Party has any commercial tort claim for which the amount of probable damages is reasonably determined by the Loan Parties to be greater than $250,000 except as set forth on Schedule 5.25 hereto.

5.26. Letter of Credit Rights. As of the Closing Date, no Loan Party has any letter of credit rights, except as set forth on Schedule 5.26 hereto.

5.27. Material Contracts. Schedule 5.27 sets forth all Material Contracts of the Loan Parties. Except for matters which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, all Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.28. Delivery of Plan of Reorganization, Confirmation Order and Related Documentation. Each Agent has received complete copies of the Plan of Reorganization and Confirmation Order (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to the terms thereof or pursuant to a written agreement or instrument which has heretofore been delivered to Agents.

5.29. Effectiveness of Plan of Reorganization. Prior to, or upon the simultaneous, closing of the transactions contemplated under this Agreement, all of the effectiveness conditions in the Plan of Reorganization shall have been satisfied and the Plan of Reorganization shall have gone effective as of the Effective Date (as defined in the Plan of Reorganization).

VI. AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1. Compliance with Laws. Comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party’s business the non-compliance with which would reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard). Each Loan Party may, however, contest or dispute any Applicable Laws in any reasonable manner; provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agents to protect Administrative Agent’s Lien on or security interest in the Collateral.

6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement or as impacted by a casualty or condemnation proceeding), including all material Intellectual Property and take all reasonable actions necessary to enforce and protect the validity of any Registered Intellectual Property owned by it or other right included in the Collateral where the failure to do so would reasonably be expected to have a Material Adverse Effect; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so would reasonably be expected to have a Material Adverse Effect.

6.3. Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.

6.4. Payment of Taxes. Pay, when due, all taxes, assessments and other Charges levied or assessed upon such Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes shown on all tax returns and all other material Taxes other than those being Properly Contested. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and any Agent or any Lender which any Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in any Agent’s or any Lender’s reasonable opinion, may possibly create a valid Lien on the Collateral, any Agent may without notice to Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds each Agent and each Lender harmless in respect thereof. The amount of any payment by any Agent under this Section 6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Loan Parties shall furnish Agents with an indemnity therefor (or supply Agents with evidence reasonably satisfactory to Agents that due provision for the payment thereof has been made), Administrative Agent may hold without interest any balance standing to Borrowers’ credit and Administrative Agent shall retain its security interest in and Lien on any and all Collateral held by Administrative Agent.

6.5. Financial Covenants.

(a) Fixed Charge Coverage Ratio. Cause to be maintained as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0, measured on a rolling four (4) quarter basis; provided, however, that (I) for the purposes of calculating such ratio for the fiscal quarter ended December 31, 2013, the ratio shall be measured on a trailing three (3) month basis, (II) for the purposes of calculating such ratio for the fiscal quarter ended March 31, 2014, the ratio shall be measured on a trailing six (6) month basis, and (III) for the purposes of calculating such ratio for the fiscal quarter ended June 30, 2014, the ratio shall be measured on a trailing nine (9) month basis; provided, that such ratio shall be calculated without giving effect to the costs set forth on Schedule II.

(b) Maximum Leverage Ratio. Maintain as of the end of each fiscal quarter a ratio of Funded Debt to EBITDA of not greater than 3.25 to 1.0 (the “Leverage Ratio”).

(c) Minimum EBITDA. Cause to be maintained as of the end of each fiscal quarter, EBITDA of the Loan Parties to be greater than $46,000,000, measured on a rolling four (4) quarter basis.

6.6. Insurance.

(a) (i) Keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s including business interruption insurance; (ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iii) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; and (iv) furnish Agents with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least two (2) Business Days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Agents, naming Agents as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (ii) above, and providing (I) that all proceeds thereunder shall be payable to Agents, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agents (ten (10) days for non-payment) (it being agreed that failure by the Loan Parties to procure such a non-cancellation clause despite the exercise of commercially reasonable efforts shall not result in a Default hereunder). In the event of any loss thereunder, the carriers named therein hereby are directed by Agents and the applicable Loan Party to make payment for such loss to Agents and not to such Loan Party and Agents jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agents jointly, Agents may endorse such Loan Party’s name thereon and do such other things as Agents may deem advisable to reduce the same to cash.

(b) Each Loan Party shall take all actions required under the Flood Laws and/or requested by any Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing such Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agents, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

(c) After the occurrence and continuance of an Event of Default, Agents are hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i) and (ii) and 6.6(b) above. All loss recoveries received by Agents under any such insurance may be applied to the Obligations, in such order as Agents in their sole discretion shall determine. Any surplus shall be paid by Agents to Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Loan Parties to Agents, on demand. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agents, if Agents so elect, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be charged to Borrowers’ Account and constitute part of the Obligations, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.7. Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.

6.8. Environmental Matters.

(a) Ensure that the Real Property and all operations and businesses conducted thereon are in material compliance and remain in material compliance with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in material compliance with Environmental Laws.

(b) Establish and maintain an environmental management and compliance system to assure and monitor continued compliance in all material respects with all applicable Environmental Laws which system shall include periodic environmental compliance audits to be conducted by knowledgeable environmental professionals. All potential material violations and violations of Environmental Laws shall be reviewed to determine any required reporting to applicable Governmental Bodies and any required corrective actions pursuant to Environmental Laws to address such potential violations or violations.

(c) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action as is required by applicable Environmental Laws in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, any Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Administrative Agent’s interest in the

Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as any Agent (or such third parties as directed by any Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agents and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between any Agent, any Lender and any Loan Party.

(d) Promptly upon the written request of any Agent from time to time, Loan Parties shall provide Agents, at Loan Parties’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agents, to assess with a reasonable degree of certainty, to the extent possible using commercially reasonable and cost-effective efforts, the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agents. If such estimates, individually or in the aggregate, exceed $2,000,000, each Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agents to secure payment of these costs and expenses.

(e) The Loan Parties shall undertake the follow-up research, inspections, and investigations (the “Phase II Environmental Site Assessments”) recommended by ERM to address “Identified Issues” (including, for the avoidance of doubt, “Asbestos Containing Materials” issues, but not including “De Minimis Issues” or “EHS Compliance Issues”) in the Executive Summary and Conclusions & Recommendations sections of the November 5, 2013 Phase I Environmental Site Assessment Reports prepared for the Real Properties set forth on Schedule A. The Loan Parties will engage ERM to prepare an asbestos survey of the Real Properties set forth in Schedule 6.8, and an Operations and Maintenance Plan where required by Environmental Laws. The asbestos surveys will be conducted as part of the Phase II Environmental Site Assessments and the Operations and Maintenance Plans will be completed with all due haste following the completion of the asbestos surveys. The Phase II Environmental Site Assessments shall be conducted by ERM at the direction of the Loan Parties and shall be completed with all due haste pursuant to a scope of work that ERM will prepare for delivery to the Loan Parties as soon as practicable after Closing based upon the findings and recommendations set forth in the Phase I Environmental Site Assessment Reports. The Phase II Environmental Site Assessments shall be finalized and delivered to the Agents and Lenders no later than December 31, 2013 (“Phase II Deadline”), or as soon as practicable thereafter if the scope of work for the recommended Phase II Environmental Site Assessments is such that ERM cannot meet the Phase II Deadline despite using commercially reasonable efforts and proceeding with all due haste. The Loan Parties shall direct ERM to identify recommended remedial actions to ensure that any environmental conditions identified in the Phase II Environmental Site Assessments are remediated as is required by applicable Environmental Laws (“Remedial

Actions”). Such Remedial Actions shall be implemented by ERM and the Loan Parties with all due haste to ensure that the environmental conditions are remediated in a timely manner as determined by ERM. The Loan Parties shall further obtain “No Further Action” letters or letters of similar import from applicable Governmental Authorities for the Remedial Actions undertaken where the Environmental Laws provide the means to do so. The Loan Parties shall provide copies of all material reports and documents to the Agents and the Lenders promptly upon receipt of same. The Loan Parties shall further provide quarterly progress reports to the Agents and the Lenders regarding the Remedial Actions undertaken and the status of the requests for No Further Action letters from applicable Governmental Authorities. The first quarterly status report shall be due on March 31, 2014.

6.9. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).

6.10. Federal Securities Laws. Promptly notify Agents in writing if any Loan Party or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.

6.11. Execution of Supplemental Instruments. Execute and deliver to Agents from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agents may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.12. Exercise of Rights. Enforce its rights under the Plan of Reorganization, as necessary and to the extent applicable.

6.13. Government Receivables. Take all steps necessary to protect Administrative Agent’s interest in the Collateral under the Uniform Commercial Code and deliver to Agents appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.14. Membership / Partnership Interests. If the limited liability company membership interests or partnership interests as the case may be, of the Borrowers or any of their Subsidiaries are designated as securities as contemplated by the definition of “security” in Section 8-102(15) and Section 8-103 of Article 8 of the Uniform Commercial Code, certificate (or cause to be certificated) such limited liability company membership interests and partnership interests, as applicable.

6.15. Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-

Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.15, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.15 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.15 constitute, and this Section 6.15 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.

6.16. Substantial Consummation of Plan of Reorganization. Loan Parties shall diligently pursue and take all steps required under the Plan of Reorganization for substantial consummation of same and otherwise shall achieve substantial consummation of the Plan of Reorganization.

6.17. Post-Closing Obligations.

(a) Within fifteen (15) days after the Closing Date (or such later date as shall be acceptable to the Agents), each Loan Party shall establish and maintain (1) Concentration Account Control Agreements with Administrative Agent and the applicable Concentration Account Bank, in form and substance reasonably acceptable to Administrative Agent for each of the Concentration Accounts and (2) and control agreements with Administrative Agent and the applicable Blocked Account Banks in form and substance reasonably acceptable to Administrative Agent for each of the Blocked Accounts.

(b) Within forty-five (45) days after the Closing Date (or such later date as shall be acceptable to the Agents), Loan Parties shall use their commercially reasonable efforts to obtain and deliver to Agents, Lien Waiver Agreement, in form and substance satisfactory to Agents in their reasonable discretion, with respect to the following leased location of the Loan Parties: Fairport, NY. Notwithstanding anything to the contrary contained in this Agreement, if such Lien Waiver Agreement is not obtained and delivered by forty-five (45) days after the Closing Date, reserves shall be established by the Administrative Agent at such time in an amount equal to at least three (3) months rent for such leased location.

(c) Within sixty (60) days after the Closing Date (or such later date as shall be acceptable to the Agents), Loan Parties shall use their commercially reasonable efforts to obtain and deliver to Agents, Lien Waiver Agreement, in form and substance satisfactory to Agents in their reasonable discretion, with respect to the following leased location of the Loan Parties: Keyser, WV. Notwithstanding anything to the contrary contained in this Agreement, if such Lien Waiver Agreement is not obtained and delivered by sixty (60) days after the Closing Date, reserves shall be established by the Administrative Agent at such time in an amount equal to at least three (3) months rent for such leased location.

(d) Within seventy (70) days after the Closing Date (or such later date as shall be acceptable to the Agents), (i) Agents shall have received Mortgages with respect to the Real Property listed on Schedule B and Schedule C; (ii) Agents shall have received copies of title searches with respect to the Real Property listed on Schedule C; (iii) Agents shall have received with respect to the Real Property listed on Schedule A and Schedule B, (1) to the extent necessary to remove the standard survey exception from Schedule B of the lender’s title insurance policies covering the same Real Property, surveys reasonably satisfactory to the applicable title insurance company and (2) fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agents’ satisfaction to evidence the form of such policies to be delivered with respect to such Mortgages), in standard ALTA form, issued by a title insurance company reasonably satisfactory to Agents, each in an amount equal to not less than a hundred ten percent (110%) of the appraised value of the Real Property subject to the applicable Mortgage, insuring such Mortgage to create a valid Lien on the Real Property with no exceptions other than Permitted Encumbrances and exceptions which Agents shall have approved in writing and no survey exceptions; and (iv) Agents shall have received with respect to the Real Property listed on Schedule B, (1) if such Real Property is located in a designated flood zone, flood insurance in an amount equal to the lesser of the value of the Real Property to be insured, as reasonably determined by Borrowers, or the maximum amount available under the Federal flood insurance program, and as otherwise required to be maintained under this Agreement naming Agents as additional insured, mortgagee and lender loss payee, as applicable, (2) appraisals, the results of which shall be reasonably satisfactory in form and substance to Agents, of such Real Property, and (3) environmental studies and reports prepared by independent environmental engineering firms with respect to such Real Property, including but not limited to a Phase I environmental assessment and where such Phase I report indicates the requirement for a Phase II report, Phase II reports, all in form and substance satisfactory to Agents.

(e) Within ninety (90) days of the Closing Date (or such later date at Agents’ reasonable discretion), enter into and maintain an Interest Rate Hedge with the Administrative Agent, any Lender or one of their respective Affiliates or with any other counterparty reasonably satisfactory to the Agents, enabling Borrowers to protect against fluctuations in interest rates with respect to twenty-five percent (25%) of $25,000,000 (constituting the sum of the outstanding Advances (other than the Term Loans) as of the Closing Date), for a term reasonably acceptable to Agents, and conforming to International Swap Dealer Association standards (it being understood that the Borrowers shall be able to amend or terminate such Interest Rate Hedge with the consent of the Agents, not to be unreasonably withheld).

(f) The Loan Parties shall satisfy the covenants set forth in Section 6.8(e). If the Remedial Actions specified in Section 6.8(e) are not implemented with due haste and the environmental conditions remediated in a timely manner, in each case, as determined by the Agents (“Remedial Action Noncompliance Date”), with respect to any Real Property set forth on Schedule A (the “Affected Real Property”), then the Loan Parties shall, within twenty (20) days of the Remedial Action Noncompliance Date:

(I) supplement the current Term Loan A Formula Amount by designating in writing any of the Real Property set forth on Schedule B for transfer to Schedule A for purposes of calculating the Term Loan A Formula Amount; provided, (i) the fair market values (as evidenced by the most recent appraisal satisfactory to Administrative Agent in its sole discretion exercised in good faith) do not exceed $2,000,000 at any time during the Term and (ii) appropriate documentation has been delivered to the Agents, including applicable Mortgages, surveys, appraisals, flood certificates, and title insurance, in form and substance acceptable to Agents, and (y) to the extent such Cure Amount exceeds an aggregate amount of $2,000,000 during the Term, permit the Administrative Agent to establish reserves on a dollar-for-dollar basis for the Remaining Cure Amount or immediately prepay the Term Loan A in an amount equal to the Remaining Cure Amount; or

(II) permit the Administrative Agent to establish reserves on a dollar-for-dollar basis for the Cure Amount, or

(III) immediately prepay the Term Loan A in an amount equal to Cure Amount.

VII. NEGATIVE COVENANTS.

No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1. Merger, Consolidation, Acquisition and Sale of Assets.

(a) Except in connection with the “DJ Contribution” (as defined in the Plan of Reorganization), the transactions expressly contemplated under Section 4.2(II) of the Plan of Reorganization and the conversion of the Company, GMH, GMO and Holdco into limited liability companies, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except for (i) any merger, consolidation or reorganization between Loan Parties (other than Holdco) or the acquisition of the assets or Equity Interests of one Loan Party (other than Holdco) by another Loan Party, (ii) upon not less than 30 days prior notice to the Agents, any merger or consolidation of Holdco related to any change of its jurisdiction of organization or organizational type in accordance with the terms of Section 7.15, provided that, in such case, (x) Holdco shall be the continuing or surviving entity or (y) if the entity formed by or surviving any such merger or consolidation is not Holdco or is an entity into which Holdco has been liquidated (any such Person, the “Successor Parent”), the Successor Parent shall expressly assume all the obligations of Holdco under this Agreement and the other Loan Documents to which Holdco is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agents, and take all other action reasonably requested by the Agents in furtherance of the foregoing, including without limitation those actions described in Section 7.15, and thereafter references in any Loan Document to “Holdco” shall be deemed a reference to such Successor Parent, and (iii) Permitted Acquisitions.

(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) Permitted Dispositions, (ii) Permitted Investments, (iii) transactions expressly permitted by Section 7.1(a), and (iv) any other sales or dispositions expressly permitted by this Agreement.

7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3. Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except for (a) the obligations or liabilities disclosed on Schedule 7.3, (b) guarantees by one or more Loan Party(ies) of the Indebtedness or obligations of any other Loan Party(ies) to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement, (c) the endorsement of checks in the Ordinary Course of Business, (d) guarantees incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations, and (e) guarantees arising with respect to reasonable and customary indemnification obligations to purchasers in connection with Permitted Dispositions.

7.4. Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments.

7.5. Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans or to the extent permitted pursuant to Permitted Dispositions or Permitted Investments.

7.6. Capital Expenditures. As of each fiscal quarter, contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for all Loan Parties in excess of $7,500,000, measured on a trailing twelve (12) month period then end; provided, however, in the event Capital Expenditures during any such fiscal year are less than $7,500,000, then the unused amount not to exceed $1,500,000 may be carried over to the immediately succeeding fiscal year and used in the immediately succeeding fiscal year after the $7,500,000 for such fiscal year has been exhausted.

7.7. Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party other than (a) Permitted Dividends; (b) dividends or other distributions by a Loan Party (other than Holdco) payable to another Loan Party (other than Holdco); (c) dividends or distributions by Borrowers to Holdco (or any direct or indirect parent entity), the proceeds of which shall be used to (i) pay operating expenses and other corporate overhead costs and expenses of Holdco (or by Holdco to any direct or indirect parent entity, so long as expensed to pay franchise taxes and fees, independent director costs, Exchange Act filing costs or other similar charges, in an aggregate amount not to exceed $1,000,000 per fiscal year), in each case which are reasonable and customary and incurred in the ordinary course of business,

(ii) pay expenses of Holdco (or any direct or indirect parent entity thereof) incurred in connection with any offering of securities (whether or not successful) or (iii) pay transactional fees, costs, and expenses incurred in connection with this Agreement, the Other Documents and the transactions contemplated hereby and thereby; (d) dividends or distributions by any Loan Party and its Subsidiaries to Holdco for taxes that are (i) paid or payable by Holdco, New Media Investment Group Inc. or any entity that, from time to time, is responsible for the payments of taxes in connection with a consolidated, combined, unitary or similar type return of which the Loan Party is a part; and (ii) as part of a consolidated, combined, unitary or similar type return but only in an amount that any Borrower would be required to pay in respect to taxes were such Borrower to pay such taxes as the parent of the consolidated, combined or unitary group; (e) dividends or distributions by any Borrower to Holdco to pay amounts pursuant to the Management Agreement, in each case, subject to Section 7.10 and (f) the POR Distributions.

7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.9. Nature of Business. Materially change the nature of the business in which it is presently engaged; provided, however, that the foregoing shall not prevent any Loan Party from engaging in any business that is reasonably related, similar, complementary, ancillary to or a reasonable extension, development or expansion of its business.

7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction, contract or arrangement with, any Affiliate, except for (i) transactions (other than the payment of management, consulting, monitoring, or advisory fees) among Loan Parties, so long as such transactions are (A) entered into in the Ordinary Course of Business, (B) are fully disclosed to the Agents in writing prior to the consummation thereof if such transaction involves one or more payments by any Loan Party in excess of $1,000,000 for any transaction or series of related transactions in a fiscal year, and (C) are on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; (ii) payment by Loan Parties of dividends and distributions permitted under Section 7.7 hereof, (iii) transactions permitted under Section 7.1 hereof, (iv) the making of any Permitted Loans, (v) so long as approved by the applicable board of directors (or comparable governing body) of a Loan Party in accordance with applicable law, (A) any indemnity provided for the benefit of directors (or comparable managers) of such Loan Party or (B) the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Loan Party in the Ordinary Course of Business, (vi) the payment of management, incentive or other fees and expenses set forth in the Management Agreement (to the extent expressly permitted in the Management Fee Subordination Agreement); provided, that if at any time any such fee has been deferred then such amounts shall continue to accrue; and (vii) a shared services, joint procurement or similar transaction with New Media Holdings or any successor thereto or any of its subsidiaries in the Ordinary Course of Business so long as (w) such transactions are fully disclosed to the Agents in writing not less than 10 days prior to the consummation thereof if such transaction involves one or more payments by any Loan Party in excess of $500,000 for any transaction or series of related transactions in a fiscal year, (x) the costs thereof is allocated on an objective basis or are otherwise not detrimental in any material respect to Borrowers or their Subsidiaries, as determined by the management of Borrowers in good faith, (y) such transactions are no less favorable, taken as a whole, to the Loan Parties than would be obtained in an arm’s length transaction with a non-Affiliate, and (z) any such transaction does not adversely affect, impair or restrict a Loan Party’s title or right to any of its accounts or other Collateral.

7.11. Reserved.

7.12. Subsidiaries.

(a) Form any Subsidiary unless such Subsidiary (i) is not a Foreign Subsidiary, (ii) at Agents’ discretion, (x) expressly joins in this Agreement as a borrower or guarantor and becomes jointly and severally liable for the obligations of Loan Parties hereunder, under the Notes, and under any other agreement between any Loan Party and Lenders, or (y) becomes a Guarantor with respect to the Obligations and executes a Guarantor Security Agreement in favor of Agents, and (iii) Agents shall have received all documents, including without limitation, legal opinions and appraisals it may reasonably require to establish compliance with each of the foregoing conditions in connection therewith.

(b) Except as approved in writing by each Agent (after prior disclosure to each Agent in writing), enter into any partnership, joint venture or similar arrangement.

7.13. Fiscal Year and Accounting Changes. Change its fiscal year from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14. Pledge of Credit. Now or hereafter pledge any Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business operations as conducted on the Closing Date (or any business that is reasonably related, similar, complementary, ancillary to or a reasonable extension, development or expansion of its business).

7.15. Amendment of Organizational Documents. Except in connection with the transactions expressly contemplated under Section 4.2(II) of the Plan of Reorganization, the conversion of the Company, GMH, GMO and Holdco into limited liability companies or as required by Applicable Law, (i) change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents that would adversely affect the Lenders unless required by law, in any such case without (x) giving at least ten (10) days prior written notice to the Agents in the case of clause (i) and otherwise, giving at least thirty (30) days prior written notice of such intended change to Agents, (y) having received from Agents confirmation that Agents has taken all steps necessary for Administrative Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Loan Party and in the Equity Interests of such Loan Party and (z) in any case under clause (iv), having received the prior written consent of Agents and Required Lenders to such amendment, modification or waiver.

7.16. Compliance with ERISA. Except that would not give rise to a Material Adverse Effect, (i) (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans maintained or to which there is an obligation to contribute as of the date of execution of this Agreement, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, that could result in material liability, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agents of the occurrence of any Termination Event, (vi) fail to comply in all material respects, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, or (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Pension Benefit Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any minimum funding requirement with respect to any Plan.

7.17. Prepayment of Indebtedness. Except in connection with Refinancing Indebtedness permitted by Section 7.8 hereof, at any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party.

7.18. Subordinated Loan. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Loan, except as expressly permitted in the Subordination Agreement.

7.19. Other Agreements. Enter into any material amendment, waiver or modification of the Subordinated Loan Documents or any related agreements, except as expressly permitted in the Subordination Agreement.

VIII. CONDITIONS PRECEDENT.

8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by each Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) Notes. Agents shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

(b) Confirmation Order and Plan of Reorganization. The Confirmation Order has been entered in the Bankruptcy Cases confirming the Plan of Reorganization. Agents shall have received a certified executed copy of the Disclosure Statement, the Plan of Reorganization, and the Confirmation Order, each of which is final and has not been withdrawn, rescinded, vacated, reversed, stayed, revoked, modified, or amended, and on the Closing Date, the Confirmation Order shall be a final order.

(c) Effectiveness of Plan of Reorganization. The Plan of Reorganization is, or will become upon the simultaneous closing of the transactions contemplated under this Agreement, fully effective on the Effective Date (as defined in the Plan of Reorganization); and

(d) The Subordination Agreement; Management Fee Subordination Agreement; and Other Documents. Agents shall have received the following executed documents: (i) the Subordination Agreement, (ii) a Management Fee Subordination Agreement and (iii) the Other Documents, all in form and substance satisfactory to Agents;

(e) Mortgages. With respect to the Real Property listed on Schedule A, Agents shall have received executed Mortgages in form and substance satisfactory to Lenders;

(f) Reserved.

(g) Environmental Reports. Subject to Section 6.17, Agents shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned by any Loan Party as listed on Schedule A, including but not limited to a Phase I environmental assessment, in form and substance reasonably satisfactory to Agents;

(h) Financial Condition Certificates. Agents shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(g).

(i) Closing Certificate. Agents shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is or was true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (ii) on such date no Default or Event of Default has occurred or is continuing;

(j) Reserved.

(k) Closing Date Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Closing Date Undrawn Availability of at least $10,000,000;

(l) EBITDA. As of the Closing Date, the EBITDA, reported as of September 30, 2013 and as adjusted on the quality of earnings report prepared by FTI Consulting and delivered to the Agents, shall be at least $63,000,000, measured on a rolling four (4) quarter basis, and any pro-forma adjustments thereto must be satisfactory to Agents;

(m) Blocked Accounts. Borrowers shall have opened the Depository Accounts with Administrative Agent or Agents shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Agents for the collection or servicing of the Receivables and proceeds of the Collateral;

(n) Subordinated Loan Documents. Agents shall have received final executed copies of the Subordinated Loan Documents, and all related agreements, documents and instruments as in effect on the Closing Date all of which shall be satisfactory in form and substance to Agents and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the making of the initial Advance including, without limitation, the receipt by Borrowers of the net proceeds of the Subordinated Loan Documents in the sum of $50,000,000;

(o) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agents to be filed, registered or recorded in order to create, in favor of Administrative Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agents shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(p) Reserved.

(q) Secretary’s Certificates, Authorizing Resolutions and Good Standings of Loan Parties. Agents shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Loan Party in form and substance reasonably satisfactory to Agents dated as of the Closing Date which shall certify (i) copies of resolutions of the board of directors (or other equivalent governing body, member or partner) of such Loan Party authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Loan Party is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances, Swing Loans, and Term Loans and requesting of Letters of Credit on a joint and several basis with all Loan Parties as provided for herein), and (y) the granting by such Loan Party of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Loan

Party’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(r) Legal Opinions. Agents shall have received the executed legal opinion of Cleary Gottlieb Steen & Hamilton LLP and Young Conaway Stargatt & Taylor, LLP, each, in form and substance reasonably satisfactory to Agents which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as any Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agents and Lenders;

(s) No Litigation. Except as disclosed in the Disclosure Statement, Plan of Reorganization, or Confirmation Order, no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents, the Subordinated Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of any Agent, is deemed material or (B) which could, in the reasonable opinion of any Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(t) Collateral Examination. Agents shall have completed Collateral examinations and received appraisals, the results of which shall be reasonably satisfactory in form and substance to Agents, of the Receivables, Inventory, General Intangibles, Real Property set forth on Schedule A, Leasehold Interest and equipment of each Loan Party and all books and records in connection therewith;

(u) Fees. Agents shall have received all fees payable to Agents and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof and the Fee Letter;

(v) Pro Forma Financial Statements. Agents shall have received (i) a copy of the Pro Forma Financial Statements, (ii) annual financial statements of the Loan Parties for the period ending December 31, 2012, together with interim statements for the period for the period ending September 30, 2013, (iii) monthly projections for the Loan Parties for the first twelve (12) months following the Closing Date, and (iv) annual projections of the Loan Parties for the fiscal years ending for the fiscal years 2014, 2015 and 2016, each of the foregoing, the capital structure of the Loan Parties as of the Closing Date, including confirmed equity amount equal to Sponsor’s current investment level (consistent with the presentation by Holdco to the Agents) and the evidence of Borrowers’ ability to repay the Advances, shall be satisfactory in all respects to Agents;

(w) Insurance. Agents shall have received in form and substance satisfactory to Agents, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii)

insurance certificates issued by Borrowers’ insurance broker containing such information regarding Borrowers’ casualty and liability insurance policies as Agents shall request and naming Agents as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Borrowers’ insurer naming Agents as lenders loss payee and mortgagee, as applicable;

(x) Flood Insurance. Subject to Section 6.17, evidence that adequate flood insurance in an amount equal to lesser of the value of the Real Property listed on Schedule A to be insured or the maximum amount available under the Federal flood insurance program, and as otherwise required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to Agents and their counsels naming Agents as additional insured, mortgagee and lender loss payee, as applicable, and evidence that Borrowers have taken all actions required under the Flood Laws and/or requested by any Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agents with the address and/or GPS coordinates of each structure on any such Real Property that will be subject to a Mortgage in favor of Agents, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

(y) Payment Instructions. Agents shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(z) Consents. Agents shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agents shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agents and their counsels shall deem necessary;

(aa) No Adverse Material Change. (i) Except as disclosed in the Disclosure Statement, Plan of Reorganization, or Confirmation Order, since December 31, 2012, there shall not have occurred any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agents or Lenders, including, management prepared financial statements for the period ended on or about September 30, 2013 and disclosures/information provided within the Plan of Reorganization documents that are on file with the United States Bankruptcy Court, shall have been proven to be inaccurate or misleading in any material respect (taken as a whole);

(bb) Contract Review. Agents shall have received and reviewed all Material Contracts of Borrowers including leases, union contracts, labor contracts, vendor supply contracts, License Agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to each Agent;

(cc) Compliance with Laws. Each Agent shall be reasonably satisfied that each Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;

(dd) Quality of Earnings Report. Each Agent shall have received a quality of earnings report, background reports of the Loan Parties and certain key individuals associated with the Loan Parties, and any other third party diligence prepared for the Borrowers, which shall be satisfactory in form and substance to each Agent, such scope of report and information to include a review of Borrowers’ business plan and management’s ability to execute said plan, verification of any EBITDA addbacks and adjustments as presented by Borrowers during the due diligence process, and any other additional procedures as may be required to verify the financial results of the Borrowers for the fiscal year 2012 and for the trailing twelve-month period ending August 31, 2013; and

(ee) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agents and their counsels.

8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Administrative Agent, in its sole discretion, may continue to make applicable Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c) Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

(d) No Material Adverse Effect. Except as disclosed in the Disclosure Statement, Plan of Reorganization, or Confirmation Order, no event or development has occurred, or failed to occur, which would reasonably be expected to have a Material Adverse Effect.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX. INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1. Disclosure of Material Matters. Promptly upon learning thereof, report to Agents all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, except, in each case, where such matters or return would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect.

9.2. Schedules. Deliver to Agents (i) on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance satisfactory to Agents (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agents or restrictive of any Agent’s rights under this Agreement), and (ii) on or before Tuesday of each week, a weekly reporting of the cash collections for the prior week. In addition, each Borrower will deliver to Agents at such reasonable intervals as Agents may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agents may require including trial balances and test verifications. Agents shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to Agents and executed by each Borrower and delivered to Agents from time to time solely for Agents’ convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agents shall not affect, terminate, modify or otherwise limit Administrative Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agents, the items to be provided under this Section 9.2 shall be delivered to Agents by the specific method of Approved Electronic Communication designated by Agents.

9.3. Environmental Reports.

(a) Furnish Agents, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the Chief Executive Officer or President of Borrowing Agent stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

(b) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest therein or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agents detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow any Agent to protect Administrative Agent’s security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon any Agent or any Lender with respect thereto.

(c) Borrowing Agent shall promptly forward to Agents copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Governmental Body regarding such claims to Agents until the claim is settled. Borrowing Agent shall promptly forward to Agents copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at the Real Property, operations or business that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agents to protect Administrative Agent’s security interest in and Lien on the Collateral.

9.4. Litigation. Promptly notify Agents in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects a material portion of the Collateral or which would reasonably be expected to have a Material Adverse Effect.

9.5. Material Occurrences. Promptly notify Agents in writing upon the occurrence and continuation of: (a) any Event of Default or Default; (b) any event of default under the Subordinated Loan Documents; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Subordinated Loan Documents; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agents fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any failure to meet minimum funding standards which is not corrected as provided in Section 4971 of the Code and could subject any Loan Party or any member of the Controlled Group to a material tax imposed by Section 4971 of the Code; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Loan Party, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

9.6. Reserved.

9.7. Annual Financial Statements. Furnish Agents and Lenders within ninety (90) days after the end of each fiscal year of the Loan Parties, financial statements of the Loan Parties on a consolidating and consolidated basis including, but not limited to, (i) statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, (ii) a comparison to the respective financial statements for the corresponding date and period in the previous fiscal year and (iii) a supplemental schedule, in form and substance reasonably satisfactory to the Agents, setting forth the types and amounts of expenses incurred by New Media Investment Group Inc. on behalf of the Loan Parties during such fiscal year for which it has received reimbursement during such fiscal year period (it being understood that to the extent permitted by GAAP, the reimbursement of expenses of New Media Investment Group Inc. shall be reflected in the financial statements of the Loan Parties as a direct expense of a similar type as if such expense had been incurred directly by the Loan Parties), all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification (other than solely with respect to, or solely resulting from, the fact that the scheduled maturity date of any Loan or commitment hereunder (for the avoidance of doubt, without giving effect to any circumstances that have caused such scheduled maturity date to be accelerated to an earlier date) is less than one year after the date of such opinion) by Ernst & Young LLP or any other independent certified public accounting firm selected by Loan Parties and satisfactory to Agents (the “Accountants”). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.10 hereof. In addition, the reports shall be accompanied by a Compliance Certificate.

9.8. Quarterly Financial Statements. Furnish Agents and Lenders within forty-five (45) days after the end of each fiscal quarter, (i) an unaudited balance sheet of the Loan Parties on a consolidated and consolidating basis, (ii) unaudited statements of income and stockholders’ equity and cash flow of the Loan Parties on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Loan Parties’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, (iii) a comparison of such financials against the projections delivered pursuant to Section 9.12 for the corresponding date and (iv) a supplemental schedule, in form and substance reasonably satisfactory to the Agents, setting forth the types and amounts of expenses incurred by New Media Investment Group Inc. on behalf of the Loan Parties during such fiscal quarter for which it has received reimbursement during such fiscal quarter period (it being understood that to the extent permitted by GAAP, the reimbursement of expenses of New Media Investment Group Inc. shall be reflected in the financial statements of the Loan Parties as a direct expense of a similar type as if such expense had been incurred directly by the Loan Parties). The reports shall be accompanied by a Compliance Certificate and unaudited statements of income for each division/market group (including Propel Marketing) of the Loan Parties, reflecting the results of operations from the beginning of the fiscal year to the end of such quarter, and for such quarter ended, and setting forth in comparative form the respective statements of income for the corresponding date and period in the previous fiscal year.

9.9. Monthly Financial Statements. Furnish Agents and Lenders within thirty (30) days after the end of each month (other than for the months of March, June, September and December which shall be delivered in accordance with Sections 9.7 and 9.8 as applicable), (i) an unaudited balance sheet of the Loan Parties on a consolidated and consolidating basis, (ii) unaudited statements of income of the Loan Parties on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, (iii) a comparison of such financials against the projections delivered pursuant to Section 9.12 for the corresponding date and (iv) a supplemental schedule, in form and substance reasonably satisfactory to the Agents, setting forth the types and amounts of expenses incurred by New Media Investment Group Inc. on behalf of the Loan Parties during such month for which it has received reimbursement during such month period (it being understood that to the extent permitted by GAAP, the reimbursement of expenses of New Media Investment Group Inc. shall be reflected in the financial statements of the Loan Parties as a direct expense of a similar type as if such expense had been incurred directly by the Loan Parties). The reports shall be accompanied by a Compliance Certificate.

9.10. Other Reports. Furnish Agents as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders or members, as the case may be, and (ii) copies of all notices, reports, financial statements and other materials sent pursuant to the Subordinated Loan Documents.

9.11. Additional Information. Furnish Agents with such additional information as any Agent shall reasonably request in order to enable such Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without the necessity of any request by any Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party’s opening of any new office or place of business or any Loan Party’s closing of any existing office or place of business, and (c) promptly upon any Loan Party’s learning thereof, notice of any material labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

9.12. Projected Operating Budget. Furnish Agents and Lenders, no later than thirty (30) days after the beginning of each Loan Party’s fiscal years commencing with fiscal year 2014, a month by month projected income statement, statement of cash flow, balance sheet and Formula Amount availability of the Loan Parties on a consolidated and consolidating basis for such fiscal year, such projections to be accompanied by a certificate signed by the Chief Executive Officer or Chief Financial Officer of each Loan Party to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared; it being understood that actual results may vary from such projections and that such variations may be material.

9.13. Variances From Operating Budget. Furnish Agents, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9, a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14. Notice of Suits, Adverse Events. Furnish Agents with prompt written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

9.15. ERISA Notices and Requests. Furnish Agents with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction that may result in material liability (as defined in Section 406 of ERISA or 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Pension Benefit Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan or the establishment of any new material Plan or the commencement of material contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal

Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required material payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

9.16. Additional Documents. Execute and deliver to Agents, upon reasonable request, such documents and agreements as Agents may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17. Updates to Certain Schedules. Deliver to Agents promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules 4.4 (Locations of equipment and Inventory), 5.2(a) (States of Qualification and Good Standing), 5.2(b) (Subsidiaries), 5.6 (Prior Names), 5.7 (Environmental), 5.8(d) (Plans), 5.9 (Intellectual Property), 5.10 (Licenses and Permits), 5.14 (Labor Disputes), 5.17 (Disclosure), 5.24 (Equity Interests), 5.25 (Commercial Tort Claims), 5.26 (Letter-of-Credit Rights) and 5.27 (Material Contracts); provided, that absent the occurrence and continuance of any Event of Default, Loan Party shall only be required to provide such updates on an quarterly basis at the time of delivery of a Compliance Certificate with respect to the applicable month. Any such updated Schedules delivered by Loan Parties to Agents in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agents and attached to and made part of this Agreement.

X. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1. Nonpayment. Failure by any Loan Party to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section 2.9), or (b) any other fee, charge, amount or liability (including without limitation any violation of outstanding Revolving Advances exceeding the Formula Amount, subject to Section 17.2(e) hereof) provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment;

10.2. Breach of Representation. Any representation or warranty made or deemed made by any Loan Party in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3. Financial Information. Failure by any Loan Party to (i) furnish financial information when due or when requested (or within ten (10) days if no grace period is specified), or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;

10.4. Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of the Collateral;

10.5. Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3, 10.5(ii), 10.5(iii) and 10.5(iv), (i) failure or neglect of any Loan Party or any Person to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Loan Party or such Person, and any Agent or any Lender, and such failure continues for a period of thirty (30) days, (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.5, 4.7, 6.1, 6.3, 6.11, 6.13, 9.4 or 9.6 hereof which is not cured within ten (10) days from the occurrence of such failure or neglect, (iii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.1, 4.2, 4.4, 4.8 (other than 4.8(b)), 4.12, 6.5 and 6.8(e), Article VII of this Agreement, or (iv) the failure of the Loan Parties to perform the actions set forth in clauses (I), (II) or (III) of Section 6.17(c);

10.6. Judgments. Any judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Loan Party for an aggregate amount in excess of $3,000,000 (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award unless such enforcement proceedings are being contested in good faith and stayed, unless cash otherwise payable as a Permitted Dividend or a capital contribution has been used to settle such judgment within 10 days of the occurrence of such event;

10.7. Bankruptcy. Except in connection with the Bankruptcy Cases, any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit by any officer in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of all or a substantial part of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any corporate action for the purpose of effecting any of the foregoing;

10.8. Reserved.

10.9. Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory);

10.10. Subordinated Loan Default. An event of default has occurred under the Subordinated Loan Documents, which default shall not have been cured or waived within any applicable grace period, or if any Loan Party party to a Subordination Agreement breaches or violates, or attempts to terminate or challenge the validity of, such agreement;

10.11. Cross Default. Either (x) any specified “event of default” under any Indebtedness (other than the Obligations) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $3,000,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect, unless in each case, cash otherwise payable as a Permitted Dividend or a capital contribution has been used to cure such default or “event of default” within ten (10) days of the occurrence of such event;

10.12. Breach of Guaranty or Pledge Agreement. Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agents in connection with the Obligations of any Borrower, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

10.13. Change of Control. Any Change of Control shall occur;

10.14. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agents or any Lender or any Borrower challenges the validity of or its liability under this Agreement or any Other Document;

10.15. Seizures. Any (a) portion of the Collateral (excluding books and records of any Borrower) or any Blocked Account with a value in excess of $1,000,000 (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) shall be seized, subject to garnishment or taken by a Governmental Body, or (b) the title and rights of any Loan Party which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of any Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents, unless in each case, cash otherwise payable as a Permitted Dividend or a capital contribution has been used to resolve such issue or replace such portion of the Collateral within 10 days of the occurrence of such event;

10.16. Reserved.

10.17. Pension Plans. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the reasonable judgment of any Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of any Agent, would have a Material Adverse Effect; or the occurrence of any Termination Event, or any Loan Party’s failure to immediately report a Termination Event in accordance with Section 9.15 hereof which, in each case, in the reasonable judgment of any Agent, would have a Material Adverse Effect;

10.18. Anti-Money Laundering/International Trade Law Compliance. Any representation or warranty contained in Section 17.18 is or becomes false or misleading at any time;

10.19. Plan of Reorganization and Confirmation Order. Either the Plan of Reorganization or Confirmation Order has been withdrawn, rescinded, vacated, reversed, stayed, revoked, modified, or amended, without the written consent of each Agent; or

10.20. Management Agreement. Any amendment, modification or waiver of any provision in the Management Agreement without the written consent of each Agent.

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1. Rights and Remedies.

(a) Upon the occurrence and continuation of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter (and such Events of Default not having previously been cured in accordance with the terms hereof), at the option of any Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agents or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Sections 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence and continuation of any Event of Default, Administrative Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Administrative Agent may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Administrative Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Administrative Agent may deem advisable and Administrative Agent may require Loan Parties to make the Collateral available to Administrative Agent at a convenient place. With or without having the Collateral at the time or place of sale, Administrative Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Administrative Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Administrative Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale any Agent or any Lender may bid (including credit bid) for and become the purchaser, and any Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Administrative Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Administrative Agent is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Loan Parties shall remain liable to Agents and Lenders therefor. All rights of Administrative Agent under this Section 11.1(a) are subject to the Agreement Amongst Lenders.

(b) To the extent that Applicable Law imposes duties on Administrative Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Administrative Agent: (i) to fail to incur expenses reasonably deemed significant by Administrative Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to Administrative Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Administrative Agent would not be commercially unreasonable in Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Administrative Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2. Administrative Agent’s Discretion. Administrative Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Administrative Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Administrative Agent’s or Lenders’ rights hereunder as against Loan Parties or each other.

11.3. Setoff. Subject to Section 14.13, in addition to any other rights which any Agent or any Lender may have under Applicable Law, upon the occurrence and continuation of an Event of Default hereunder, each such Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by such Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to such Agent and such Lender with respect to any deposits held by such Agent or such Lender.

11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default and acceleration of the Obligations (but subject to Agreement Amongst Lenders), all amounts collected or received by any Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral may, at Administrative Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Administrative Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Administrative Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Administrative Agent;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees of one counsel, per each jurisdiction, for each of the Agents) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above and Term Loans);

SEVENTH, to the payment of the outstanding principal amount of the Revolving Advances and the payment or cash collateralization (in accordance with the provisions of Section 3.2(b)) of any outstanding Letters of Credit or Reimbursement Obligations;

EIGHTH, to all other Obligations arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above other than in respect of the payment of the Obligations consisting of accrued fees and interest and outstanding principal with respect to the Term Loans or otherwise provided for in this Agreement or the Other Documents;

NINTH, (i) to the payment of all reasonable out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Term Loan B Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents and (ii) to payment of any fees owed to Term Loan B Agent;

TENTH, to the payment of all of the Obligations consisting of accrued interest on account of the Term Loan A;

ELEVENTH, to the payment of the outstanding principal amount of the Term Loan A;

TWELFTH, to the payment of all of the Obligations consisting of accrued interest on account of the Term Loan B;

THIRTEENTH, to the payment of the outstanding principal amount of the Term Loan B; and

FOURTEENTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “THIRTEENTH”; and

FIFTEENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, “EIGHTH”, “TENTH”, “ELEVENTH”, “TWELFTH” and “THIRTEENETH” above; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Administrative Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SIXTH”, “SEVENTH,” “EIGHTH”, “NINTH”, “TENTH”, “ELEVENTH”, “TWELFTH” and “THIRTEENETH” above in the manner provided in this Section 11.5.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1. Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2. Delay. No delay or omission on any Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR

AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agents and each Lender, shall become effective on the date hereof and shall continue in full force and effect until November 26, 2018 (the “Term”) unless sooner terminated as herein provided. Loan Parties may terminate this Agreement at any time upon thirty (30) days prior written notice to Agents upon payment in full of the Obligations.

13.2. Termination. The termination of the Agreement shall not affect any Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agents and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agents and Lenders with an indemnification satisfactory to Agents and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agents shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

13.3. Release of Collateral.

Notwithstanding anything to the contrary contained herein or in any Other Documents, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by Borrowers having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by Other Documents (including, without limitation, (x) the release from the Collateral of any assets disposed to a Person other than a Loan Party in accordance with this Agreement and (y) the release from the Collateral of any assets of any Person that ceases to be a Guarantor in accordance with this Agreement) or that has been consented to.

At such time as (i) the payment in full of all Obligations (other than (x) contingent indemnification obligations and (y) the Hedge Liabilities and the Cash Management Liabilities as to which arrangements satisfactory to the Administrative Agent and the applicable counterparty shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit that are cash collateralized or back-stopped by a letter of credit in form and substance reasonably satisfactory to the Administrative Agent or a deemed reissuance under another facility as to which other arrangements satisfactory to the Administrative Agent and Issuer shall have been made), (ii) the termination of the Term Loan A Commitment, Term Loan B Commitment and the Revolving Commitment and (iii) all claims of the Loan Parties against any Agent or any Lender arising on or before the payment date shall have been released on terms reasonably acceptable to the Administrative Agent and the Term Loan B Agent, the Collateral shall be automatically released from the Liens created by this Agreement and Other Documents and all obligations (other than those expressly stated to survive such termination) of Administrative Agent and each Loan Party under the Agreement and Other Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. At such time, Administrative Agent shall take such actions as are reasonably necessary, at the cost of the Loan Parties, to effect each release described in this Section 13.3 in accordance with the relevant provisions of the Agreement and Other Documents.

XIV. REGARDING AGENTS.

14.1. Appointment. Each Lender hereby designates PNC to act as Administrative Agent for such Lender under this Agreement and the Other Documents. Subject to the Agreement Amongst Lenders, each Lender hereby irrevocably authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Administrative Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b), 3.3(a) and 3.4), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Administrative Agent may perform any of its duties hereunder by or through its agents (including Term Loan B Agent, which it hereby designates as its sub-agent with respect to each of the Mortgages for the Real Properties specified on Schedule B until such time as all of such Mortgages are collaterally assigned to Administrative Agent) or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Administrative Agent shall not be required to take any action which, in Administrative Agent’s discretion, exposes Administrative Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Administrative Agent is furnished with an indemnification reasonably satisfactory to Administrative Agent with respect thereto

Each Term Loan B Lender hereby designates Crystal to act as Term Loan B Agent for such Term Loan B Lender under this Agreement and the Other Documents. Each Term Loan B Lender hereby irrevocably authorizes Term Loan B Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Term Loan B Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Term Loan B Agent shall hold all payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Term Loan B Lenders. Term Loan B Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Term Loan B Notes) Term Loan B Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders holding Term Loan B Commitments, and such instructions shall be binding; provided, however, that Term Loan B Agent shall not be required to take any action which, in Term Loan B Agent’s discretion, exposes Term Loan B Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Term Loan B Agent is furnished with an indemnification reasonably satisfactory to Term Loan B Agent with respect thereto.

14.2. Nature of Duties. Neither Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Administrative Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agents any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3. Lack of Reliance on Agents. Independently and without reliance upon any Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Borrower, or the existence of any Event of Default or any Default.

14.4. Resignation of Agents; Successor Agents. Any Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided, that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of the applicable Agent, and shall in particular succeed to all of such Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Mortgages, Pledge Agreement and all account control agreements, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided, that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 17.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 17.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5. Certain Rights of Agents. If any Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Required Lenders; and no Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against any Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6. Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Each Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by such Agent with reasonable care.

14.7. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless such Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give notice thereof to Lenders. Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8. Indemnification. To the extent Agents are not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify each Agent in proportion to its respective portion of the outstanding Advances and its respective Commitment Percentages of the Obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.9. Agent in its Individual Capacity. With respect to the obligation of any Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender. Each Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10. Delivery of Documents. To the extent any Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Loan Party is not obligated to deliver to each Lender, Agents will promptly furnish such documents and information to Lenders.

14.11. Borrowers’ Undertaking to Agents. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with each Agent to pay to each Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agents or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12. No Reliance on Agents’ Customer Identification Programs. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agents to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13. Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agents, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agents, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agents, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agents or Required Lenders.

14.14. Agreement Amongst Lenders. The rights of the Agents and the Lenders hereunder and under the Other Documents are subject to the terms of the Agreement Amongst Lenders. In the event of any conflict between the Agreement Amongst Lenders and this Agreement or any Other Document, the terms of the Agreement Amongst Lenders shall control; provided however that nothing contained in the Agreement Amongst Lenders shall alter, modify or impair any obligations of the Loan Parties under this Agreement.

XV. BORROWING AGENCY.

15.1. Borrowing Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agents to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither any Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agents and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agents and each Lender and holds Agents and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against any Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by any Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by any Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by any Agent or any Lender to any Borrower, failure of any Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of any Agent or any Lender to pursue or preserve its rights against any Borrower, the release by any Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by any Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI. GUARANTY.

16.1. Each Guarantor hereby unconditionally and absolutely, as a surety, guarantees all Obligations of Borrowers. In connection with such guarantee, each Guarantor, as joint and several primary obligor of the Obligations directly incurred by Loan Parties, authorizes Administrative Agent, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor for the Obligations directly incurred by Loan Parties, from time to time to: (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations; grant other indulgences to Loan Parties in respect thereof; or modify in any manner any documents relating to the Obligations; (ii) declare all Obligations due and payable upon the occurrence and during the continuance of an Event of Default; (iii) take and hold security for the performance of the Obligations of Loan Parties and exchange, enforce, waive and release any such security; (iv) apply and reapply such security and direct the order or manner of sale thereof as Administrative Agent, in its sole discretion, may determine; (v) release, surrender or exchange any deposits or other property securing the Obligations or on which any Agent at any time may have a Lien; release, substitute or add any one or more endorsers or guarantors of the Obligations of Loan Parties; or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other Person who is now or may hereafter be liable on any Obligations or release, surrender or exchange any deposits or other property of any such Person; (vi) apply payments received by Agents from Loan Parties or any other source to any Obligations, in such order as Administrative Agent shall determine, in its sole discretion; and (vii) assign this Agreement in whole or in part.

16.2. Each Guarantor, as a primary, joint and several obligor with respect to the Obligations directly incurred by Loan Parties, waives: (i) any defense based upon any legal disability or other defense of Loan Parties, or by reason of the cessation or limitation of the liability of Loan Parties from any cause (other than full payment of all Obligations), including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury; (ii) any defense based upon any legal disability or other defense of any other guarantor or other Person; (iii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Loan Parties or any principal of Loan Parties or any defect in the formation of Loan Parties or any principal of Borrowers; (iv) any defense based upon the application by Loan Parties of the proceeds of the credit facilities or the Loans for purposes other than the purposes represented by Loan Parties to any Agent or intended or understood by any Agent or Loan Parties; (v) any defense based on the rights of any Loan Party, under statute or otherwise, to require any Agent to sue any other Loan Party or otherwise to exhaust its rights and remedies against any other Loan Party or any other Person or against any collateral before seeking to enforce its right to require such Loan Party to satisfy the Obligations of any other Loan Party; (vi) any defense based on any

Agent’s failure at any time to require strict performance by any Loan Party of any provision of this Agreement or the Other Documents (and each Guarantor agrees that no such failure shall waive, alter or diminish any right of any Agent thereafter to demand strict compliance and performance therewith and nothing contained herein shall prevent any Agent from foreclosing on any Lien, or exercising any rights available to any Agent or Lenders thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of such Guarantor); (vii) any defense arising from any act or omission of any Agent or any Lender which changes the scope of such Guarantor’s risks hereunder; (viii) any defense based upon any Agent’s or any Lender’s election of any remedy against such Loan Party or any other Loan Party or any of them; any defense based on the order in which any Agent or any Lender enforces its remedies; (ix) any defense based on (A) any Agent’s or any Lender’s surrender, release, exchange, substitution, dealing with or taking any additional collateral, (B) any Agent’s or any Lender’s abstaining from taking advantage of or realizing upon any Lien or other guaranty, and (C) any impairment of collateral securing the Obligations, including, without limitation, any Agent’s or any Lender’s failure to perfect or maintain a Lien in such collateral; (x) any defense based upon any Agent’s or any Lender’s failure to disclose to such Loan Party any information concerning any other Loan Party’s financial condition or any other circumstances bearing on any other Loan Party’s ability to pay the Obligations; (xi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (xii) any defense based upon any Agent’s or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Bankruptcy Code §1111(b)(2) or any successor statute; (xiii) any defense based upon any borrowing or any grant of a security interest under Bankruptcy Code §364; (xiv) any defense based on any Agent’s or any Lender’s failure to be diligent or to satisfy any other standard imposed on a secured party, in exercising rights with respect to collateral securing the Obligations; (xv) except as otherwise expressly set forth herein: notice of acceptance hereof; notice of the existence, creation or acquisition of any Obligation; notice of any Event of Default; notice of the amount of the Obligations outstanding from time to time; notice of any other fact which might increase such Loan Party’s risk; diligence; presentment; demand of payment; protest; filing of claims with a court in the event of any other Loan Party’s receivership or bankruptcy and all other notices and demands to which such Loan Party might otherwise be entitled (and agrees the same shall not have to be made on the other Loan Party as a condition precedent to such Loan Party’s obligations hereunder); (xvi) any defense based on errors and omissions by any Agent or any Lender in connection with its administration of the credit facilities or the Loans; (xvii) any defense based on application of fraudulent conveyance or transfer law or shareholder distribution law to any of the Obligations or the security therefor; (xviii) any defense based on any Agent’s or any Lender’s failure to seek relief from stay or adequate protection in any other Loan Party’s bankruptcy proceeding or any other act or omission by any Agent or any Lender which impairs such Loan Party’s prospective subrogation rights; (xix) any defense based on legal prohibition of any Agent’s or any Lender’s acceleration of the maturity of the Obligations during the occurrence and continuation of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of any Agent or any Lender with respect to the Obligations and the security therefor; (xx) any defense available to a surety under Applicable Law; and (xxi) the benefit of any statute of limitations affecting the liability of such Loan Party hereunder or the enforcement hereof.

16.3. Each Guarantor authorizes each Agent and each Lender to exercise, in its sole discretion, any right, remedy or combination thereof which may then be available to Agents and Lenders, since it is each Guarantor’s intent that the Obligations be absolute, independent and unconditional obligations of such Loan Party under all circumstances. Notwithstanding any foreclosure of any Lien with respect to any or all of any property securing the Obligations, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, each Guarantor shall remain bound under its guaranty of the Obligations directly incurred by any other Loan Party.

16.4. This Agreement is a primary and original obligation of each of the Loan Parties and each of the Loan Parties shall be liable for all existing and future Obligations of any other Loan Party as fully as if such Obligations were directly incurred by such Loan Party.

XVII. MISCELLANEOUS.

17.1. Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 17.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agents’ option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Borrower’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agents or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against any Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

17.2. Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, each Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof (except with respect to any other written agreements among the Lenders). Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, each Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents, as applicable, and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Required Lenders, Agents with the consent in writing of Required Lenders, and Loan Parties may, subject to the provisions of this Section 17.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agents or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i) increase the Revolving Commitment Percentage, Term Loan A Commitment Percentage or Term Loan B Commitment Percentage, as applicable, or the maximum dollar amount of the Revolving Commitment Amount, Term Loan A Commitment Amount or Term Loan B Commitment Amount, as applicable, of any Lender without the consent of such Lender directly affected thereby;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Administrative Agent or Term Loan B Agent, as specified in the foregoing sections));

(iii) increase the Maximum Revolving Advance Amount without the consent of all Lenders holding a Revolving Commitment;

(iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 17.2(b) without the consent of all Lenders;

(v) alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(vi) release any Collateral (other than in accordance with the provisions of this Agreement, including Section 2.20) having the aggregate value in excess of $3,000,000, without the consent of all Lenders;

(vii) change the rights and duties of Agents without the consent of all Lenders;

(viii) subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount, without the consent of all Lenders;

(ix) increase the Advance Rate above the Advance Rate in effect on the Closing Date, without the consent of all Lenders; or

(x) release any Guarantor or Borrower without the consent of all Lenders.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agents and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agents and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) In the event that Agents request the consent of a Lender pursuant to this Section 17.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by PNC (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Loan Parties. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agents.

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Administrative Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time, together with the outstanding Protective Advances, to exceed the Formula Amount by up to twelve and a half percent (12.5%) of the Formula Amount for up to sixty (60) consecutive Business Days but not to exceed 90 days in any fiscal year (the “Out-of-Formula Loans”). If Administrative Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Administrative Agent does permit Out-of-Formula Loans, neither Administrative Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Administrative Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Administrative Agent involuntarily permits the outstanding Revolving Advances, together with the outstanding Protective Advances, to exceed the Formula Amount by more than twelve and a half percent (12.5%), Administrative Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Administrative Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 17.2(e), Administrative Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Administrative Agent shall be deemed to be Revolving Advances made by and owing to Administrative Agent, and Administrative Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(f) In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 17.2, Administrative Agent is hereby authorized by Borrowers and Lenders, at any time in Administrative Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances (“Protective Advances”) to Borrowers on behalf of Lenders which Administrative Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”); provided, that the Protective Advances, together with the outstanding Out-of-Formula Loans, made hereunder shall not exceed twelve and a half percent (12.5%) of the Formula Amount in the aggregate and provided further that at any time after giving effect to any such Protective Advances, the outstanding Revolving Advances, Swing Loans and the Maximum Undrawn Amount of all outstanding Letters of Credit do not exceed the Maximum Revolving Advance Amount. Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Administrative Agent therefor upon demand of Administrative Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 17.2(f), any such Protective Advances funded by Administrative Agent shall be deemed to be Revolving Advances made by and owing to Administrative Agent, and Administrative Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

17.3. Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agents, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Agent and each Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Loan Parties shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Borrowers’ prior written consent, and (ii) in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9 and 3.10 (subject to the requirements and limitations therein, including the requirements under Section 3.10(e) (it being understood that the documentation required under Section 3.10(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section, but subject to the limitations set forth in this Section 17.3(b). Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any Other Document (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement or any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender, with the consent of Administrative Agent (or Term Loan B Agent in the case of a Term Loan B Lender) and so long as no Event of Default has occurred and is continuing and such transferee is not a Lending Affiliate of such Lender, Borrowing Agent (which consent shall not be unreasonably withheld or delayed, and which consent shall be deemed to have been given unless it shall object thereto by written notice to the Agents within seven (7) Business Days after having received prior written notice thereof), may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than the lesser of (x) $10,000,000 and (y) the entire amount of Revolving Advances and Term Loans held by the transferor Lender along with all of its Commitment Percentages and rights and obligations related thereto, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Administrative Agent (or Term Loan B Agent in the case of a Term Loan B Lender) and delivered to Administrative Agent (or Term Loan B Agent in the case of a Term Loan B Lender) for recording; provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to each of the Revolving Advances and/or Term Loans under this Agreement in which such Lender has an interest; provided, further, that, with respect to any sale, assignment or transfer pursuant to this Section 17.3(c) that does not require consent by Borrowers, no Purchasing Lender shall be entitled to receive any greater payment under Section 3.10 hereof than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage, Term Loan A Commitment Percentage and/or Term Loan B Commitment Percentage, as applicable, as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages, Term Loan A Commitment Percentages and/or Term Loan B Commitment Percentages, as applicable, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages, Term Loan A Commitment Percentages and/or Term Loan B Commitment Percentages, as applicable, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding anything to the contrary in the foregoing, no Purchasing Lender may be a Loan Party, Sponsor, Fortress Investment Group LLC or any Affiliate of any of the foregoing.

(d) Any Lender, with the consent of Administrative Agent (or Term Loan B Agent in the case of a Term Loan B Lender) and so long as no Event of Default has occurred and is continuing and such transferee is not a Lending Affiliate of such Lender, Borrowing Agent (which consent shall not be unreasonably withheld or delayed, and which consent shall be deemed to have been given unless it shall object thereto by written notice to the Agents within seven (7) Business Days after having received prior written notice thereof)), may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Administrative Agent (or Term Loan B Agent in the case of a Term Loan B Lender) as appropriate and delivered to Administrative Agent (or Term Loan B Agent in the case of a Term Loan B Lender) for recording; provided, further, that, with respect to any sale, assignment or transfer pursuant to this Section 17.3(d) that does not require consent by Borrowers, no Purchasing CLO shall be entitled to receive any greater payment under Section 3.10 hereof than the transferor Lender would have been entitled to receive with respect to the rights transferred unless such transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding anything to the contrary in the foregoing, no Purchasing CLO may be a Loan Party, Sponsor, Fortress Investment Group LLC or any Affiliate of any of the foregoing.

(e) Administrative Agent shall maintain at its address in the United States a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, each Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee, subject to Section 17.15 of this Agreement, any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party.

(g) Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

17.4. Application of Payments. Each Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or any Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by such Agent or such Lender.

17.5. Indemnity. Each Loan Party shall, on a joint and several basis, defend, protect, indemnify, pay and save harmless each Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented fees and disbursements of counsel) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Borrower’s or any Guarantor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this

Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of each Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not any Agent or any Lender is a party thereto. Without limiting the generality of any of the foregoing, each Borrower shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of any Agent or any Lender. Borrowers’ obligations under this Section 17.5 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Loan Party’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of any Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by such Agent, Lenders or Loan Parties on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Loan Parties will pay (or will promptly reimburse such Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith. Notwithstanding the foregoing, the Borrowers shall have no obligation to any Indemnified Party under this Section 17.5 with respect to any liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Party or its officers, directors, employees, attorneys, or agents.

17.6. Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to any Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 17.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 17.6) in accordance with this Section 17.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 17.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 17.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 17.6; and

(g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to each Agent, and each Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Administrative Agent or PNC at:

PNC Bank, National Association

200 South Wacker Drive, Suite 600

Mail Code: XX-PCHI-06-1

Chicago, Illinois 60606

Attention:       George Couladis

Telephone:     (312) 454-2930

Email:             george.couladis@pnc.com

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, Pennsylvania 15219

Attention:       Lisa Pierce

Telephone:     (412) 762-6442

Facsimile:      (412) 762-8672

with an additional copy to:

Blank Rome LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-0208

Attention:       Lawrence F. Flick II

Telephone:     (212) 885-5556

Facsimile:      (215) 832-5556

(B)	If to Term Loan B Agent at:

Crystal Financial LLC

Two International Place, 17th Floor

Boston, Massachusetts 02110

Attention:       Michael Pizette

Telephone:     (617) 428-8707

Facsimile:       (617) 428-8701

with a copy to:

Proskauer Rose LLP

One International Place

Boston, Massachusetts 02110

Attention:       Stephen A. Boyko

Telephone:     (617) 526-9770

Facsimile:      (617) 526-0900

(C)	If to a Lender other than Administrative Agent or Term Loan B Agent, as specified on the signature pages hereof

(D)	If to Borrowing Agent or any Borrower:

c/o GateHouse Media, Inc.

350 Willowbrook Office Park

Fairport, New York 14450

Attention:       Chief Executive Officer

Telephone:     (585) 598-0029

Facsimile:      (585) 248-2631

with a copy to:

c/o GateHouse Media, Inc.

350 Willowbrook Office Park

Fairport, New York 14450

Attention:       General Counsel

Telephone:     (585) 598-0032

Facsimile:      (585) 248-9562

17.7. Survival. The obligations of Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 17.5 and 17.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

17.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

17.9. Expenses. Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by any Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for such Agent), and shall pay all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of any Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by any Agent, any Lender or Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for any Agent, any Lender or Issuer), and shall pay all reasonable and documented fees and time charges for attorneys who may be employees of any Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of any Agent’s regular employees and agents engaged periodically to perform audits of the any Loan Party’s books, records and business properties.

17.10. Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, each Agent, if such Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

17.11. Consequential Damages. No Agent or any Lender, or any agent or attorney for any of them, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

17.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

17.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

17.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

17.15. Confidentiality; Sharing Information. Each Agent, each Lender and each Transferee shall hold all non-public information obtained by such Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with such Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature and such non-public information shall not be disclosed by such Agent, such Lender or such Transferee to Persons who are not parties to this Agreement; provided, however, each Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors (so long as the Persons to whom such disclosure is made are informed of the confidential nature of such information and have agreed or are otherwise obligated to keep such information confidential), (b) to any Agent, any Lender or to any prospective Transferees, or to funding and financing sources of any Lender and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, each Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process, (ii) any disclosure under subclauses (A) and (B) shall be limited to the portion of information as may be required by such Governmental Body pursuant to such legal process and

(iii) in no event shall any Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of any Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 17.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agents in favor of any Loan Party or any of any Loan Party’s affiliates, the provisions of this Agreement shall supersede such agreements.

17.16. Publicity. Each Loan Party and each Lender hereby authorizes each Agent to make appropriate announcements of the financial arrangement entered into among Loan Party, Agents and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as any Agent shall in its sole and absolute discretion deem appropriate.

17.17. Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agents the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and each Loan Party shall provide to Lender, such Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

17.18. Anti-Terrorism Laws.

(a) Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b) Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify the Agents in writing upon the occurrence of a Reportable Compliance Event.

Each of the parties has signed this Agreement as of the day and year first above written.

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., as Borrower

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik Title: Chief Financial Officer

Subsidiary Borrowers:

COPLEY OHIO NEWSPAPERS, INC.

ENHE ACQUISITION, LLC

ENTERPRISE NEWSMEDIA HOLDING, LLC

ENTERPRISE NEWSMEDIA, LLC

ENTERPRISE PUBLISHING COMPANY, LLC

GATEHOUSE MEDIA ARKANSAS HOLDINGS,
INC.

GATEHOUSE MEDIA CALIFORNIA HOLDINGS,
INC.

GATEHOUSE MEDIA COLORADO HOLDINGS,
INC.

GATEHOUSE MEDIA CONNECTICUT HOLDINGS,
INC.

GATEHOUSE MEDIA CORNING HOLDINGS,
INC.

GATEHOUSE MEDIA DELAWARE HOLDINGS,
INC.

GATEHOUSE MEDIA DIRECTORIES
HOLDINGS, INC.

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik Title: Chief Financial Officer

[SIGNATURE PAGE TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA FLORIDA HOLDINGS,
INC.

GATEHOUSE MEDIA FREEPORT HOLDINGS,
INC.

GATEHOUSE MEDIA HOLDCO, INC.

GATEHOUSE MEDIA ILLINOIS HOLDINGS II,
INC.

GATEHOUSE MEDIA ILLINOIS HOLDINGS,
INC.

GATEHOUSE MEDIA IOWA HOLDINGS, INC.

GATEHOUSE MEDIA KANSAS HOLDINGS II,
INC.

GATEHOUSE MEDIA KANSAS HOLDINGS, INC.

GATEHOUSE MEDIA LANSING PRINTING, INC.

GATEHOUSE MEDIA LOUISIANA HOLDINGS,
INC.

GATEHOUSE MEDIA MANAGEMENT
SERVICES, INC.

GATEHOUSE MEDIA MASSACHUSETTS I, INC.

GATEHOUSE MEDIA MASSACHUSETTS II, INC.

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.

GATEHOUSE MEDIA MICHIGAN HOLDINGS,
INC.

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.

GATEHOUSE MEDIA MISSOURI HOLDINGS,
INC.

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.

GATEHOUSE MEDIA NEBRASKA HOLDINGS,
INC.

GATEHOUSE MEDIA NEVADA HOLDINGS, INC.

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik Title: Chief Financial Officer

[SIGNATURE PAGE TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA NEW YORK HOLDINGS,
INC.

GATEHOUSE MEDIA NORTH DAKOTA
HOLDINGS, INC.

GATEHOUSE MEDIA OHIO HOLDINGS, INC.

GATEHOUSE MEDIA OKLAHOMA HOLDINGS,
INC.

GATEHOUSE MEDIA OPERATING, INC.

GATEHOUSE MEDIA PENNSYLVANIA
HOLDINGS, INC.

GATEHOUSE MEDIA SUBURBAN
NEWSPAPERS, INC.

GATEHOUSE MEDIA TENNESSEE HOLDINGS,
INC.

GATEHOUSE MEDIA VENTURES, INC.

GEORGE W. PRESCOTT PUBLISHING
COMPANY, LLC

MINERAL DAILY NEWS TRIBUNE, INC.

NEWS LEADER, INC.

SUREWEST DIRECTORIES

TERRY NEWSPAPERS, INC.

THE PEORIA JOURNAL STAR, INC.

LIBERTY SMC, L.L.C.

LOW REALTY, LLC

LRT FOUR HUNDRED, LLC

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik Title: Chief Financial Officer

[SIGNATURE PAGE TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

GATEHOUSE MEDIA, INC., as Guarantor

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik Title: Chief Financial Officer

[SIGNATURE PAGE TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Revolving Lender, a Term Loan A Lender and as Administrative Agent

By:	/s/ George S. Couladis
Name: Title:	George S. Couladis Vice President

200 South Wacker Drive, Suite 600

Mail Code: XX-PCHI-06-1

Chicago, Illinois 60606

Revolving Commitment Percentage: 100%

Revolving Commitment Amount $40,000,000

Term Loan A Commitment Percentage: 100%

Term Loan A Commitment Amount

$25,000,000

[SIGNATURE PAGE TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

CRYSTAL FINANCIAL LLC, as Term B Loan Agent

By:	/s/ Michael L. Pizette
Name: Title:	Michael L. Pizette Chief Credit Officer

CRYSTAL FINANCIAL SPV LLC, as a Term Loan B Lender

By:	/s/ Michael L. Pizette
Name: Title:	Michael L. Pizette Chief Credit Officer

Two International Place, 17th Floor Boston, Massachusetts 02110 Term Loan B Commitment Percentage: 100% Term Loan B Commitment Amount $50,000,000

[SIGNATURE PAGE TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

(To be provided by Administrative Agent to Borrowers)

EXHIBIT 1.2(a) COMPLIANCE

CERTIFICATE (Attached)

EXHIBIT 1.2(a)

FORM OF COMPLIANCE CERTIFICATE

PNC Bank, National Association

200 South Wacker Drive, Suite 600

Mail Code: XX-PCHI-06-1

Chicago, Illinois 60606

Attention: George Couladis

Each undersigned, not individually but in such undersigned’s capacity as the Chief Financial Officer or [Chief Executive Officer] [President], as applicable, of GateHouse Media Intermediate Holdco, Inc. (“GMIH”), as Borrowing Agent, delivers this certificate to PNC Bank, National Association (“Administrative Agent”), pursuant to Sections 9.7, 9.8, 9.9, 9.13 and 9.17, as applicable1, of that certain Revolving Credit, Term Loan and Security Agreement dated November     , 2013, among GMIH, the subsidiary borrowers party thereto (the “Subsidiary Borrowers”), GateHouse Media, Inc. (“Holdco”, and together with GMIH and the Subsidiary Borrowers, the “Loan Parties”), Administrative Agent, Term Loan B Agent, and certain financial institutions a party thereto as lenders from time to time (as may be supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”). Capitalized terms used in this certificate and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

SECTION I:

A.	Attached hereto as Schedule “A” are copies of the financial statements of the Loan Parties required to be delivered pursuant to Sections 9.7, 9.8 or 9.9 of the Loan Agreement, as applicable, for the fiscal period ending , 20 [2] (the “Financial Statements”).

B.	Based upon my review of the Financial Statements, I hereby certify that as of the date indicated in Paragraph A above:

(1)	The Loan Parties were in compliance with the requirements of Sections 7.4, 7.5, 7.6, 7.7, 7.8, and 7.10 of the Loan Agreement;

(2)	To be included for delivery of annual and quarterly financial statements only: The Fixed Charge Coverage Ratio was to 1.0, measured pursuant to Section 6.5(a) of the Loan Agreement.[3]

[1]	Yearly financials to be delivered within 90 days after the end of each fiscal year, quarterly financials within 45 days after the end of each fiscal quarter, and monthly financials 30 days after the end of each month (other than for March, June, September and December).
[2]	For financial statements delivered pursuant to Sections 9.7 and 9.8, such date shall be the end of the applicable fiscal quarter or year end, as applicable. For financial statements delivered pursuant to Section 9.9, such date shall be the end of the applicable month.
[3]	Minimum required: See covenant (6.5(a))

(3)	To be included for delivery of annual and quarterly financial statements only: The Maximum Leverage Ratio was to 1.0, measured pursuant to Section 6.5(b) of Loan Agreement.[4]

(4)	To be included for delivery of annual and quarterly financial statements only: The Loan Parties’ EBITDA was $ , measured on a rolling four-quarter basis pursuant to Section 6.5(c) of the Loan Agreement.[5]

Attached as Schedule “B” are the details underlying such financial covenant calculations.

C.	No Default exists on the date hereof, other than: [if none, so state];

D.	No Event of Default exists on the date hereof, other than: [if none, so state].

E.	Attached hereto as Schedule “C” is a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 9.12 of the Loan Agreement and a discussion and analysis by management with respect to such variances.

F.	To be included for delivery of annual and quarterly financial statements or as otherwise required to be delivered under Section 9.17 of the Loan Agreement: Attached hereto as Schedule “D” are updates (if any) to Schedules 4.4 (Locations of equipment and Inventory), 5.2(a) (States of Qualification and Good Standing), 5.2(b) (Subsidiaries), 5.6 (Prior Names), 5.7 (Environmental), 5.8 (Plans), 5.9 (Intellectual Property), 5.10 (Licenses and Permits), 5.14 (Labor Disputes), 5.17 (Disclosure), 5.24 (Equity Interests), 5.25 (Commercial Tort Claims), 5.26 (Letter-of-Credit Rights) and 5.27 (Material Contracts) of the Loan Agreement.

SECTION II:

To be included for delivery of annual and quarterly financial statements only: To the best of the [Chief Executive Officer’s] [President’s] knowledge, each of the Loan Parties is in compliance in all material respects with applicable Environmental Laws on the date hereof. [if not in compliance, set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance].

[4]	Minimum required: See covenant (6.5(b))
[5]	Minimum required: See covenant (6.5(c))

As to the statements and certifications set forth in Section I:

By:
Name:	[ ]
Title:	Chief Financial Officer of GateHouse Media Intermediate Holdco, Inc. as Borrowing Agent

As to the statements and certifications set forth in Section II:

By:
Name:	[ ]
Title:	[Chief Executive Officer][President] of GateHouse Media Intermediate Holdco, Inc. as Borrowing Agent

Schedule A

EXHIBIT 1.2(b)

SUBORDINATION AGREEMENT

(Attached)

Execution Version

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified, this “Agreement”) is dated as of November 26, 2013, and entered into by and among PNC BANK, NATIONAL ASSOCIATION (as administrative agent for the Lenders, “PNC”), CRYSTAL FINANCIAL LLC (as Term Loan B agent for the Term Loan B Lenders, “Crystal”, together with PNC, collectively, the “Senior Creditors” and each individually, a “Senior Creditor”), for and on behalf of the Senior Creditors and each other Senior Claimholder from time to time, and MUTUAL QUEST FUND (the “Subordinated Creditor”).

RECITALS

WHEREAS, the Senior Creditors have made, or in the future may make, credit accommodations available to the Borrowers pursuant to the terms and provisions of that certain Revolving Credit, Term Loan and Security Agreement dated as of November 26, 2013, by and among the Senior Creditors, GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a corporation organized under the laws of the State of Delaware (the “Company”) GATEHOUSE MEDIA HOLDCO, INC., a corporation organized under the laws of the State of Delaware (the “GMH”), GATEHOUSE MEDIA OPERATING, INC., a corporation organized under the laws of the State of Delaware (the “GMO”, together with the Company, GMH, each additional borrower set forth on Schedule I thereto, and each Person joined thereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), GATEHOUSE MEDIA, INC., a corporation organized under the laws of the State of Delaware (“Holdco” and each Person joined thereto as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions which are now or which hereafter become a party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”);

WHEREAS, the Subordinated Creditor has made, or in the future may make, credit accommodations available to the Borrowers pursuant to the terms and provisions of that certain Term Loan and Security Agreement dated as of November 26, 2013, by and among the Subordinated Creditor and the Obligors (as amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Credit Agreement”); and

WHEREAS, the obligations of the Obligors under the Senior Credit Agreement are secured on a senior priority basis by liens on all or substantially all of the assets of Obligors, pursuant to the terms of certain of the Senior Loan Documents;

WHEREAS, the obligations of the Obligors under the Subordinated Credit Agreement are secured on a junior priority basis by liens on all or substantially all of the assets of Obligors, pursuant to the terms of certain of the Subordinated Loan Documents;

WHEREAS, one of the conditions of the Senior Credit Agreement is that (1) the Senior Obligations be senior and prior in right of payment to the Subordinated Obligations as set forth in this Agreement, and (2) the priority of Senior Creditors’ security interests in and liens on the Collateral be senior and prior to the Subordinated Creditor’s security interests in and liens on the Collateral as set forth in this Agreement; and

WHEREAS, Subordinated Creditor and the other Subordinated Claimholders have agreed to (1) the subordination of the Subordinated Obligations to the Senior Obligations upon the terms and subject to the conditions set forth in this Agreement; and (2) the subordination of their Liens to the Liens of Senior Creditors upon the terms and subject to the conditions set forth in this Agreement.

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Each Senior Creditor and each of the Subordinated Claimholders hereby agree as follows:

1. Definitions.

(a) Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent Senior Creditor” means the Administrative Agent under the Senior Loan Documents.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bank Product Obligations” shall mean Cash Management Obligations and Hedging Obligations.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, any successor statute, or any analogous statute in any foreign jurisdiction.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, provincial or foreign law for the relief of debtors.

“Blockage Period” means a Covenant Blockage Period or a Payment Blockage Period.

“Borrowers” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Cash Collateral” has the meaning set forth in Section 5(b).

“Cash Management Obligations” means, with respect to any Person, the indebtedness, obligations and liabilities of such Person in connection with (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider).

“Collateral” means all assets and property (whether real, personal, or mixed) now owned or hereafter acquired by any Obligor in or upon which a Lien is granted under any of the Senior Loan Documents and any of the Subordinated Loan Documents and all products and Proceeds of any of the foregoing.

“Collection Action” means (a) any demand or request for any payment or Distribution, any commencement of (or participation with others in the commencement of) any litigation or other similar proceeding, or the commencement of any other remedy, in each case in an effort to collect the

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Subordinated Obligations, (b) any acceleration of any Subordinated Obligations, or (c) any commencement of, or joinder with any creditor in commencing, any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries.

“Conforming Amendment” means any amendment to a provision of any Subordinated Loan Document that is substantively identical to a corresponding amendment to a comparable provision of a comparable Senior Loan Document.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC), and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party, or any agent therefor.

“Covenant Blockage Period” means the period from and including the date of receipt by the Subordinated Creditor of a Covenant Default Notice until the first to occur of (a) the 180th day following the receipt by Subordinated Creditor of such Covenant Default Notice, (b) the date on which Senior Creditors expressly waived such Covenant Default Event in writing, or (c) the Discharge of the Senior Obligations.

“Covenant Default Event” has the meaning specified in Section 2(c).

“Covenant Default Notice” means a written notice from Senior Creditors to Subordinated Creditor of the existence of a Covenant Default Event and specifically designating such notice as a “Covenant Default Notice.”

“DIP Financing” has the meaning set forth in Section 5(b).

“Discharge of the Senior Obligations” means (a) the indefeasible payment in full in cash and performance in full of the Senior Obligations and (b) the termination or expiration of all commitments to extend credit that would constitute Senior Obligations, in each case, in accordance with the terms of the Senior Loan Documents.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), or other disposition of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Distribution” means any payment or distribution by any Person in respect of the Senior Obligations or the Subordinated Obligations, as the case may be, of assets of any kind or character (whether in cash, securities, assets, by set-off, recoupment, or otherwise and including by purchase redemption or other acquisition of such Senior Obligations or Subordinated Obligations.

“Dollars” or “$” means United States dollars.

“Equity Sponsor” means Newcastle Investment Corp. and any other equity fund controlled (in each case by way of ownership) by, or under common control with, Newcastle Investment Corp., or any of its Affiliates.

“Event of Default” means, as the context may require, an Event of Default or an “Event of Default” as defined in the Subordinated Credit Agreement.

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“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of all or any portion of the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor under the Senior Loan Documents or the Subordinated Loan Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Obligor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against all or any portion of the Collateral or Proceeds of all or any portion of the Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of all or any portion of the Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the exercise of any other enforcement right relating to all or any portion of the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, the Subordinated Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding (other than a request for adequate protection permitted by this Agreement), or otherwise, (e) the pursuit of Senior Default Dispositions, or (f) the setoff or recoupment against or foreclosure on all or any portion of the Collateral or the Proceeds of all or any portion of the Collateral.

“Guarantors” has the meaning set forth in the recitals to this Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge or encumbrance, or preference, priority or other security agreement or preferential arrangement held in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Obligors” means the Borrowers, the Guarantors, and each other Person that may from time to time execute and deliver a Senior Loan Document or a Subordinated Loan Document as a “debtor”, “borrower”, “guarantor”, “obligor”, “grantor”, or “pledgor” (or the equivalent thereof), and “Obligor” means any one of them.

“Payment Blockage Period” means, with respect to any Payment Default Event, the period from and including the date on which the Subordinated Creditor receive notice of a Payment Default Event until the first to occur of (a) the date on which Subordinated Creditor receive a written notice from Senior Creditors that the applicable Payment Default Event has been waived in accordance with the terms of the Senior Loan Documents or (b) the Discharge of the Senior Obligations in accordance with the terms of the Senior Loan Documents.

“Payment Default Event” has the meaning specified in Section 2(c).

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“Permitted Subordinated Debt Payments” means (a) regularly scheduled payments of cash interest on the Subordinated Obligations and (b) accrual, but not payment, of default rate interest in respect of the Subordinated Obligations; provided, however, that (i) such payments must be made in accordance with the terms of the Subordinated Loan Documents and (ii) such payments are not Proceeds of any Collateral arising from the Exercise of Secured Creditor Remedies by Subordinated Creditor or any other Subordinated Claimholder.

“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or Disposed of, whether voluntarily or involuntarily.

“Refinance” means, in respect of any indebtedness, to refinance, extend, exchange, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Senior Claimholders” means Required Lenders.

“Required Subordinated Claimholders” means “Required Lenders”, as defined in the Subordinated Credit Agreement in effect on the date hereof.

“Senior Creditor” has the meaning set forth in the preamble to this Agreement.

“Senior Claimholders” means, at any relevant time, individually and collectively, Senior Creditors, the Senior Lenders, or any other holders of the Senior Obligations at that time.

“Senior Collateral Documents” means the Senior Mortgages and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Senior Obligation or under which rights or remedies with respect to such Liens are governed, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

“Senior Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Senior Debt Cap” means, as of the any date of determination, the result of (a) $138,000,000, plus (b) all Bank Product Obligations, interest, fees, attorneys’ fees, costs, charges, expenses, indemnity obligations and all other amounts (exclusive of amounts constituting principal or contingent indemnification obligations for which no written claim has been made) owing, due or payable, or secured under the terms of the Senior Credit Agreement or any other Senior Loan Document, in each case, whether now existing or hereafter arising, under any Senior Loan Document, or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

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“Senior Default Disposition” means any private or public Disposition of all or any Collateral by one or more Obligors with the consent of Senior Creditor, on behalf of the requisite Senior Claimholders, after the occurrence and during the continuance of an Event of Default.

“Senior Default Notice” has the meaning set forth in Section 7(c) of this Agreement.

“Senior Lenders” means the Lenders as defined in the Senior Creditor Agreement.

“Senior Loan Documents” means the Senior Credit Agreement, the Senior Collateral Documents and each of the Other Documents (as defined in the Senior Credit Agreement), together with any agreement or other document executed or delivered in connection with any DIP Financing provided by a Senior Claimholder, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

“Senior Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Senior Obligations or under which rights or remedies with respect to any such Liens are governed (other than this Agreement), in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Obligations” means, collectively, all Obligations.

“Senior Recovery” has the meaning set forth in Section 5(h).

“Standstill Notice” means a written notice from Subordinated Creditor to Senior Creditors that (i) describes with specificity the Event of Default that has occurred under any of the Subordinated Loan Documents, (ii) declares the Subordinated Creditor’s intent to take any Collection Action or to Exercise any Secured Creditor Remedies after the termination of the Standstill Period, and (iii) specifically designates such notice as a “Standstill Notice”.

“Standstill Period” means the period from and including the date of receipt by Senior Creditors of a Standstill Notice until the first to occur of: (a) the 210th day following the receipt by Senior Creditor of a Standstill Notice from Subordinated Creditor; (b) the date of acceleration of the Senior Obligations; (c) the commencement of any Insolvency Proceeding relating to any Obligor; or (d) the Discharge of the Senior Obligations, provided, that the 210 day period pursuant to clause (a) of this definition and the date of any acceleration referred to in clause (b) of this definition shall be deemed (i) extended during any period in which any Senior Creditor is in good faith Exercising any Secured Creditor Remedies, (ii) extended during any period (not to exceed an additional 60 days) in which either Senior Creditors or Borrowers shall have retained any financial consultant, investment banker, turnaround professional or other advisor for the purposes of evaluating the Exercise of Secured Creditor Remedies by either Senior Creditors or Borrowers shall constitute an Exercise of Secured Creditor Remedies, and (iii) tolled during any period in which the Senior Creditors are stayed or enjoined from Exercising any Secured Creditor Remedies.

“Subordinated Claimholders” means, at any relevant time, individually and collectively, the Subordinated Creditor, Subordinated Lenders or any other holders of the Subordinated Obligations from time to time.

“Subordinated Collateral Documents” means the Security Agreement (as defined in the Subordinated Credit Agreement), the Subordinated Mortgages and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Subordinated Obligation or under which

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rights or remedies with respect to such Liens are governed, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

“Subordinated Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Subordinated Creditor” has the meaning set forth in the preamble to this Agreement.

“Subordinated Lenders” means the Lenders as defined in the Subordinated Credit Agreement.

“Subordinated Loan Documents” means the Subordinated Credit Agreement dated as of November 26, 2013 in the original principal amount of $50,000,000 between Obligors and Subordinated Lenders and all other instruments, agreements and documents executed in connection therewith, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

“Subordinated Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Subordinated Obligations or under which rights or remedies with respect to any such Liens are governed (other than this Agreement), in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Obligations” means, collectively, all Obligations (as defined in the Subordinated Credit Agreement).

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

(b) Terms Defined in the Senior Credit Agreement. Except to the extent expressly provided herein to the contrary, any term used in this Agreement and not defined in this Agreement has the meaning set forth in the Senior Credit Agreement.

(c) Rules of Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise: (1) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, modified or Refinanced in accordance with the terms of this Agreement; (2) any definition of or reference to Senior Obligations or the Subordinated Obligations herein shall be construed as referring to the Senior Obligations or the Subordinated Obligations (as applicable) as from time to time amended, restated, modified or Refinanced in accordance

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with the terms of this Agreement; (3) any reference herein to any person shall be construed to include such person’s successors and assigns; (4) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (5) all references herein to Sections shall be construed to refer to Sections of this Agreement; (6) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights; and (7) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof.

2. Payment Subordination.

(a) Subordination. Each Subordinated Claimholder hereby covenants and agrees that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Discharge of the Senior Obligations. Each holder of Senior Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Obligations in reliance upon the provisions contained in this Agreement. Except as set forth in Section 2(b), unless and until the Discharge of the Senior Obligations shall have occurred, no Subordinated Claimholder shall accept, take, or receive by payment or prepayment, directly or indirectly, from any Person, any Distribution which may now or hereafter be owing to such Subordinated Claimholder, on account of any of the Subordinated Obligations.

(b) Permitted Payments. So long as no Blockage Period is in effect, Borrowers may pay to the Subordinated Claimholders, and the Subordinated Claimholders may accept and receive from Borrowers on account of the Subordinated Obligations, Permitted Subordinated Debt Payments.

(c) Blockage Period.

(1) Payment Default Event. Upon the occurrence of an Event of Default under Section 10.1 of the Senior Credit Agreement or any declaration or acceleration of payment pursuant to the terms of the Senior Credit Agreement (a “Payment Default Event”), then no Obligor shall make, and no Subordinated Claimholder shall accept, take or receive by payment or prepayment, directly or indirectly, from any Person, any Distribution on account of any of the Subordinated Obligations during the Payment Blockage Period applicable to such Payment Default Event.

(2) Covenant Default Event. If (i) an Event of Default shall have occurred and be continuing under Article X of the Senior Credit Agreement (other than Section 10.1 thereunder) (a “Covenant Default Event”), and (ii) Subordinated Creditor shall have received a Covenant Default Notice, then no Obligor shall make, and no Subordinated Claimholder shall accept, take or receive, by payment or prepayment, directly or indirectly from any Person any Distribution on account of any of the Subordinated Obligations during the Covenant Blockage Period applicable to such Covenant Default Event.

3. Lien Subordination.

(a) Acknowledgement; Consent; and Subordination. Each Subordinated Creditor and each of the other Subordinated Claimholders hereby (y) acknowledges that the Obligors, either prior to the date hereof or concurrently herewith, have granted or are granting Liens on the Collateral in favor of Senior Creditors to secure the Senior Obligations and (z) consents, anything to the contrary contained in any Subordinated Loan Document, or other agreement to which any Subordinated Claimholder may

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now or hereafter be a party notwithstanding, to the grant by the Obligors of the Liens on the Collateral to secure the Senior Obligations. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to Senior Creditors (or any Senior Lender) or any Subordinated Claimholder in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Senior Creditors (or any Senior Lender) or any Subordinated Claimholder in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Loan Documents or any of the Subordinated Loan Documents, (iv) whether the Liens securing the Senior Obligations are valid, enforceable, void, avoidable, subordinated, disputed, or allowed, (v) whether or not any such Liens securing any Senior Obligations or any Subordinated Obligations are perfected, unperfected, avoided, set aside, or subordinated to any Lien securing any other obligation or debt of any Obligor or any other Person, (vi) any defect or deficiency or alleged defect or deficiency in any of the foregoing, or (vii) any other circumstance whatsoever, each of the Senior Creditors, on behalf of itself and the Senior Lenders, and each of the Subordinated Claimholders hereby agree that:

(1) any Lien with respect to all or any portion of the Collateral securing any Senior Obligations now or hereafter held by or on behalf of, or created for the benefit of, any Senior Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior and prior in all respects to all Liens with respect to all or any portion of the Collateral securing any Subordinated Obligations;

(2) any Lien with respect to all or any portion of the Collateral securing any Subordinated Obligations now or hereafter held by or on behalf of, or created for the benefit of any Subordinated Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to all or any portion of the Collateral securing any Senior Obligations;

(3) the Lien priority provisions set forth in this Agreement shall be effective at all times and for all purposes.

(b) Disposition of Collateral; Release of Liens.

(1) Exclusive Rights of Senior Creditor. Until the Discharge of the Senior Obligations occurs, Senior Creditor, on behalf of the Senior Claimholders, shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the applicable Senior Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of or notice to Subordinated Creditor or any other Subordinated Claimholder.

(2) Lien Release Upon Disposition of Collateral. Until the Discharge of the Senior Obligations occurs, upon any release, sale or Disposition of any Collateral, whether (A) permitted pursuant to the terms of the Senior Loan Documents, (B) resulting from the Exercise of Secured Creditor Remedies by any Senior Creditor, or (C) resulting from any Senior Default Disposition (i) the Lien securing the Subordinated Obligations on such Collateral (excluding any portion of the proceeds of such Collateral remaining after the Discharge of the Senior Obligations occurs), (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor that has guaranteed any Subordinated Obligations, such Obligor’s liability in respect of the Subordinated Obligations) shall be automatically, unconditionally, and simultaneously released with no further consent or action of any Person, and (ii) the Subordinated Claimholders shall be deemed to have consented under the Subordinated Loan Documents to such release, sale or disposition of such Collateral (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor

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that has guaranteed any Subordinated Obligations, the release of such Obligor’s liability in respect of the Subordinated Obligations), and to have waived the provisions of the Subordinated Loan Documents to the extent necessary to permit such release, sale or disposition (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor that has guaranteed any Subordinated Obligations, the release of such Obligor’s liability in respect of the Subordinated Obligations). The Subordinated Creditor shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Creditors shall request to evidence any release of the Lien securing Subordinated Obligations or any release of the applicable Obligor of the Subordinated Obligations.

(3) Until the Discharge of the Senior Obligations occurs, each Subordinated Claimholder hereby irrevocably constitutes and appoints Senior Creditors and any officer or agent of a Senior Creditor, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Subordinated Claimholder or in Senior Creditors’ own name, from time to time in Senior Creditors’ discretion, for the purpose of carrying out the terms of this Section 3(b), to take any and all appropriate action in connection therewith and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 3(b), including any endorsements or other instruments of transfer or release.

(c) Waiver of Right to Contest Obligations and Liens. Each of the Senior Creditors, for itself and on behalf of each other Senior Claimholder, and each Subordinated Claimholder, for itself, agrees that it will not (and hereby waives any right to), directly or indirectly, contest or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), (a) the validity, priority, enforceability or allowance of any claims of any of the Senior Claimholders or any of the Subordinated Claimholders, as the case may be, (b) the priority, validity, or enforceability of a Lien held by or on behalf of any of the Senior Claimholders in any assets of any of the Obligors or (subject to the terms of this Agreement) by or on behalf of any of the Subordinated Claimholders in any assets of any of the Obligors, as the case may be, or (c) the validity or enforceability of the provisions of this Agreement, provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of Senior Creditor, any other Senior Claimholder, Subordinated Creditor or any other Subordinated Claimholder to enforce the terms of this Agreement.

(d) New Liens. So long as the Discharge of the Senior Obligations has not occurred, the parties hereto agree that no Obligor shall grant or permit any additional Liens on any asset to secure any Subordinated Obligations unless such Obligor grants a Lien on such asset to secure the Senior Obligations concurrently with the grant of a Lien thereon in favor of Subordinated Creditor. To the extent that the foregoing provision is not complied with for any reason (and without limiting any other rights and remedies available to any Senior Claimholders), each Subordinated Claimholder agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this subsection (d) shall be subject to Section 9(b).

(e) Agent for Perfection. Senior Creditors and Subordinated Creditor each agree to hold (or cause to be held) all Control Collateral in their respective possession, custody, or control, including “control” within the meaning of 9-104 of the UCC (or in the possession, custody, or control of agents, bailees, or other similar third parties) as non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral subject to the terms and conditions of this Agreement (such bailment and agency being intended, among other things, to satisfy the requirements of Section 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC). None of the Senior Claimholders or the Subordinated Claimholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any other Person. The duties or

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responsibilities of Senior Creditors and Subordinated Creditor under this subsection (e) are and shall be limited solely to holding or maintaining control of the Control Collateral as non-fiduciary agent for the other for purposes of perfecting the Lien held by Senior Creditors or Subordinated Creditor, as applicable. No Senior Creditor is, and no Senior Creditor shall be deemed to be, a fiduciary of any kind for Subordinated Creditor or any other Person. Upon the Discharge of the Senior Obligations, Senior Creditors shall, at the expense of Obligors, deliver the remaining Control Collateral (if any) together with any necessary endorsements or assignments, first, to Subordinated Creditor to the extent Subordinated Obligations remain outstanding as confirmed in writing by Subordinated Creditor, and, to the extent that Subordinated Creditor confirm no Subordinated Obligations are outstanding, second, to Borrowers to the extent no Senior Obligations or Subordinated Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Control Collateral).

(f) Insurance. Until the Discharge of the Senior Obligations occurs, (i) Senior Creditors and the other Senior Claimholders shall have the sole and exclusive right, subject to the rights of the Obligors under the Senior Loan Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all Proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of the Obligors under the Senior Loan Documents, first in accordance with the priorities set forth in Section 9(c), until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If any Subordinated Claimholder shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this subsection (f), it shall pay such Proceeds over to Senior Creditors in accordance with the terms of Section 9(c).

4. Exercise of Remedies.

(a) Claim Standstill. No Subordinated Claimholder shall take any Collection Action with respect to any of the Subordinated Obligations until the expiration of the applicable Standstill Period.

(b) Collateral Standstill. At all times prior to the commencement of an applicable Standstill Period and until the expiration of such Standstill Period, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, no Subordinated Claimholder:

(1) shall exercise or seek to exercise any right or remedies with respect to any Collateral (including, without limitation, any Exercise of Secured Creditor Remedies) (other than if an Insolvency Proceeding has been commenced, seeking adequate protection, to the extent permitted by this Agreement);

(2) shall contest, protest, or object to any Exercise of Secured Creditor Remedies by any Senior Claimholder and no Subordinated Claimholder shall have any right to direct the Exercise of any Secured Creditor Remedies or other action by any Senior Claimholder; and

(3) shall not object to (and waive any and all claims with respect to) the forbearance by any Senior Claimholder from Exercising any Secured Creditor Remedies.

(c) Exclusive Enforcement Rights. Until the expiry of the applicable Standstill Period has occurred, whether or not any Insolvency Proceeding has been commenced by or against any

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Obligor or any of its Subsidiaries, the Senior Claimholders shall have the exclusive right to enforce rights as a secured creditor, Exercise Secured Creditor Remedies and make determinations regarding the disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of any Subordinated Claimholder. The Senior Claimholders shall have the right to enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and subject to the terms hereof. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the laws of any applicable jurisdiction, including without limitation the right to Exercise Secured Creditor Remedies.

(d) Permitted Actions by Subordinated Claimholders. Notwithstanding anything to the contrary in this Agreement, Subordinated Creditor and any other Subordinated Claimholder may take any of the following actions, which shall not constitute a Collection Action or the Exercise of Secured Creditor Remedies:

(1) if an Insolvency Proceeding has been commenced by or against any Obligor, file a claim or statement of interest with respect to the Subordinated Obligations;

(2) take any action (not adverse to the priority status, taking into account the subordination provisions of Section 3 hereof, of the Liens on the Collateral securing any of the Senior Obligations, or the rights of any Senior Claimholder to Exercise any Secured Creditor Remedies) in order to create, preserve, perfect or protect (but not enforce) its Lien in and to the Collateral to the extent not prohibited by Section 3(d);

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Subordinated Creditor or any Subordinated Claimholder, including any claims secured by the Collateral, if any; and

(4) vote on any plan of reorganization and file any proof of claim with respect to the Subordinated Obligations; provided, that, in any Insolvency Proceeding, no Subordinated Claimholder shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are consistent with the rights of the Senior Creditors and the Senior Claimholders under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Obligor unless (x) such plan provides for the payment in full in cash of all Senior Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization, or (y) unless such plan is accepted by the requisite holders of Senior Obligations voting thereon, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Insolvency Proceeding that is inconsistent with or purports to alter the provisions of this Agreement (including the provisions of Section 5(k) hereof), the Senior Creditors shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Subordinated Claimholders against any such plan, with such appointment being coupled with an interest, and the Senior Creditors shall be deemed the “holder” of such claims within the meaning of Section 1126(a) of the Bankruptcy Code.

(e) Collateral or Proceeds Received from the Exercise of Secured Creditor Remedies. Each Subordinated Claimholder agrees that until the Discharge of the Senior Obligations has occurred, any Collateral or Proceeds thereof received by the Subordinated Claimholders will be subject to Section 9.

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(f) No Hindrance. Each Subordinated Claimholder hereby:

(1) agrees that Subordinated Creditor and the other Subordinated Claimholders will not take any action, other than as expressly permitted under this Agreement, that would restrain, hinder, limit, delay, or otherwise interfere with the Exercise of Secured Creditor Remedies by Senior Creditors or any other Senior Claimholder, or any action that is otherwise prohibited hereunder;

(2) waives any and all rights Subordinated Creditor or any other Subordinated Claimholder may have as a junior lien creditor or otherwise to object to the manner in which Senior Creditors or any of the other Senior Claimholders, seek to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations granted in any of the Collateral undertaken in good faith in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of Senior Creditors or any other Senior Claimholder is adverse to the interest of Subordinated Creditor or any other Subordinated Claimholder; and

(3) acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Loan Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of Senior Creditors or the other Senior Claimholders, with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents.

(g) Judgment Liens. In the event that any Subordinated Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, to the extent permitted herein, with respect to the Subordinated Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Obligations) as the other Liens securing the Subordinated Obligations are subject to this Agreement.

5. Insolvency Proceeding.

(a) Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Senior Claimholders and the Subordinated Claimholders in or to any Distributions shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

(b) Financing. Until the Discharge of the Senior Obligations occurs, if any Obligor shall be subject to any Insolvency Proceeding and Senior Creditors consent to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which any Senior Creditor has a Lien or permits any Obligor to obtain financing provided by any one or more Senior Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, together with any Cash Collateral use, collectively a “DIP Financing”), to the extent that (1) the maximum aggregate principal amount of the DIP Financing, when taken together with the aggregate principal amount of outstanding prepetition Senior Obligations that will not be repaid by such DIP Financing, does not exceed 120% of the Senior Debt Cap and (2) the Liens securing such prepetition Senior Obligations that will not be repaid by such DIP Financing are subordinated or pari passu with such Liens securing the DIP Financing, then each Subordinated Claimholder agrees that it will (A) consent, and will be deemed to have consented, to the use of such cash collateral or to such DIP Financing, as applicable, (B) raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (C) not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing, except as set forth in Section 5(e) below, (D) and will be deemed to have, subordinated hereunder the Liens securing Subordinated

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Obligations to (x) such DIP Financing, (y) any adequate protection provided to the Senior Claimholders, and (z) any “carve-out” agreed to by the Senior Creditors or the other Senior Claimholders, in the case of each of clauses, (x), (y), and (z) above, with such subordination to be on the same terms as the Liens securing Senior Obligations that are subordinated thereto, but on a basis junior to the Liens securing the DIP Financing provided by the Senior Claimholders (such subordination will not alter in any manner the terms of this Agreement), and (E) agree, and will be deemed to have agreed, that notice received two calendar days prior to the entry of an order approving such usage of the Cash Collateral or approving such DIP Financing shall be adequate notice.

(c) Sales. Until the Discharge of the Senior Obligations has occurred, each Subordinated Claimholder agrees that it will consent to the Disposition of, and will not object to or oppose a motion to Dispose of, any Collateral free and clear of the Liens or other claims in favor of Subordinated Creditor or any other Subordinated Claimholder under Section 363 of the Bankruptcy Code, if the requisite Senior Claimholders or Senior Creditors, on behalf of the requisite Senior Claimholders, have consented to such Disposition of such assets.

(d) Relief from the Automatic Stay. Until the Discharge of the Senior Obligations occurs, each Subordinated Claimholder agrees that it shall not (i) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case, in respect of the Collateral, without the prior written consent of Senior Creditor, on behalf of the requisite Senior Claimholders, or (ii) oppose or take any other action in derogation of any request by any Senior Creditor or any other Senior Claimholder for relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

(e) Adequate Protection.

(1) Senior Claimholders. In any Insolvency Proceeding involving an Obligor, each Subordinated Claimholder agrees that none of them shall contest or object (or support any other person contesting or objecting):

(A) any request by any Senior Creditor or any of the other Senior Claimholders for adequate protection (whether in the form of Distributions, liens, priority administrative expense claims, or otherwise) or any adequate protection provided to any Senior Creditor or any of the other Senior Claimholders; or

(B) any objection by any Senior Creditor or any of the other Senior Claimholders to any motion, relief, action, or proceeding based on a claim of lack of adequate protection (whether in the form of payments, liens, a priority administrative expense claim, or otherwise); or

(C) the payment of interest, fees, expenses or other amounts to any Senior Creditor or any other Senior Claimholders under Section 506(b) or Section 506(c) of the Bankruptcy Code or otherwise.

(2) Subordinated Claimholders. In any Insolvency Proceeding involving an Obligor, to the extent that the Subordinated Claimholders were not required to release pursuant to the terms of this Agreement and have not released their Liens on the Collateral on or prior to the date of the commencement thereof:

(i) Until the Discharge of the Senior Obligations occurs, if any one or more Senior Claimholders are granted adequate protection in the form of periodic cash payments or in the form of a replacement Lien (on existing or future assets of the Obligors) in

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connection with any DIP Financing, then the Subordinated Claimholders shall also be entitled to seek, without objection from the Senior Claimholders, adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the Senior Obligations and the Liens securing such DIP Financing on the same basis as the other Liens securing the Subordinated Obligations are subordinate to the Senior Obligations under this Agreement.

(ii) In the event that any of the Subordinated Claimholders is granted adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors), then the Subordinated Claimholders agree that Senior Creditors shall also be entitled to seek, without objection from the Subordinated Claimholders, a senior adequate protection Lien on existing or future assets of the Obligors as security for the Senior Obligations and for any DIP Financing provided by one or more of the Senior Claimholders. Any adequate protection Lien on such existing or future assets securing the Subordinated Obligations shall be subordinated (i) to the Lien on such collateral securing the Senior Obligations and any such DIP Financing provided by the Senior Claimholders, and (ii) to any other Liens granted to the Senior Claimholders as adequate protection on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to such Senior Obligations under this Agreement.

(3) Allowance of Postpetition Accrual. Neither Subordinated Creditor nor any other Subordinated Claimholder shall object to, oppose, or challenge any claim by any Senior Claimholder for allowance in any Insolvency Proceeding of Senior Obligations consisting of post-petition interest, fees, or expenses.

(f) Section 1111(b) of the Bankruptcy Code. None of the Subordinated Claimholders shall object to, oppose, support any objection, or take any other action to impede, the right of any Senior Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Subordinated Claimholder waives any claim it may hereafter have against any Senior Claimholder arising out of the election by any Senior Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code. Until the Discharge of the Senior Obligations has occurred, each Subordinated Claimholder waives any right it may have to make an election under Section 1111(b)(2) of the Bankruptcy Code.

(g) No Waiver. Nothing contained herein shall prohibit or in any way limit any Senior Claimholder from objecting in any Insolvency Proceeding involving an Obligor to any action taken by Subordinated Creditor or any of the other Subordinated Claimholders which is inconsistent with the terms of this Agreement, including, if it is inconsistent with the terms of this Agreement, the seeking by any Subordinated Claimholder of adequate protection or the assertion by any Subordinated Claimholder of any of their rights and remedies under the Subordinated Loan Documents.

(h) Avoidance Issues. If any Senior Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of the Senior Obligations (a “Senior Recovery”), then such Senior Claimholder shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Senior Recovery. If this Agreement shall have been terminated prior to such Senior Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Senior Debt Cap was decreased in connection with such payment of the Senior Obligations, the Senior Debt Cap shall be increased to such extent.

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(i) Distributions of Debt Obligations. If, in any Insolvency Proceeding involving an Obligor, debt obligations of the reorganized debtor, whether or not secured by Liens upon any property of the reorganized debtor, are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, (A) on account of the Senior Obligations, or (B) on account of the Subordinated Obligations, or (C) all on account of the Senior Obligations and the Subordinated Obligations, then the Subordinated Claimholders shall have the right to receive such debt obligations so long as either the provisions of this Agreement (I) survive the distribution of such debt obligations pursuant to such plan and (II) apply with like effect to such debt obligations and the Liens (if any) securing such debt obligations.

(j) Prohibition of Payments of Subordinated Obligations on Acceleration or in Insolvency Proceeding.

(1) Upon (A) the acceleration of the Subordinated Obligations, or any portion thereof, which has not been rescinded or revoked, or (B) any payment or distribution of assets of any Obligor, of any kind or character, whether in cash, property or securities, following commencement of an Insolvency Proceeding, there shall be a Discharge of the Senior Obligations before any Distribution is made on account of any of the Subordinated Obligations; and following commencement of an Insolvency Proceeding, any Distribution in respect of the Subordinated Obligations to which a Subordinated Claimholder would be entitled, except for the provisions hereof, shall be paid by any Obligor or any other Person making such Distribution, or by a Subordinated Claimholder if received by it, directly to Senior Creditor, to the extent necessary to result in the Discharge of the Senior Obligations, before any Distribution on account of any Subordinated Obligation is made to Subordinated Creditor or any other Subordinated Claimholder.

(2) In any Insolvency Proceeding by or against any Obligor,

(A) any Senior Creditor may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Claimholders or otherwise), but shall have no obligation to (x) demand, sue for, collect and receive every payment or distribution referred to in this Section 5 and give acquittance therefor and (y) file claims and proofs of claim in respect of the Subordinated Obligations, provided that Senior Creditors may only file claims and proofs of claims in respect of the Subordinated Obligations if (1) the Subordinated Claimholders have failed to file such claims and proofs of claim and (2) there shall remain not more than 10 days before such action is barred, prohibited or otherwise cannot be taken; and

(B) Subordinated Creditor and each other Subordinated Claimholder will duly and promptly take such action, at the expense of Borrowers, as Senior Creditors may request (x) to collect the Subordinated Obligations for the account of the Senior Claimholders and to file appropriate claims or proofs of claim with respect thereto, (y) to execute and deliver to Senior Creditors such powers of attorney, assignments or other instruments as Senior Creditors may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations, and (z) to collect and receive for the account of the Senior Claimholders any and all Distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations, until there has been a Discharge of the Senior Obligations.

(k) Payments Held in Trust/Turnover. In the event that, notwithstanding the foregoing provisions of this Section 5, any Distribution in respect of the Subordinated Obligations prohibited by this Agreement shall be received by any Subordinated Claimholder before there has been a Discharge of the Senior Obligations, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to Administrative Agent Senior Creditor, until there has been a Discharge of the Senior Obligations.

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6. Waivers by Subordinated Claimholders.

(a) Senior Obligations.

(1) All Senior Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Obligations held by any Senior Claimholder shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and each Subordinated Claimholder hereby waives (A) notice of acceptance, or proof of reliance, by any of the Senior Claimholders of this Agreement, and (B) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Obligations. Nothing contained in this Agreement shall preclude any of the Senior Claimholders from discontinuing the extension of credit to any Obligor (whether under the Senior Loan Documents or otherwise) or from taking (without notice to any Subordinated Claimholder, any Obligor, or any other Person) any other action in respect of the Senior Obligations or the Collateral which such Senior Claimholder is otherwise entitled to take with respect to the Senior Obligations or the Collateral.

(2) None of the Senior Claimholders or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If any Senior Claimholder honors (or fails to honor) a request by Borrowers for an extension of credit pursuant to any of the Senior Loan Documents, whether any Senior Claimholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Subordinated Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if such Senior Claimholder otherwise should exercise any of its contractual rights or remedies under the Senior Loan Documents (subject to the express terms and conditions hereof), no Senior Claimholder shall have any liability whatsoever to any Subordinated Claimholder as a result of such action, omission, or exercise. Each Senior Claimholder will be entitled to manage and supervise its loans and extensions of credit under the Senior Loan Documents as such Senior Claimholder may, in its sole discretion, deem appropriate, and each Senior Claimholder may manage such loans and extensions of credit without regard to any rights or interests that any Subordinated Claimholder may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Each Subordinated Claimholder agrees that no Senior Claimholder shall incur any liability as a result of a sale, lease, license, application or other Disposition of all or any portion of the Collateral or any part or Proceeds thereof, except to the extent that such Disposition is in direct violation of the provisions of this Agreement. Any Senior Claimholder may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing any Obligor. Each Subordinated Claimholder waives any and all rights it may have to require any Senior Claimholder to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

(b) Notice of Acceptance and Other Waivers. To the fullest extent permitted by applicable law, each Subordinated Claimholder hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under any of the Senior Loan Documents, or the creation or existence of any Senior Obligations; (iii) notice of the amount of the Senior Obligations; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase Subordinated Creditor’s or any other Subordinated Claimholder’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any Default or Event of Default under the Senior Loan Documents

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or otherwise relating to the Senior Obligations (other than any notice that may be required by the express terms of this Agreement); (vii) all other notices (except if such notice is specifically required to be given to Subordinated Creditor under this Agreement) and demands to which Subordinated Creditor or any other Subordinated Claimholder might otherwise be entitled.

(c) Lawsuits; Defenses; Setoff. To the fullest extent permitted by applicable law, each Subordinated Claimholder, (i) waives the right by statute or otherwise to require any Senior Claimholder to institute suit against any Obligor or to exhaust any rights and remedies which any Senior Claimholder has or may have against any Obligor; (ii) waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of the Senior Obligations has occurred (subject to the provisions of Section 5(h)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof, (iii) waives any rights to assert against any Senior Claimholder any defense (legal or equitable), set-off, counterclaim, or claim which Subordinated Creditor or any Subordinated Claimholder may now or at any time hereafter have against any Obligor or any other party liable to Senior Creditor, any other Senior Claimholder, Subordinated Creditor or any other Subordinated Claimholder, (iv) waives any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Obligations, any Subordinated Obligations or any security for either; and (v) waives any defense arising by reason of any claim or defense based upon an election of remedies by any Senior Claimholder.

(d) Subrogation. Solely after the Discharge of the Senior Obligations shall have occurred, Subordinated Creditor and the other Subordinated Claimholders shall be subrogated to the rights of the Senior Claimholders to the extent that Distributions otherwise payable to the Subordinated Claimholders have been applied to the payment of the Senior Obligations in accordance with the provisions of this Agreement. No Senior Claimholder has, and no Senior Claimholder shall have, any obligation or duty to protect any Subordinated Claimholder’s rights of subrogation arising pursuant to this Agreement or under any applicable law, and no Senior Claimholder is, and no Senior Claimholder shall be, liable for any loss to, or impairment of, any subrogation rights held by any Subordinated Claimholder.

(e) ELECTION OF REMEDIES. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH SUBORDINATED CLAIMHOLDER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY SENIOR CLAIMHOLDER, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED THE RIGHTS OF SUBROGATION OF SUBORDINATED CREDITOR AND THE OTHER SUBORDINATED CLAIMHOLDERS AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

7. Amendments; Refinancing, Notice of Default.

(a) Subordinated Loan Documents. Each Subordinated Claimholder agrees that none of the Subordinated Loan Documents or any other document, instrument, or agreement evidencing all or any part of the Subordinated Obligations may be amended, restated, supplemented, Refinanced, or otherwise modified, and no new document, instrument or agreement may be entered into, without the prior written consent of Senior Creditors, on behalf of the requisite Senior Claimholders, to the extent that such amendment, restatement, Refinancing, supplement, other modification or new document, instrument or agreement, would, directly or indirectly (i) increase the maximum principal amount of the Subordinated Obligations in excess of $50,000,000, (ii) (w) add or increase the rate of interest (paid in cash) on any of the Subordinated Obligations above the interest rate (paid in cash) set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (x) add or increase the rate of interest (paid in kind) on any of

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the Subordinated Obligations to a rate in excess of 2.50% per annum above the interest rate (paid in kind) set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (y) add or increase the default rate of interest above the default interest rate set forth in the Subordinated Credit Agreement (as in effect on the date hereof), or (z) add or increase any fee set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (iii) change or add any event of default or any covenant with respect to the Subordinated Obligations in a manner adverse to any Obligor or to the interests of any of the Senior Claimholders; provided, that, solely with respect to this Section 7(a)(ii), to the extent that (x) the covenants in the Senior Credit Agreement are added or amended in a manner that is more restrictive to any Obligor and (y) such Conforming Amendment to the Subordinated Credit Agreement maintains an equivalent proportionate difference between dollar amounts or ratios, as the case may be, in the relevant provision in the Subordinated Credit Agreement and those in the corresponding covenant in the Senior Credit Agreement (to the extent that such difference exists between the Subordinated Credit Agreement and the Senior Credit Agreement immediately prior to giving effect to such Conforming Amendment), then a Conforming Amendment to the Subordinated Credit Agreement may be made, (iv) change or amend any term of any Subordinated Loan Document if such change or amendment would result in an “Event of Default” under any of the Senior Loan Documents, (v) contravene the provisions of this Agreement, (vi) provide for or allow any principal amortization payment, or any other payment of the principal balance of the Subordinated Obligations, in each case, on or prior to the date that is 180 days after the final maturity date of the Senior Obligations set forth in the Senior Credit Agreement, (vii) change the date upon which any payments of principal or interest on the Subordinated Obligations are due or change any redemption or prepayment provisions of the Subordinated Obligations (including the related definitions) to provide for or allow any such payments of principal or interest on the Subordinated Obligations on or prior to the date that is 180 days after the final maturity date of the Senior Obligations set forth in the Senior Credit Agreement; provided, however, that the percentages set forth in Section 2.9 of the Subordinated Credit Agreement may be reduced from the percentages set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (viii) add, expand or accept, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, any Lien or security interest on any asset of any Obligor, except to the extent that the Senior Creditors have been granted a first priority with respect to such asset, (ix) add or amend any restrictions or limitations on any Person’s ability to make payment on the Senior Obligations, or (x) add or modify any restrictions on the ability to amend or modify any Senior Loan Document. Any assignee or transferee of Subordinated Creditor or any other Subordinated Claimholder shall bind themselves in a writing addressed to Senior Creditor, for the benefit of the Senior Claimholders, to the terms of this Agreement. Notwithstanding the failure to execute or deliver any such agreement described in this Section 7(a), the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor and each other Subordinated Claimholder, as provided in Section 19 below.

(b) Senior Loan Documents. Each Senior Claimholder agrees that none of the Senior Loan Documents applicable to it or any other document, instrument, or agreement evidencing all or any part of the Senior Obligations applicable to it may be amended, restated, supplemented, Refinanced, or otherwise modified without the prior written consent of Subordinated Creditor, to the extent that the effect of such amendment, restatement, Refinancing or other modification is to (i) increase the maximum principal amount (excluding increases resulting from the accrual of interest at the default rate or the capitalization of fees, expenses or interest) of the Senior Obligations to an amount in excess of the Senior Debt Cap, or (ii) create additional prohibitions and restrictions, or amend those set forth herein or in the Senior Credit Agreement, in each case, as in effect on the date hereof (to the extent such amendment would impose additional restrictions) on any Obligor’s ability to make payments on the loans under the Subordinated Credit Agreement. This Agreement shall survive any sale, assignment, disposition or other transfer of all or any portion of the Senior Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of each Senior Claimholder, as provided in Section 19 below.

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(c) Notice of Event of Default. Subordinated Creditor shall endeavor to give Senior Creditors prompt written notice of the occurrence of any Event of Default under any Subordinated Loan Document upon the earlier to occur of (i) the date of receipt by Subordinated Creditor of notice of such Event of Default from any Obligor or any other Person and (ii) the date on which Subordinated Creditor obtains knowledge of the existence of such Event of Default; provided, however, that the failure to give such notice shall not result in a breach or default under this Agreement and shall not give any Senior Claimholder any claim against any Subordinated Claimholder as a result of such failure. Senior Creditors shall endeavor to give Subordinated Creditor prompt written notice of the occurrence of any Event of Default under any Senior Loan Document upon the earlier to occur of (i) the date of receipt by Senior Creditors of notice of such Event of Default from any Obligor or any other Person and (ii) the date on which Senior Creditors obtain knowledge of the existence of such Event of Default (such notice, a “Senior Default Notice”); provided, however, that the failure to give such notice shall not result in a breach or default under this Agreement and shall not give any Subordinated Claimholder any claim against any Senior Claimholder as a result of such failure.

8. When Discharge of the Senior Obligations Deemed to Not Have Occurred. If any Obligor enters into any Refinancing of any Senior Obligations permitted under this Agreement, then (i) a Discharge of the Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) the obligations under such Refinancing of such Senior Obligations shall automatically be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the agent under the loan documents in respect of such Refinancing of such Senior Obligations shall be Senior Creditors for all purposes of this Agreement and (iv) such new Senior Creditors shall agree in writing to be bound by the terms of this Agreement; provided, however, that the failure of such new Senior Creditors to agree in writing to be bound by this Agreement shall not constitute a material breach of this Agreement or impact the subordination effected hereby, and the terms of this Agreement shall continue to be binding upon each Subordinated Claimholder.

9. Payments Held In Trust; Turnover; Application of Proceeds.

(a) Payments Held in Trust/Turnover. In the event that any Subordinated Claimholder receives any Distribution prohibited at such time by this Agreement, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to, as applicable, the Administrative Agent Senior Creditor, for the benefit of the Senior Claimholders.

(b) Turnover. Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in Section 3(d)) received by Subordinated Creditor or any other Subordinated Claimholder in violation hereof shall be segregated and held in trust and forthwith paid over to Administrative Agent Senior Creditor, for the benefit of the Senior Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Administrative Agent Senior Creditor is hereby authorized to make any such endorsements as agent for any Subordinated Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of the Senior Obligations.

(c) Application of Proceeds. Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof received in connection with any Exercise of Secured Creditor Remedies and Proceeds of Collateral received pursuant to Section 3(b) or Section 3(f) shall (at such time as such Collateral or Proceeds has been monetized) be applied: (i) first, to the payment in full in cash the Senior Obligations in accordance with the terms of the Senior Loan Documents until the Discharge of Senior Obligations, (ii) second, to the payment in full in cash of the

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Subordinated Obligations in accordance with the Subordinated Loan Documents, and (iii) thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law. If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash Proceeds, or if non-cash Proceeds are received pursuant to Section 3(b) or Section 4(e), then the Senior Creditors shall have the right, but not the obligation, to hold such non-cash Proceeds as additional Collateral and, at such time as such non-cash Proceeds are monetized, shall be applied as set forth above.

10. Representations. Each Senior Creditor represents and warrants to Subordinated Creditor and the other Subordinated Claimholders that (a) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement and (b) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Senior Creditors enforceable against such Senior Creditors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles. Each of the Subordinated Claimholders represents and warrants to the Senior Claimholders that (i) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Subordinated Claimholder enforceable against such Subordinated Claimholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles, and (iii) it has not previously assigned any interest in the Subordinated Loan Documents or any of the Subordinated Obligations and that the entire amount of the Subordinated Obligations is owing only to the Subordinated Creditor.

11. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Required Senior Claimholders (for themselves and on behalf of other Senior Claimholders) and Required Subordinated Claimholders (for themselves and on behalf of other Subordinated Claimholders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12. Instrument Legends. Any promissory note or other instrument or agreement evidencing any of the Subordinated Obligations shall at all times include the following language:

“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this [promissory note]/[instrument]/[agreement], the exercise of any right or remedy with respect hereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor and Subordination Agreement dated as of November 26, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and CRYSTAL FINANCIAL LLC (“Crystal”, together with PNC, collectively, the “Senior Creditors” and each individually, a “Senior Creditor”), for and on behalf of the Senior Creditors and each other Senior Claimholder from time to time, and MUTUAL QUEST FUND (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this [promissory note]/[instrument]/[agreement], the terms of the Subordination Agreement shall govern and control.”

13. Additional Remedies. If Subordinated Creditor or any Subordinated Claimholder violate any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Senior Creditors may restrain such violation in any court of law and may, in its own or in any Obligor’s name,

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interpose this Agreement as a defense in any action by Subordinated Creditor or such Subordinated Claimholder. Upon Senior Creditors’ request, Subordinated Creditor and each other Subordinated Claimholder will promptly take all actions which Senior Creditors may request to carry out the purposes and provisions of this Agreement.

14. Information Concerning Financial Condition.

(a) Each Senior Creditor, for itself and on behalf of the other Senior Claimholders, hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and agrees that Subordinated Creditor have and shall have no duty to advise any Senior Claimholder of information known to Subordinated Creditor or any other Subordinated Claimholder regarding such condition or any such circumstances. In the event that Subordinated Creditor, in their sole discretion, undertakes, at any time or from time to time, to provide any such information to any Senior Claimholder, then Subordinated Creditor shall not be under any obligation (i) to provide any such information to any Senior Claimholder on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Subordinated Creditor wish to maintain confidential. Senior Creditor, for itself and the other Senior Claimholders, acknowledges and agrees that neither Subordinated Creditor nor any other Subordinated Claimholder has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Subordinated Obligations or any liens or security interests held in connection therewith.

(b) Each Subordinated Claimholder hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Obligations, and agrees that no Senior Creditor has and no Senior Creditor shall have any duty to advise Subordinated Creditor or any other Subordinated Claimholder of information known to any Senior Claimholder regarding such condition or any such circumstances. In the event that Senior Creditors, in their sole discretion, undertake, at any time or from time to time, to provide any such information to Subordinated Creditor or any Subordinated Claimholder, then Senior Creditors shall not be under any obligation (i) to provide any such information to Subordinated Creditor or any other Subordinated Claimholder on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Senior Creditors wish to maintain confidential. Each Subordinated Claimholder acknowledges and agrees that no Senior Claimholder has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Obligations or any liens or security interests held in connection therewith.

15. Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Creditor, the other Senior Claimholders, Subordinated Creditor, and the other Subordinated Claimholders, and no other Person (including any Obligor) is intended to be a third party beneficiary hereunder. Senior Creditors and Subordinated Creditor shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person (other than, in the case of Senior Creditor, the requisite Senior Claimholders under the Senior Credit Agreement, and in the case of Subordinated Creditor, the requisite Subordinated Claimholders under the Subordinated Credit Agreement).

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16. Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Senior Creditors or Subordinated Creditor, as the case may be, they shall be sent to the respective address set forth below:

IF TO ADMINISTRATIVE AGENT SENIOR CREDITOR:

To:	PNC BANK, NATIONAL ASSOCIATION
200 South Wacker Drive, Suite 600
Mail Code: XX-PCHI-06-1
Chicago, Illinois 60606
Attn: George Couladis
Fax No.: (412) 762-8672

with copies to:	PNC BANK, NATIONAL ASSOCIATION PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attn: Lisa Pierce
Fax No.: (412) 762-8672

and	Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0208
Attention: Lawrence F. Flick II Fax No.: (215) 832-5556

IF TO SENIOR CREDITORS:

To:	PNC BANK, NATIONAL ASSOCIATION
200 South Wacker Drive, Suite 600
Mail Code: XX-PCHI-06-1
Chicago, Illinois 60606
Attn: George Couladis
Fax No.: (412) 762-8672

and	CRYSTAL FINANCIAL LLC
Two International Place, 17th Floor
Boston, Massachusetts 02110
Attn: Michael Pizette
Fax No.: (617) 428-8701

with copies to:	PNC BANK, NATIONAL ASSOCIATION PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attn: Lisa Pierce
Fax No.: (412) 762-8672

23

and	Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0208
Attention: Lawrence F. Flick II Fax No.: (215) 832-5556

and	PROSKAUER ROSE LLP One International Place Boston, MA 02110
Attn: Stephen A. Boyko, Esq. Fax No.: (617) 526-9899

IF TO SUBORDINATED CREDITOR:

To:	Mutual Quest Fund
c/o Franklin Mutual Advisers, LLC
101 John F. Kennedy Parkway
Short Hills, NJ 07078
Attn: Steve Luksteid and Kathy Pintarelli
Fax No.: (973) 921-8687

with a copy to:	Bradley Takahashi, Esq.
2366 NW Glisan Street
Portland, OR 97210-3421

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 16, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by telefacsimile or other electronic method of transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

17. Costs and Attorneys Fees. In the event it becomes necessary for any Senior Claimholder or any Subordinated Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including, but not limited to, reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

18. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER

24

OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL, COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH SENIOR CREDITOR AND EACH SUBORDINATED CLAIMHOLDER HEREBY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 18(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH SENIOR CREDITOR AND EACH SUBORDINATED CLAIMHOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH SENIOR CREDITOR AND EACH SUBORDINATED CLAIMHOLDER REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

19. Successors and Assigns. This Agreement shall bind and inure to the benefit of each of the parties hereto, each of the Senior Claimholders and the Subordinated Claimholders, and each of their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person (including, for the avoidance of doubt, any Obligor or Subsidiary thereof) any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

20. Integrated Agreement. This Agreement reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

21. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

22. Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

23. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of

25

lien subordination and Senior Claimholders may continue, at any time and without notice to Subordinated Creditor or any other Subordinated Claimholder, to extend credit and other financial accommodations to or for the benefit of any Obligor constituting Senior Obligations in reliance hereof. Each Subordinated Creditor and each other Subordinated Claimholder hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor in possession and any receiver or trustee for such Obligor in any Insolvency Proceeding.

24. Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Subordinated Loan Document, on the other hand, this Agreement shall control and prevail.

25. Termination. This Agreement shall continue in full force and effect until the Discharge of the Senior Obligations shall have occurred and shall thereafter be revived to the extent provided for in Section 5(h).

26. Agreement Amongst Lenders. The rights of the Senior Creditors hereunder and under the other Senior Loan Documents are subject to the terms of the Agreement Amongst Lenders. In the event of any conflict between the Agreement Amongst Lenders and this Agreement or any other Senior Loan Document, the terms of the Agreement Amongst Lenders shall control; provided however that nothing contained in the Agreement Amongst Lenders shall alter, modify or impair any obligations of the Loan Parties under this Agreement.

[Remainder of page left intentionally blank]

26

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as a Senior Creditor

By:
Name:
Title:

CRYSTAL FINANCIAL LLC, as a Senior Creditor

By:
Name:
Title:

MUTUAL QUEST FUND,
By:	FRANKLIN MUTUAL ADVISERS, LLC
Its Investment Advisor
as a Subordinated Creditor

By:
Name:
Title:

EXHIBIT 2.1(a)

FORM OF REVOLVING CREDIT NOTE

$	, 20

FOR VALUE RECEIVED, GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“GMIH”), and each of the subsidiary borrowers listed on the signature pages hereto (the “Subsidiary Borrowers” and, together with GMIH, and any other Person joined to the Loan Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers”), hereby promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (“PNC”), at the office of Administrative Agent (as defined below) at the address set forth in the Loan Agreement or at such other place as Administrative Agent may from time to time designate by notice to Borrowing Agent as specified in the Loan Agreement; the principal sum of [                    ] DOLLARS ($[        ]) or such lesser sum which then represents PNC’s Revolving Credit Commitment Amount of the aggregate unpaid principal amount of all Revolving Advances made or extended to Borrowers by PNC pursuant to the Loan Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time, at the rate or rates from time to time in effect under the Loan Agreement and payable at such times as specified in the Loan Agreement; provided, however, that the entire unpaid principal balance of this Revolving Credit Note shall be due and payable in full at the end of the Term, or earlier as provided in the Loan Agreement.

THIS REVOLVING CREDIT NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrowers, GateHouse Media, Inc., a Delaware corporation, Crystal Financial LLC, as the term loan B agent to the Term Loan B Lenders (“Term Loan B Agent”), together with any other financial institutions named therein or which hereafter become a party thereto as lenders (the “Lenders”), and PNC, in its capacity as agent for Lenders (in such capacity, “Administrative Agent”) and in its capacity as Revolving Lender and Term Loan A Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

The Administrative Agent shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto.

Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES TO APPEAR ON FOLLOWING PAGES]

2

IN WITNESS WHEREOF, the undersigned have executed this Note the day and year first written above intending to be legally bound hereby.

BORROWERS:

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

Subsidiary Borrowers:

COPLEY OHIO NEWSPAPERS, INC.
ENHE ACQUISITION, LLC
ENTERPRISE NEWSMEDIA HOLDING, LLC
ENTERPRISE NEWSMEDIA, LLC
ENTERPRISE PUBLISHING COMPANY, LLC
GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.
GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.
GATEHOUSE MEDIA COLORADO HOLDINGS, INC.
GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.
GATEHOUSE MEDIA CORNING HOLDINGS, INC.
GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.
GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.

By:
Name:
Title:

3

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.
GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.
GATEHOUSE MEDIA HOLDCO, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.
GATEHOUSE MEDIA IOWA HOLDINGS, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS, INC.
GATEHOUSE MEDIA LANSING PRINTING, INC.
GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.
GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.
GATEHOUSE MEDIA MASSACHUSETTS I, INC.
GATEHOUSE MEDIA MASSACHUSETTS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.
GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.
GATEHOUSE MEDIA NEVADA HOLDINGS, INC.
GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.
GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.
GATEHOUSE MEDIA OHIO HOLDINGS, INC.
GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.

By:
Name:
Title:

4

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA OPERATING, INC.
GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.
GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.
GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.
GATEHOUSE MEDIA VENTURES, INC.
GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC
MINERAL DAILY NEWS TRIBUNE, INC.
NEWS LEADER, INC.
SUREWEST DIRECTORIES
TERRY NEWSPAPERS, INC.
THE PEORIA JOURNAL STAR, INC.
LIBERTY SMC, L.L.C.
LOW REALTY, LLC
LRT FOUR HUNDRED, LLC

By:
Name:
Title:

5

EXHIBIT 2.3(a)

FORM OF TERM LOAN A NOTE

$	, 20

FOR VALUE RECEIVED, GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“GMIH”), and each of the subsidiary borrowers listed on the signature pages hereto (the “Subsidiary Borrowers” and, together with GMIH, and any other Person joined to the Loan Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers”) hereby promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (“PNC”), at the office of Administrative Agent (as defined below) at the address set forth in the Loan Agreement or at any other place designated at any time by the holder hereof by notice to the Borrowing Agent as specified in the Loan Agreement, in lawful money of the United States of America and in immediately available funds, the principal sum of [                    ] DOLLARS ($[        ]) or such lesser sum which then represents PNC’s Term Loan A Commitment Percentage of the aggregate unpaid principal amount of the Term Loan A in quarterly installments of principal in such amounts as set forth in the Loan Agreement, each of which installments of principal shall be due and payable in accordance with the terms of the Loan Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time from the date hereof until this Term Loan A Note is fully paid, at the rate or rates from time to time in effect under the Credit Agreement and payable at such times as specified in the Loan Agreement, provided, however, that the entire unpaid principal balance of this Term Loan A Note shall be due and payable in full at the end of the Term, or earlier as provided in the Loan Agreement.

THIS TERM LOAN A NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrowers, GateHouse Media, Inc., a Delaware corporation, Crystal Financial LLC, as the term loan B agent to the Term Loan B Lenders (“Term Loan B Agent”), together with any other financial institutions named therein or which hereafter become a party thereto as lenders (the “Lenders”), and PNC, in its capacity as agent for Lenders (in such capacity, “Administrative Agent”) and in its capacity as Revolving Lender and Term Loan A Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

The Administrative Agent shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto.

Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Term Loan A Note is one of the Term Notes referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

6

THIS TERM LOAN A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

7

IN WITNESS WHEREOF, the undersigned have executed this Term Loan A Note the day and year first written above intending to be legally bound hereby.

BORROWERS:

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

Subsidiary Borrowers:

COPLEY OHIO NEWSPAPERS, INC.
ENHE ACQUISITION, LLC
ENTERPRISE NEWSMEDIA HOLDING, LLC
ENTERPRISE NEWSMEDIA, LLC
ENTERPRISE PUBLISHING COMPANY, LLC
GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.
GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.
GATEHOUSE MEDIA COLORADO HOLDINGS, INC.
GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.
GATEHOUSE MEDIA CORNING HOLDINGS, INC.
GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.
GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.

By:
Name:
Title:

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.
GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.
GATEHOUSE MEDIA HOLDCO, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.
GATEHOUSE MEDIA IOWA HOLDINGS, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS, INC.
GATEHOUSE MEDIA LANSING PRINTING, INC.
GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.
GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.
GATEHOUSE MEDIA MASSACHUSETTS I, INC.
GATEHOUSE MEDIA MASSACHUSETTS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.
GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.
GATEHOUSE MEDIA NEVADA HOLDINGS, INC.
GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.
GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.
GATEHOUSE MEDIA OHIO HOLDINGS, INC.
GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.

By:
Name:
Title:

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA OPERATING, INC.
GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.
GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.
GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.
GATEHOUSE MEDIA VENTURES, INC.
GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC
MINERAL DAILY NEWS TRIBUNE, INC.
NEWS LEADER, INC.
SUREWEST DIRECTORIES
TERRY NEWSPAPERS, INC.
THE PEORIA JOURNAL STAR, INC.
LIBERTY SMC, L.L.C.
LOW REALTY, LLC
LRT FOUR HUNDRED, LLC

By:
Name:
Title:

EXHIBIT 2.3(b)

FORM OF TERM LOAN B NOTE

$	, 20

FOR VALUE RECEIVED, GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“GMIH”), and each of the subsidiary borrowers listed on the signature pages hereto (the “Subsidiary Borrowers” and, together with GMIH, and any other Person joined to the Loan Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers”), hereby promise to pay to the order of CRYSTAL FINANCIAL SPV LLC (“Crystal”), at the office of the Term Loan B Agent (as defined below) at the address set forth in the Loan Agreement or at any other place designated at any time by the holder hereof by notice to the Borrowing Agent as specified in the Loan Agreement, in lawful money of the United States of America and in immediately available funds, the principal sum of [                    ] DOLLARS ($[         ]) or such lesser sum which then represents Crystal’s Term Loan B Commitment Percentage of the aggregate unpaid principal amount of the Term Loan B in quarterly installments of principal in such amounts as set forth in the Loan Agreement, each of which installments of principal shall be due and payable in accordance with the terms of the Loan Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time from the date hereof until this Term Loan B Note is fully paid, at the rate or rates from time to time in effect under the Credit Agreement and payable at such times as specified in the Loan Agreement, provided, however, that the entire unpaid principal balance of this Term Loan B Note shall be due and payable in full at the end of the Term, or earlier as provided in the Loan Agreement.

THIS TERM LOAN B NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrowers, GateHouse Media, Inc., a Delaware corporation, Crystal Financial LLC, as the term loan B agent to the Term Loan B Lenders (“Term Loan B Agent”), together with any other financial institutions named therein or which hereafter become a party thereto as lenders (the “Lenders”), and PNC, in its capacity as agent for Lenders (in such capacity, “Administrative Agent”) and in its capacity as Revolving Lender and Term Loan A Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

The Term Loan B Agent shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto.

Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Term Loan B Note is one of the Term Notes referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS TERM LOAN B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

2

IN WITNESS WHEREOF, the undersigned have executed this Term Loan B Note the day and year first written above intending to be legally bound hereby.

BORROWERS:

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

Subsidiary Borrowers:

COPLEY OHIO NEWSPAPERS, INC.
ENHE ACQUISITION, LLC
ENTERPRISE NEWSMEDIA HOLDING, LLC
ENTERPRISE NEWSMEDIA, LLC
ENTERPRISE PUBLISHING COMPANY, LLC
GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.
GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.
GATEHOUSE MEDIA COLORADO HOLDINGS, INC.
GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.
GATEHOUSE MEDIA CORNING HOLDINGS, INC.
GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.
GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.

By:
Name:
Title:

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.
GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.
GATEHOUSE MEDIA HOLDCO, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.
GATEHOUSE MEDIA IOWA HOLDINGS, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS, INC.
GATEHOUSE MEDIA LANSING PRINTING, INC.
GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.
GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.
GATEHOUSE MEDIA MASSACHUSETTS I, INC.
GATEHOUSE MEDIA MASSACHUSETTS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.
GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.
GATEHOUSE MEDIA NEVADA HOLDINGS, INC.
GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.
GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.
GATEHOUSE MEDIA OHIO HOLDINGS, INC.
GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.

By:
Name:
Title:

2

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA OPERATING, INC.
GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.
GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.
GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.
GATEHOUSE MEDIA VENTURES, INC.
GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC
MINERAL DAILY NEWS TRIBUNE, INC.
NEWS LEADER, INC.
SUREWEST DIRECTORIES TERRY NEWSPAPERS, INC.
THE PEORIA JOURNAL STAR, INC.
LIBERTY SMC, L.L.C.
LOW REALTY, LLC
LRT FOUR HUNDRED, LLC

By:
Name:
Title:

3

EXHIBIT 2.4(a)

FORM OF SWING LOAN NOTE

$	, 20

FOR VALUE RECEIVED, GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“GMIH”), and each of the subsidiary borrowers listed on the signature pages hereto (the “Subsidiary Borrowers” and, together with GMIH and any other Person joined to the Loan Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers”), hereby promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (“PNC”), at the office of Administrative Agent (as defined below) at the address set forth in the Loan Agreement (as defined below) or at such other place as the Administrative Agent may designate from time to time by notice to Borrowing Agent pursuant to the terms of the Loan Agreement, in lawful money of the United States of America and in immediately available funds:

1. the principal sum of [                    ] DOLLARS ($[         ]) or, such lesser amount which then represents the unpaid principal balance of the Swing Loans as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence and continuation of an Event of Default pursuant to the terms of the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

2. interest on the principal amount of this Swing Loan Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate for Domestic Rate Loans and at such times in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the amount collectible at the maximum interest rate permitted by Applicable Law. Upon the occurrence of an Event of Default, and during the continuation thereof, at the election of Administrative Agent or Required Lenders holding Revolving Commitments, interest shall be payable at the Default Rate.

THIS SWING LOAN NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrowers, GateHouse Media, Inc., a Delaware corporation, Crystal Financial LLC, as the term loan B agent to the Term Loan B Lenders (“Term Loan B Agent”), together with any other financial institutions named therein or which hereafter become a party thereto as lenders (the “Lenders”), and PNC, in its capacity as agent for Lenders (in such capacity, “Administrative Agent”) and in its capacity as Revolving Lender and Term Loan A Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

The Administrative Agent shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto.

Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Swing Loan Note is the Swing Loan Note referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS SWING LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

2

IN WITNESS WHEREOF, this Swing Loan Note has been executed and delivered as of the date first written above.

BORROWERS:

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

Subsidiary Borrowers:

COPLEY OHIO NEWSPAPERS, INC. ENHE ACQUISITION, LLC
ENTERPRISE NEWSMEDIA HOLDING, LLC
ENTERPRISE NEWSMEDIA, LLC
ENTERPRISE PUBLISHING COMPANY, LLC
GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.
GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.
GATEHOUSE MEDIA COLORADO HOLDINGS, INC.
GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.
GATEHOUSE MEDIA CORNING HOLDINGS, INC.
GATEHOUSE MEDIA DELAWARE HOLDINGS, INC. GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.

By:
Name:
Title:

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.
GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.
GATEHOUSE MEDIA HOLDCO, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.
GATEHOUSE MEDIA IOWA HOLDINGS, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS, INC.
GATEHOUSE MEDIA LANSING PRINTING, INC.
GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.
GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.
GATEHOUSE MEDIA MASSACHUSETTS I, INC.
GATEHOUSE MEDIA MASSACHUSETTS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.
GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.
GATEHOUSE MEDIA NEVADA HOLDINGS, INC.
GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.
GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.
GATEHOUSE MEDIA OHIO HOLDINGS, INC.
GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.

By:
Name:
Title:

2

Subsidiary Borrowers (Continued):

GATEHOUSE MEDIA OPERATING, INC. GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.
GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.
GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.
GATEHOUSE MEDIA VENTURES, INC.
GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC
MINERAL DAILY NEWS TRIBUNE, INC.
NEWS LEADER, INC.
SUREWEST DIRECTORIES TERRY NEWSPAPERS, INC.
THE PEORIA JOURNAL STAR, INC.
LIBERTY SMC, L.L.C.
LOW REALTY, LLC
LRT FOUR HUNDRED, LLC

By:
Name:
Title:

3

EXHIBIT 5.5(b) FINANCIAL

PROJECTIONS

(Delivered directly to Agent)

EXHIBIT 8.1(j)

FINANCIAL CONDITION CERTIFICATE

            , 20

TO: PNC BANK, NATIONAL ASSOCIATION (“PNC”) and CRYSTAL FINANCIAL LLC (“Crystal”), in connection with that certain Revolving Credit, Term Loan and Security Agreement dated of even date herewith (the “Loan Agreement”), by and among GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“GMIH”), each of the subsidiary borrowers party thereto (the “Subsidiary Borrowers” and, together with GMIH, and any other Person joined thereto as a borrower from time to time collectively, the “Borrowers”), GATEHOUSE MEDIA, INC., a Delaware corporation (“HoldCo” and, together with Borrowers, the “Loan Parties” and each a “Loan Party”), the financial institutions party thereto as lenders (referred to herein, collectively, as the “Lenders” and each, individually, a “Lender”), Crystal, as term loan B agent for the Term Loan B Lenders (“Term Loan B Agent”), and PNC, as administrative agent for Lenders (PNC, in such capacity, the “Administrative Agent” and together with Term Loan B Agent, the “Agents”).

In connection with the Loan Agreement and the Other Documents, I hereby certify that, effective as of the execution of the Loan Agreement and each of the Other Documents, I am the duly elected, qualified and acting Chief Financial Officer of Borrowers, and, solely in such capacity, and not individually, I hereby conclude to the best of my knowledge that the execution and delivery of the Loan Agreement and each of the Other Documents and the granting of any security interests or liens pursuant to the Loan Agreement and any of the Other Documents by Loan Parties (after giving effect to (x) the Plan of Reorganization, (y) the consummation of the Transactions, including the making of the initial Advances under the Loan Agreement and the incurrence of the other Indebtedness on the date hereof and (z) the application of the proceeds of such initial Advances and other Indebtedness) will not:

1.	render the Loan Parties, on a consolidated basis, insolvent (I understand that, in this context, “insolvent” with respect to the Loan Parties means that the present fair saleable value of the assets of the Loan Parties, on a consolidated basis, is less than the amount of liabilities of the Loan Parties, on a consolidated basis);

2.	leave the Loan Parties, on a consolidated basis, with property remaining in their hands which would constitute unreasonably small capital for the Loan Parties’ business. In reaching this conclusion, I understand that “unreasonably small capital” depends upon the nature of the Loan Parties’ business as presently conducted, and I have reached my conclusion based on, to the best of my knowledge, the actual and reasonably anticipated needs for capital of the business anticipated to be conducted by the Loan Parties and my review of the Projections (as such term is defined below); or

3.

cause the Loan Parties on a consolidated basis, to be unable to pay its debts as they mature (this conclusion is based, in part, upon my review of the projections provided by the Loan Parties to the Agents (“Projections”). I have concluded that the fair value of the assets of the Loan Parties, on a consolidated basis, will not be less than the amount that will be required to pay the current debt, short term debt, and long term debt of the Loan Parties, on a consolidated basis as such debts become due, considering all financing alternatives and potential asset sales reasonably available to the Loan Parties on a consolidated basis.

I understand that the Agents and the Lenders are relying on the truth and accuracy of the foregoing in connection with the extensions of credit under the Loan Agreement and that no one else shall be entitled to rely on this Certificate. All initially capitalized terms used herein shall have the respective meanings ascribed to them in the Loan Agreement, unless specifically defined herein. Unless the context of this Certificate clearly requires otherwise, the term “or” includes the inclusive meaning represented by the phrase “and/or.”

[SIGNATURE TO FOLLOW ON SEPARATE PAGE]

3

The undersigned, in my capacity as [                    ] of the Loan Parties, hereby executes this certificate as of the date first written above.

[ ], [title]

EXHIBIT 17.3

FORM OF COMMITMENT TRANSFER SUPPLEMENT

COMMITMENT TRANSFER SUPPLEMENT, dated as of             , 201    , by [                    ] (the “Transferor Lender”), [                    ], (the “Purchasing Lender”), and PNC Bank, National Association, as administrative agent for the Lenders under the Revolving Credit, Term Loan and Security Agreement described below (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 17.3 of that certain Revolving Credit, Term Loan and Security Agreement dated as of November 26, 2013 (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Loan Agreement”) by and among GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“GMIH”), each subsidiary borrower party thereto (the “Subsidiary Borrowers” and, together with GMIH, the “Borrowers”), GATEHOUSE MEDIA, INC., a Delaware corporation, the financial institutions which are now or which hereafter become a party thereto (collectively, the “Lenders”), Crystal Financial LLC, as term loan B agent to the Term Loan B Lenders (“Term Loan B Agent”) and the Administrative Agent.

WHEREAS, Purchasing Lender wishes to become a Lender party to the Loan Agreement; and

WHEREAS, the Transferor Lender is selling and assigning to Purchasing Lender rights, obligations and commitments under the Loan Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.

2. Upon receipt by the Administrative Agent of four (4) counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender, the Purchasing Lender and Administrative Agent, Administrative Agent will transmit to Transferor Lender and Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Commitment Transfer Supplement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the “Transfer Effective Date”), which date unless otherwise noted therein, shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof.

3. At or before 12:00 Noon (New York time) on the Transfer Effective Date, Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the “Purchase Price”), of the portion of the Advances being purchased by such Purchasing Lender (such Purchasing Lender’s “Purchased Percentage”) of the outstanding Advances and other amounts owing to the Transferor Lender under the Loan Agreement and the Note(s) of Transferor Lender. Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, except as to the representations and warranties made by Transferor Lender herein (including, without limitation, in Section 8 hereof), and Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender’s Purchased Percentage of the Advances and other amounts owing to the Transferor Lender under the Loan Agreement and such Note(s) together with all instruments, documents and collateral security pertaining thereto.

4. Transferor Lender has made arrangements with Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Loan Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates of payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.

5. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Loan Agreement and the Note(s) of Transferor Lender shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

(b) All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Loan Agreement and the Note(s) of Transferor Lender shall, instead, accrue for the account of, and be

2

payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from Borrowers.

6. Concurrently with the execution and delivery hereof, Transferor Lender will provide to Purchasing Lender conformed copies of the Loan Agreement and all related documents delivered to Transferor Lender.

7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

8. By executing and delivering this Commitment Transfer Supplement, Transferor Lender and Purchasing Lender confirm to and agree with each other and Administrative Agent and Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the Note(s) of Transferor Lender or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of the Obligations under the Loan Agreement, the Note(s) or any other instrument or document furnished pursuant thereto; (iii) Transferor Lender has the full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby; (iv) Purchasing Lender confirms that it has received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (v) Purchasing Lender acknowledges receipt of and consents to the Other Documents; (vi) Purchasing Lender has the full power and authority, and has taken all actions necessary to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement; (vii) Purchasing Lender meets all of the requirements to be an assignee under Section 17.3(c) of the Loan Agreement (subject to such consents, if any, as may be required under Section 17.3(c) of the Loan Agreement); (viii) Purchasing Lender will, independently and without reliance upon Administrative Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (ix) Purchasing Lender appoints and authorizes Administrative Agent on its behalf to take such action as agent and to exercise such powers under the Loan Agreement and Other Documents as are delegated to the Administrative Agent by the terms thereof; (x) Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Loan Agreement and Other Documents to be

3

performed by it as a Lender; (xi) Purchasing Lender confirms it has the capacity to make Domestic Rate Loans and LIBOR Rate Loans; and (xii) Purchasing Lender represents and warrants to Transferor Lender, Lenders, Administrative Agent and Borrowers that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrowers under the Loan Agreement and Other Documents and attaches any documentation required to be delivered by it under the Loan Agreement, including but not limited to any documentation required under Section 3.10(e) of the Loan Agreement or (y) is engaged in trade or business within the United States of America.

9. The Transferor Lender attaches the Note(s) held by it and requires that the Administrative Agent exchange such Note(s) for new Note(s) payable to Purchasing Lender in an amount equal to the Commitment Percentage assumed by the Purchasing Lender pursuant hereto and, if applicable, to the Transferor Lender in an amount equal to the Commitment Percentage retained by the Transferor Lender.

10. Schedule I hereto sets forth the revised Commitment Percentage of Transferor Lender and the Commitment Percentage of Purchasing Lender as well as administrative information with respect to Purchasing Lender.

11. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

12. This Commitment Transfer Supplement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Commitment Transfer Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Commitment Transfer Supplement by facsimile or an electronic transmission of a pdf copy thereof shall be effective as delivery of an original executed counterpart of this Commitment Transfer Supplement.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on the date set forth above.

[ ]
as Transferor Lender

By:
Name:
Title:

[ ]
as Purchasing Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

[Consented to:]1

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

[1]	To be added only if the consent of the Borrowers is required by the terms of the Loan Agreement.

[Signature Page To Commitment Transfer Supplement]

SCHEDULE I TO COMMITMENT TRANSFER SUPPLEMENT

LIST OF OFFICES, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS

Revised Commitment Amount	$

Revised Commitment Percentage		%

Commitment Amount	$

Commitment Percentage		%

Addresses for Notices for [                    ]

Attention:

Telephone:

Telecopier:

SCHEDULE II TO COMMITMENT TRANSFER SUPPLEMENT

[Form of Transfer Effective Notice]

To:                     , as Transferor Lender and                     , as Purchasing Lender:

The undersigned, as Administrative Agent under the Revolving Credit, Term Loan and Security Agreement dated as of November 26, 2013 by and among GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“GMIH”), each subsidiary borrower party thereto (the “Subsidiary Borrowers” and, together with GMIH, the “Borrowers”), GATEHOUSE MEDIA, INC., a Delaware corporation, the financial institutions which are now or which hereafter become a party thereto (collectively, the “Lenders”), Crystal Financial LLC, as term loan B agent to the Term Loan B Lenders (“Term Loan B Agent”) and the Administrative Agent, acknowledges receipt of four (4) executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto. [Note: Attach copy of Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [Insert date of Transfer Effective Notice].

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Title:
Name:

ACCEPTED FOR RECORDATION

  IN REGISTER:

[Signature Page To Commitment Transfer Supplement]

SCHEDULE A

Real Property Locations (First Tier)

	Property Address	City	State
1.	99 E. State Street	Rockford	IL
2.	1 News Plaza	Peoria	IL
3.	500 Market Avenue South	Canton	OH
4.	1 Copley Plaza	Springfield	IL
5.	33 New York Avenue	Framingham	MA
6.	629 Wabash Avenue	New Philadelphia	OH
7.	221 Oriskany Plaza	Utica	NY
8.	224 E. Ridgecrest Blvd	Ridgecrest	CA
9.	475 Washington Street	Auburn	MA
10.	54 West 8th Street	Holland	MI
11.	410 S. Liberty Street	Independence	MO

SCHEDULE B

Real Property Locations (Second Tier)

	Property Address	City	State
1.	140 S. Prairie	Galesburg	IL
2.	66 Franklin Street	Norwich	CT
3.	207 Pocasset Street	Fall River	MA
4.	595 Jenner Drive	Allegan	MI
5.	165 Enterprise Drive	Marshfield	MA
6.	5 Cohannet Street	Taunton	MA

SCHEDULE C

Real Property Locations (Third Tier)

	Property Address	City	State
1.	209 JOHN ST	STURGIS	MI
2.	300 N WASHINGTON ST	MEXICO	MO
3.	1196 SOUTH LITTLE CREEK	DOVER	DE
4.	34 W. PULTENEY ST.	CORNING	NY
5.	2495 Brickyard Road	CANANDAIGUA	NY
6.	117 W BROADWAY ST	ARDMORE	OK
7.	133 N. WINTER ST	ADRIAN	MI
8.	318 N MAIN ST	PONTIAC	IL
9.	205 SOUTH 26TH STREET	ARKADELPHIA	AR
10.	650 6T STREET	WINTERHAVEN	FL
11.	220 8TH ST.	HONESDALE	PA
12.	114 N DEPOT ST	IONIA	MI
13.	701 N LOCUST ST	PITTSBURG	KS
14.	73 BUFFALO ST	CANANDAIGUA	NY
15.	119 EAST HICKORY	BASTROP	LA
16.	58650 BELLEVIEW DR	PLAQUEMINE	LA
17.	716 E. NAPOLEON ST	SULPHUR	LA
18.	705 SECOND AVE	DODGE CITY	KS
19.	309 S BROADWAY	YREKA	CA
20.	422 SENECA ST	LEAVENWORTH	KS
21.	200 N 3RD ST	HANNIBAL	MO
22.	231 WEST CORNERVIEW STREET	GONZALES	LA
23.	105 E. CENTRAL BLVD.	KEWANEE	IL
24.	818 WASHINGTON ST	CHILLICOTHE	MO
25.	918 N STATE HIGHWAY 5	CAMDENTON	MO
26.	2916 EAST 20TH STREET	JOPLIN	MO
27.	924 N. MT. SHASTA BLVD	MOUNT SHASTA	CA
28.	109 ARLINGTON STREET	SAULT STE MARIE	MI
29.	215 N BELL AVE	SHAWNEE	OK
30.	700 WEST WASHINGTON STREET	NEWTON	IL
31.	107 N MAIN ST # 109	BROOKFIELD	MO
32.	219 SOUTH WASHINGTON STREET	REDWOOD FALLS	MN
33.	50 NORTH AVENUE	MASSILLON	OH
34.	502 W JACKSON ST	MARION	IL

35.	15 W. PEARL STREET	COLDWATER	MI
36.	800 CENTER STREET	TAFT	CA
37.	24 W MAIN ST	MIDDLETOWN	DE
38.	5512 STATE ROUTE 55	LIBERTY	NY
39.	101 WEST 7TH ST	ROLLA	MO
40.	302 N. CHURCH STREET	RIPLEY	WV
41.	218 N WILLIAMS ST	MOBERLY	MO
42.	85 CANISTEO STREET	HORNELL	NY
43.	709 N 2ND AVE	DODGE CITY	KS
44.	111-115 S EMMA ST	WEST FRANKFORT	IL
45.	410 RACE STREET	RAVENSWOOD	WV
46.	522 W 3RD STREET	HOPE	AR
47.	223 S. FIRST ST	MONTEVIDEO	MN
48.	13 S FRONT ST	GEORGETOWN	DE
49.	111 W 6TH ST	STUTTGART	AR
50.	111 GREEN STREET	HERKIMER	NY
51.	204 E 5TH STREET	AUGUSTA	KS
52.	41 NORTH CHURCH ST	CARBONDALE	PA
53.	2672 KEN GRAY BLVD.	WEST FRANKFORT	IL
54.	417 YORK ST.	HELENA	AR
55.	33 MCCOLLUM ST	HILLSDALE	MI
56.	108 W. FIRST ST	GENESEO	IL
57.	114 N VINE ST	EL DORADO	KS
58.	204 W. BOURKE STREET	MACON	MO

Schedules

Schedule I	Additional Borrowers

Schedule II	Transaction Expenses

Schedule 1.2(a)	Certain Excluded Property
Schedule 1.2(b)	Permitted Dispositions
Schedule 1.2(c)	Permitted Encumbrances

Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(j)	Concentration and Depository Accounts
Schedule 4.12	Financing Statements

Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.24	Equity Interests
Schedule 5.25	Commercial Tort Claims
Schedule 5.26	Letter of Credit Rights
Schedule 5.27	Material Contracts
Schedule 7.3	Guarantees

SCHEDULE I

Additional Borrowers

Guarantor
Copley Ohio Newspapers, Inc.
ENHE Acquisition, LLC
Enterprise NewsMedia Holding, LLC
Enterprise NewsMedia, LLC
Enterprise Publishing Company, LLC
GateHouse Media Arkansas Holdings, Inc.
GateHouse Media California Holdings, Inc.
GateHouse Media Colorado Holdings, Inc.
GateHouse Media Connecticut Holdings, Inc.
GateHouse Media Corning Holdings, Inc.
GateHouse Media Delaware Holdings, Inc.
GateHouse Media Directories Holdings, Inc.
GateHouse Media Florida Holdings, Inc.
GateHouse Media Freeport Holdings, Inc.
GateHouse Media Holdco, Inc.
GateHouse Media Illinois Holdings II, Inc.
GateHouse Media Illinois Holdings, Inc.
GateHouse Media Iowa Holdings, Inc.
GateHouse Media Kansas Holdings II, Inc.
GateHouse Media Kansas Holdings, Inc.
GateHouse Media Lansing Printing, Inc.
GateHouse Media Louisiana Holdings, Inc.
GateHouse Media Management Services, Inc.
GateHouse Media Massachusetts I, Inc.

GateHouse Media Massachusetts II, Inc.
GateHouse Media Michigan Holdings II, Inc.
GateHouse Media Michigan Holdings, Inc.
GateHouse Media Minnesota Holdings, Inc.
GateHouse Media Missouri Holdings II, Inc.
GateHouse Media Missouri Holdings, Inc.
GateHouse Media Nebraska Holdings II, Inc.
GateHouse Media Nebraska Holdings, Inc.
GateHouse Media Nevada Holdings, Inc.
GateHouse Media New York Holdings, Inc.
GateHouse Media North Dakota Holdings, Inc.
GateHouse Media Ohio Holdings, Inc.
GateHouse Media Oklahoma Holdings, Inc.
GateHouse Media Operating, Inc.
GateHouse Media Pennsylvania Holdings, Inc.
GateHouse Media Suburban Newspapers, Inc.
GateHouse Media Tennessee Holdings, Inc.
GateHouse Media Ventures, Inc.
George W. Prescott Publishing Company, LLC
Liberty SMC, L.L.C.
Low Realty, LLC
LRT Four Hundred, LLC
Mineral Daily News Tribune, Inc.
News Leader, Inc.
Surewest Directories
Terry Newspapers, Inc.
The Peoria Journal Star, Inc.

SCHEDULE II

Transaction Expenses

(Separately provided to Agents/Lender)

SCHEDULE III

Permitted Dividend – Illustrative Example

Assumptions

(A) EBITDA

Q2 2014 - $19.1M

Q3 2014 - $19.0M

Q4 2014 - $25.2M

Q1 2015 - $10.4M

Total: $73.7MM

(B) Charges

The “minus” components of Excess Cash Flow (Unfunded Capital Expenditures, taxes, dividends (including Permitted Dividends) and distributions made in respect of such fiscal period, Transaction Expenses, Debt Payments (excluding amounts expensed within the definition of Earnings Before Interest and Taxes), pension payments (excluding amounts expensed within the definition of Earnings Before Interest and Taxes, extraordinary, non-recurring cash employer severance expenses, not to exceed $1,000,000 per fiscal year (to the extent included in clause (x) of the definition of “EBITDA”), any management incentive fee expense deferred in accordance with clause (xi) of the definition of “EBITDA”) excluding Permitted Dividends total:

Q2 2014 - $5.5M

Q3 2014 - $5.5M

Q4 2014 - $5.2M

Q1 2015 - $5.4M

Total: $21.6MM

(C) Dividends paid (payment date)

Q2 2014 - $12.5M (end of April)

Q3 2014 - $12.5M (end of July)

Q4 2014 - $12.5M (end of January)

Total: $37.5M

If the Leverage Ratio is <2.50 to 1.00, then the cumulative Permitted Dividends for the LTM period ending Q1 2015 is equal to “an amount up to 100% of the Excess Cash Flow for the LTM period then ended.

The LTM period just ended is April 1, 2014 to March 31, 2015.

Therefore, the maximum Permitted Dividend for the period ending Q1 2015 payable within 45 days thereafter would be calculated as follows:

(A)-(B)-(C) = $14.6MM

SCHEDULE 1.2(a) Certain

Excluded Property

1. The following properties/assets are under a contract for sale (or an agreement in principle has been reached).

(a) 203 N. Randolph, Macomb, Illinois; Building; Gross Proposed Purchase Price - $150,000

(b) 246 Jay Street, Utica, New York; Building; Gross Proposed Purchase Price - $120,000

(c) 111 East Jenkins Street, Maryville, Missouri*; Entire Business; Gross Proposed Purchase Price - $100,000

*	Contract being negotiated – Sale of entire business (Land, Building and Publications: Maryville Daily Forum and Penny Press 2)

2. All Motor Vehicles

3. Any Real Property with an extrapolated value of less than $100,000.

SCHEDULE 1.2(b)

Permitted Dispositions

1. The following properties/assets are under a contract for sale (or an agreement in principle has been reached).

(a) 203 N. Randolph, Macomb, Illinois; Building; Gross Proposed Purchase Price - $150,000

(b) 246 Jay Street, Utica, New York; Building; Gross Proposed Purchase Price - $120,000

(c) 111 East Jenkins Street, Maryville, Missouri*; Entire Business; Gross Proposed Purchase Price - $100,000

*	Contract being negotiated – Sale of entire business (Land, Building and Publications: Maryville Daily Forum and Penny Press 2)

2. Dissolution of Pro Football Weekly, LLC

SCHEDULE 1.2(c)

Permitted Encumbrances

1.	Agreements or proposed agreements to the sale of the following properties (See Schedule 1.2(b)):

(a) 203 N. Randolph, Macomb, Illinois

(b) 246 Jay Street, Utica, New York

(c) 111 East Jenkins Street, Maryville, Missouri

2.	Bankruptcy claim for unpaid property taxes (for a total amount of $29,625.11) filed by Kern County Treasurer and Tax Collector against GateHouse Media California Holdings, Inc.

SCHEDULE 4.4

Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property

Schedule 4.4(b)(i)

Equipment, Inventory or Other Collateral

Loan Party	Address	City	St	Country	Zip	Schedule 4.4(b)(i) Value

Copley Ohio Newspapers, Inc.	500 MARKET AVENUE SOUTH	Canton	OH	Stark	44702	$13,800,000

Copley Ohio Newspapers, Inc.	629 WABASH AVENUE	New Philadelphia	OH	Tuscarawas	44663	$2,040,000

Enterprise Publishing Company, LLC	400 CROWN COLONY DRIVE	Quincy	MA	Norfolk	02169	$588,000

GateHouse Media Arkansas Holdings, Inc.	522 W 3rd Street	Hope	AR	Hempstead	71801	$1,164,000

GateHouse Media Arkansas Holdings, Inc.	111 W 6TH ST	Stuttgart	AR	Arkansas	72160	$1,570,000

GateHouse Media California Holdings, Inc.	224 EAST RIDGECREST BLVD	Ridgecrest	CA	Kern	93555	$335,000

GateHouse Media California Holdings, Inc.	309 S BROADWAY	Yreka	CA	Siskiyou	96097	$490,000

GateHouse Media Colorado Holdings, Inc.	422 COLORADO AVENUE	La Junta	CO	Otero	81050	$325,000

GateHouse Media Connecticut Holdings, Inc.	66 FRANKLIN STREET	Norwich	CT	New London	06360	$550,000

GateHouse Media Corning Holdings, Inc.	34 W. PULTENEY ST.	Corning	NY	Steuben	14830	$550,000

GateHouse Media Delaware Holdings, Inc.	1196 SOUTH LITTLE CREEK RD	Dover	DE	Kent	19901	$6,650,000

GateHouse Media Directories Holdings, Inc.	915 HIGHLAND POINTE DRIVE, STE 400 On or about March 1, 2014 – moving to 1430 Blue Oaks Boulevard, Suite 190, Roseville, CA 95747	Roseville	CA	Placer	95678	$350,000

GateHouse Media Illinois Holdings, Inc.	53 W ELM ST	Canton	IL	Fulton	61520	$949,660

GateHouse Media Illinois Holdings, Inc.	140 S. Prairie	Galesburg	IL	USA	61401	$5,017,987

GateHouse Media Illinois Holdings, Inc.	105 E. CENTRAL BLVD.	Kewanee	IL	Henry	61443	$400,000

GateHouse Media Illinois Holdings, Inc.	400 S MAIN ST	Monmouth	IL	Warren	61462	$390,000

GateHouse Media Illinois Holdings, Inc.	206 S WHITTLE AVE	Olney	IL	Richland	62450	$1,210,000

GateHouse Media Illinois Holdings, Inc.	1 NEWS PLAZA	Peoria	IL	Peoria	61643	$23,210,307

GateHouse Media Illinois Holdings, Inc.	99 E. STATE STREET	Rockford	IL	Winnebago	61104	$22,304,000

GateHouse Media Illinois Holdings, Inc.	One Copley Plaza/9th ST & Capitol Ave	Springfield	IL	Sangamon	62701	$2,000,000

GateHouse Media Illinois Holdings, Inc.	111-115 S EMMA ST	West Frankfort	IL	Franklin	62896	$250,000

GateHouse Media Illinois Holdings, Inc.	121 W 6TH ST	Newton	KS	Harvey	67114	$255,000

GateHouse Media Kansas Holdings II, Inc.	301 S. MAIN ST	Mc Pherson	KS	Mc Pherson	67460	$250,000

GateHouse Media Kansas Holdings II, Inc.	701 N LOCUST ST	Pittsburgh	KS	Crawford	66762	$810,000

GateHouse Media Louisiana Holdings, Inc.	119 EAST HICKORY	Bastrop	LA	Morehouse	71221	$2,233,000

GateHouse Media Management Services, Inc.	350 WillowBrook Office Park	Fairport	NY	Monroe	14450	$500,000

GateHouse Media Management Services, Inc.	120 N. Plymouth Ave	Rochester	NY	Monroe	14608	$1,000,000

GateHouse Media Massachusetts I, Inc.	475 WASHINGTON ST	Auburn	MA	Worcester	01501	$1,792,000

GateHouse Media Massachusetts I, Inc.	101A Messina Drive	Braintree	MA	Norfolk	02184	$392,000

GateHouse Media Massachusetts I, Inc.	75 SYLVAN ST, BLDG C	Danvers	MA	Essex	01923	$329,000

GateHouse Media Massachusetts I, Inc.	207 POCASSET STREET	Fall River	MA	Bristol	02721	$413,000

GateHouse Media Massachusetts I, Inc.	33 NEW YORK AVE	Framingham	MA	Middlesex	01701	$2,911,000 (Office & Production	)

GateHouse Media Massachusetts I, Inc.	165 ENTERPRISE DR	Marshfield	MA	Plymouth	02050	$336,000

GateHouse Media Massachusetts I, Inc.	254 SECOND AVE	Needham	MA	Norfolk	02494	$770,000

GateHouse Media Massachusetts I, Inc.	15 PACELLA DRIVE	Randolph	MA	Norfolk	02368	$616,000

GateHouse Media Michigan Holdings II, Inc.	1226 LINCOLN ROAD	Allegan	MI	Allegan	49010	$375,000

GateHouse Media Michigan Holdings II, Inc.	595 JENNER DR	Allegan	MI	Allegan	49010	$1,835,075

GateHouse Media Michigan Holdings II, Inc.	54 W 8TH ST	Holland	MI	Ottowa	49423	$620,000

GateHouse Media Michigan Holdings, Inc.	133 N. WINTER ST	Adrian	MI	Lenawee	49221	$2,166,000

GateHouse Media Michigan Holdings, Inc.	308 N MAIN ST # 310	Cheboygan	MI	Cheboygan	49721	$379,000

GateHouse Media Michigan Holdings, Inc.	109 ARLINGTON STREET	Sault Ste Marie	MI	Chippewa	49783	$340,000

GateHouse Media Michigan Holdings, Inc.	209 JOHN ST	Sturgis	MI	St. Joseph	49091	$527,783

GateHouse Media Minnesota Holdings, Inc.	713 PRENTICE ST	Granite Falls	MN	Yellow Medicine	56241	$130,000

GateHouse Media Missouri Holdings II, Inc.	200 N 3RD ST	Hannibal	MO	Marion	63401	$1,518,164

GateHouse Media Missouri Holdings II, Inc.	410 S LIBERTY ST	Independence	MO	Jackson	64050	$1,135,000

GateHouse Media Missouri Holdings, Inc.	300 N WASHINGTON ST	Mexico	MO	Audrain	65265	$1,074,000

GateHouse Media Missouri Holdings, Inc.	1006 W HARMONY ST	Neosho	MO	Newton	64850	$1,376,000

GateHouse Media Missouri Holdings, Inc.	108 HOLLY	Waynesville	MO	Pulaski	65583	$950,000

GateHouse Media New York Holdings, Inc.	2495 BRICKYARD RD	Canandaigua	NY	Ontario	14424	$1,400,000

GateHouse Media New York Holdings, Inc.	73 BUFFALO ST	Canandaigua	NY	Ontario	14424	$3,585,000

GateHouse Media New York Holdings, Inc.	85 Canisteo Street	Hornell	NY	Steuben	14843	$300,000

GateHouse Media New York Holdings, Inc.	221 ORISKANY PLAZA	Utica	NY	Oneida	13501	$2,200,000

GateHouse Media North Dakota Holdings, Inc.	516 4TH STREET NE	Devils Lake	ND	Ramsey	58301	$1,571,000

GateHouse Media Oklahoma Holdings, Inc.	117 W BROADWAY ST	Ardmore	OK	Carter	73401	$1,492,000

GateHouse Media Oklahoma Holdings, Inc.	215 N BELL AVE	Shawnee	OK	Pottawatomie	74801	$3,027,000

GateHouse Media Pennsylvania Holdings, Inc.	220 8TH ST.	Honesdale	PA	Wayne	18431	$1,258,000

GateHouse Media Pennsylvania Holdings, Inc.	30 WALNUT ST	Waynesboro	PA	Franklin	17268	$1,810,000

GateHouse Media Suburban Newspapers, Inc.	1101 31ST ST, STE 100, 260, 270 Effective 12/1/2013 – moving to One Lincoln Center, Oakbrook Terrace, Illinois	Downers Grove	IL	Du Page	60515	$900,000

GateHouse Media Ventures, Inc.	108 Myrtle Street	Quincy	MA	Norfolk	02169	$910,000

GateHouse Media West Virginia Holdings, Inc.	410 RACE STREET	Ravenswood	WV	Jackson	26164	$1,300,000

GateHouse Media West Virginia Holdings, Inc.	302 N. CHURCH STREET	Ripley	WV	Jackson	25271	$268,000

Mineral Daily News, Inc.	21 Shamrock Dr. - Rt 220 S	Keyser	WV	Mineral	26726	$1,119,000

News Leader Inc.	716 E. NAPOLEON ST	Sulphur	LA	Calcasien	70663	$300,000

Schedule 4.4(b)(ii)

Warehouses

Loan Party	Address	City	State	County	Zip Code	Owned / Leased	Nature and Use

GateHouse Media Connecticut Holdings, Inc.	66 Franklin Street	Norwich	CT	New London	06360	Owned	Warehouse / Office

GateHouse Media Delaware Holdings, Inc.	1196 South Little Creek Rd	Dover	DE	Kent	19901	Owned	Office / Production / Warehouse

GateHouse Media Kansas Holdings II, Inc.	107 E 7TH ST	Pittsburgh	KS	Crawford	66762	Owned	Warehouse

GateHouse Media Michigan Holdings II, Inc.	1226 Lincoln Road	Allegan	MI	Allegan	49010	Owned	Warehouse

GateHouse Media New York Holdings, Inc.	6890 Ridge Road	Sodus	NY	Wayne	14551	Owned	Warehouse

GateHouse Media Illinois Holdings II, Inc.	350 Morton St	Jacksonville	IL	Morgan	62650	Leased	Storage of Newspapers

GateHouse Media Massachusetts I, Inc.	101A Messina Drive	Braintree	MA	Norfolk	02184	Leased	Warehouse / Office

GateHouse Media New York Holdings, Inc.	348 Elm Street (storage unit)	Penn Yan	NY	Yates	14527	Leased	Mini Storage

Schedule 4.4(b)(iii)(A)

Place of Business

Owned Property:

Property Location
Loan Party	Address	City	State	County	Zip Code

Copley Ohio Newspapers, Inc.	500 MARKET AVENUE SOUTH	Canton	OH	Stark	44702

Copley Ohio Newspapers, Inc.	50 NORTH AVENUE	Massillon	OH	Stark	44648

Copley Ohio Newspapers, Inc.	629 WABASH AVENUE	New Philadelphia	OH	Tuscarawas	44663

GateHouse Media Arkansas Holdings, Inc.	205 South 26th Street	Arkadelphia	AR	Clark	71923

GateHouse Media Arkansas Holdings, Inc.	107-109 N. 4TH ST	Heber Springs	AR	Cleburne	72543

GateHouse Media Arkansas Holdings, Inc.	417 YORK ST.	Helena	AR	Phillips	72342

GateHouse Media Arkansas Holdings, Inc.	522 W 3rd Street	Hope	AR	Hempstead	71801

GateHouse Media Arkansas Holdings, Inc.	2408 HIGHWAY 367 N	Newport	AR	Jackson	72112

GateHouse Media Arkansas Holdings, Inc.	100 EAST EM STREET	Prescott	AR	Nevada	71857

GateHouse Media Arkansas Holdings, Inc.	111 W 6TH ST	Stuttgart	AR	Arkansas	72160

GateHouse Media California Holdings, Inc.	924 N. MT. SHASTA BLVD	Mt. Shasta	CA	Siskiyou	96067

GateHouse Media California Holdings, Inc.	224 EAST RIDGECREST BLVD	Ridgecrest	CA	Kern	93555

GateHouse Media California Holdings, Inc.	800 CENTER STREET	Taft	CA	Kern	93268

GateHouse Media California Holdings, Inc.	309 S BROADWAY	Yreka	CA	Siskiyou	96097

GateHouse Media Colorado Holdings, Inc.	422 COLORADO AVENUE	La Junta	CO	Otero	81050

GateHouse Media Colorado Holdings, Inc.	418 COLORADO AVE (PART OF 422 COLORADO)	La Junta	CO	Otero	81050

GateHouse Media Connecticut Holdings, Inc.	66 FRANKLIN STREET	Norwich	CT	New London	06360

GateHouse Media Corning Holdings, Inc.	34 W. PULTENEY ST.	Corning	NY	Steuben	14830

GateHouse Media Delaware Holdings, Inc.	1196 SOUTH LITTLE CREEK RD	Dover	DE	Kent	19901

GateHouse Media Delaware Holdings, Inc.	13 S FRONT ST	Georgetown	DE	Sussex	19947

GateHouse Media Delaware Holdings, Inc.	24 W MAIN ST	Middletown	DE	New Castle	19709

GateHouse Media Florida Holdings, Inc.	650 6T STREET	Winterhaven	FL	Polk	33880

GateHouse Media Illinois Holdings, Inc.	111-113 E CHURCH ST	Benton	IL	Franklin	62812

GateHouse Media Illinois Holdings, Inc.	119 WEST EXCHANGE ST	Cambridge	IL	Henry	61238

GateHouse Media Illinois Holdings, Inc.	53 W ELM ST	Canton	IL	Fulton	61520

GateHouse Media Illinois Holdings, Inc.	323 E MAIN ST	Carmi	IL	White	62821

GateHouse Media Illinois Holdings, Inc.	9 N. DIVISION ST	Du Quoin	IL	Perry	62832

GateHouse Media Illinois Holdings, Inc.	1200 Locust St	El Dorado	IL	Saline	62930

GateHouse Media Illinois Holdings, Inc.	105 W. NORTH AVE	Flora	IL	Clay	62839

GateHouse Media Illinois Holdings, Inc.	140 S. Prairie	Galesburg	IL	Knox	61401

GateHouse Media Illinois Holdings, Inc.	108 W. FIRST ST	Geneseo	IL	Henry	61254

GateHouse Media Illinois Holdings, Inc.	35 S. VINE ST.	Harrisburg	IL	Saline	62946

GateHouse Media Illinois Holdings, Inc.	105 E. CENTRAL BLVD.	Kewanee	IL	Henry	61443

GateHouse Media Illinois Holdings, Inc.	203 N. RANDOLPH	Macomb	IL	McDonough	61455

GateHouse Media Illinois Holdings, Inc.	502 W JACKSON ST	Marion	IL	Williamson	62959

GateHouse Media Illinois Holdings, Inc.	400 S MAIN ST	Monmouth	IL	Warren	61462

GateHouse Media Illinois Holdings, Inc.	1400 WALNUT ST.	Murphysboro	IL	Jackson	62966

GateHouse Media Illinois Holdings, Inc.	700 W. WASHINGTON ST	Newton	IL	Jasper	62448

GateHouse Media Illinois Holdings, Inc.	121 W 6TH ST	Newton	KS	Harvey	67114

GateHouse Media Illinois Holdings, Inc.	206 S WHITTLE AVE	Olney	IL	Richland	62450

GateHouse Media Illinois Holdings, Inc.	1 NEWS PLAZA	Peoria	IL	Peoria	61643

GateHouse Media Illinois Holdings, Inc.	318 N MAIN ST	Pontiac	IL	Livingston	61764

GateHouse Media Illinois Holdings, Inc.	99 E. STATE STREET	Rockford	IL	Winnebago	61104

GateHouse Media Illinois Holdings, Inc.	ONE COPLEY PLAZA/9th STREET & CAPITOL AVE	Springfield	IL	Sangamon	62701

GateHouse Media Illinois Holdings, Inc.	2672 Ken Gray Blvd.	West Frankfort	IL	Franklin	62896

GateHouse Media Illinois Holdings, Inc.	111-115 S EMMA ST	West Frankfort	IL	Franklin	62896

GateHouse Media Kansas Holdings II, Inc.	705 SECOND AVE	Dodge City	KS	Ford	67801

GateHouse Media Kansas Holdings II, Inc.	709 N 2ND AVE	Dodge City	KS	Ford	67801

GateHouse Media Kansas Holdings II, Inc.	701 N LOCUST ST	Pittsburgh	KS	Crawford	66762

GateHouse Media Kansas Holdings II, Inc.	107 E 7TH ST	Pittsburgh	KS	Crawford	66762

GateHouse Media Kansas Holdings II, Inc.	204 E 5TH STREET	Augusta	KS	Butler	67010

GateHouse Media Kansas Holdings II, Inc.	114 N VINE ST	El Dorado	KS	Butler	67042

GateHouse Media Kansas Holdings II, Inc.	422 SENECA ST	Leavenworth	KS	Leavenworth	66048

GateHouse Media Kansas Holdings II, Inc.	301 S. MAIN ST	Mc Pherson	KS	Mc Pherson	67460

GateHouse Media Kansas Holdings II, Inc.	320 S MAIN ST	Pratt	KS	Pratt	67124

GateHouse Media Kansas Holdings II, Inc.	113 W. HARVEY AVE	Wellington	KS	Sumner	67152

GateHouse Media Louisiana Holdings, Inc.	119 EAST HICKORY	Bastrop	LA	Morehouse	71221

GateHouse Media Louisiana Holdings, Inc.	903 W. 1ST ST	DeRidder	LA	Beauregard	70634

GateHouse Media Louisiana Holdings, Inc.	231 W. CORNERVIEW ST	Gonzales	LA	Ascension	70737

GateHouse Media Louisiana Holdings, Inc.	206 E. TEXAS ST	Leesville	LA	Vernon	71446

GateHouse Media Louisiana Holdings, Inc.	58650 BELLEVIEW DR	Plaquemine	LA	Iberville	70764

GateHouse Media Massachusetts I, Inc.	475 WASHINGTON ST	Auburn	MA	Worcester	01501

GateHouse Media Massachusetts I, Inc.	207 POCASSET STREET	Fall River	MA	Bristol	02721

GateHouse Media Massachusetts I, Inc.	33 NEW YORK AVENUE	Framingham	MA	Middlesex	01701 (Office & Production)

GateHouse Media Massachusetts I, Inc.	165 ENTERPRISE DR	Marshfield	MA	Plymouth	02050

GateHouse Media Massachusetts I, Inc.	5 COHANNET STREET	Tauton	MA	Bristol	02780

GateHouse Media Michigan Holdings II, Inc.	595 JENNER DR	Allegan	MI	Allegan	49010

GateHouse Media Michigan Holdings II, Inc.	1226 LINCOLN ROAD	Allegan	MI	Allegan	49010

GateHouse Media Michigan Holdings II, Inc.	33 MCCOLLUM ST	Hillsdale	MI	Hillsdale	49242

GateHouse Media Michigan Holdings II, Inc.	54 W 8TH ST	Holland	MI	Ottowa	49423

GateHouse Media Michigan Holdings, Inc.	155 N. WINTER ST	Adrian	MI	Lenawee	49221

GateHouse Media Michigan Holdings, Inc.	133 N. WINTER ST	Adrian	MI	Lenawee	49221

GateHouse Media Michigan Holdings, Inc.	308 N MAIN ST # 310	Cheboygan	MI	Cheboygan	49721

GateHouse Media Michigan Holdings, Inc.	15 W. PEARL STREET	Coldwater	MI	Branch	49036

GateHouse Media Michigan Holdings, Inc.	57 S MONROE ST	Coldwater	MI	Branch	49036

GateHouse Media Michigan Holdings, Inc.	114 N DEPOT ST	Ionia	MI	Ionia	48846

GateHouse Media Michigan Holdings, Inc.	109 ARLINGTON STREET	Sault Ste Marie	MI	Chippewa	49783

GateHouse Media Michigan Holdings, Inc.	209 JOHN ST	Sturgis	MI	St. Joseph	49091

GateHouse Media Minnesota Holdings, Inc.	124 S BROADWAY	Crookston	MN	Polk	56716

GateHouse Media Minnesota Holdings, Inc.	713 PRENTICE ST	Granite Falls	MN	Yellow Medicine	56241

GateHouse Media Minnesota Holdings, Inc.	301 THIRD AVENUE W	Halstad	MN	Norman	56548

GateHouse Media Minnesota Holdings, Inc.	223 S. FIRST ST	Montevideo	MN	Chippewa	56265

GateHouse Media Minnesota Holdings, Inc.	7038 HWY, 7 SW	Montevideo	MN	Chippewa	56265

GateHouse Media Minnesota Holdings, Inc.	219 SOUTH WASHINGTON STREET	Redwood Falls	MN	Redwood	56283

GateHouse Media Minnesota Holdings, Inc.	604 1st Ave So.	St. James	MN	Watonwan	56081

GateHouse Media Missouri Holdings II, Inc.	200 N 3RD ST	Hannibel	MO	Marion	63401

GateHouse Media Missouri Holdings II, Inc.	410 S LIBERTY ST	Independence	MO	Jackson	64050

GateHouse Media Missouri Holdings, Inc.	412 HIGH ST	Boonville	MO	Cooper	65233

GateHouse Media Missouri Holdings, Inc.	107 N MAIN ST # 109	Brookfield	MO	Linn	64628

GateHouse Media Missouri Holdings, Inc.	918 N BUSINESS ROUTE 5	Camdenton	MO	Camden	65020

GateHouse Media Missouri Holdings, Inc.	800 W. CENTRAL AVE.	Carthage	MO	Jasper	64836

GateHouse Media Missouri Holdings, Inc.	818 WASHINGTON ST	Chillicoth	MO	Livingston	64601

GateHouse Media Missouri Holdings, Inc.	2918 E 20TH ST	Joplin	MO	Jasper	64804

GateHouse Media Missouri Holdings, Inc.	506 W Potter Ave.	Kirksville	MO	Adair	63501

GateHouse Media Missouri Holdings, Inc.	110 E. MC PHERSON ST.	Kirksville	MO	Adair	63501

GateHouse Media Missouri Holdings, Inc.	204 W. BOURKE STREET	Macon	MO	Macon	63552

GateHouse Media Missouri Holdings, Inc.	111 E JENKINS ST	Maryville	MO	Nodaway	64468

GateHouse Media Missouri Holdings, Inc.	300 N WASHINGTON ST	Mexico	MO	Audrain	65265

GateHouse Media Missouri Holdings, Inc.	218 N WILLIAMS ST	Moberly	MO	Randolph	65270

GateHouse Media Missouri Holdings, Inc.	1006 W HARMONY ST	Neosho	MO	Newton	64850

GateHouse Media Missouri Holdings, Inc.	101 WEST 7TH ST	Rolla	MO	Phelps	65401

GateHouse Media Missouri Holdings, Inc.	108 HOLLY	Waynesville	MO	Pulaski	65583

GateHouse Media Nebraska Holdings, Inc.	123 W 17th Street	Syracuse	NE	Otoe	68446

GateHouse Media New York Holdings, Inc.	10 W. STEUBEN ST.	Bath	NY	Steuben	14810

GateHouse Media New York Holdings, Inc.	2495 BRICKYARD RD	Canandaigua	NY	Ontario	14424

GateHouse Media New York Holdings, Inc.	73 BUFFALO ST	Canandaigua	NY	Ontario	14424

GateHouse Media New York Holdings, Inc.	59 BUFFALO ST	Canandaigua	NY	Ontario	14424

GateHouse Media New York Holdings, Inc.	113 MAIN STREET	Dansville	NY	Livingston	14437

GateHouse Media New York Holdings, Inc.	111 GREEN STREET	Herkimer	NY	Herkimer	13350

GateHouse Media New York Holdings, Inc.	85 Canisteo Street	Hornell	NY	Steuben	14843

GateHouse Media New York Holdings, Inc.	57 S. CARROLL ST	Horseheads	NY	Chemung	14845

GateHouse Media New York Holdings, Inc.	5512 STATE ROUTE 55	Liberty	NY	Sullivan	12754

GateHouse Media New York Holdings, Inc.	347 S SECOND STREET	Little Falls	NY	Herkimer	13365

GateHouse Media New York Holdings, Inc.	138 MAIN ST	Penn Yan	NY	Yates	14527

GateHouse Media New York Holdings, Inc.	6890 RIDGE ROAD	Sodus	NY	Wayne	14551

GateHouse Media New York Holdings, Inc.	221 ORISKANY PLAZA	Utica	NY	Oneida	13501

GateHouse Media New York Holdings, Inc.	246 JAY STREET	Utica	NY	Oneida	13501

GateHouse Media New York Holdings, Inc.	159 N MAIN ST	Wellsville	NY	Alleghany	14895

GateHouse Media North Dakota Holdings, Inc.	516 4TH STREET NE	Devils Lake	ND	Ramsey	58301

GateHouse Media Oklahoma Holdings, Inc.	117 W BROADWAY ST	Ardmore	OK	Carter	73401

GateHouse Media Oklahoma Holdings, Inc.	215 N BELL AVE	Shawnee	OK	Pottawatomie	74801

GateHouse Media Pennsylvania Holdings, Inc.	41 NORTH CHURCH ST	Carbondale	PA	Lackawanna	18407

GateHouse Media Pennsylvania Holdings, Inc.	220 8TH ST.	Honesdale	PA	Wayne	18431

GateHouse Media Pennsylvania Holdings, Inc.	30 WALNUT ST	Waynesboro	PA	Franklin	17268

GateHouse Media West Virginia Holdings, Inc.	410 RACE STREET	Ravenswood	WV	Jackson	26164

GateHouse Media West Virginia Holdings, Inc.	302 N. CHURCH STREET	Ripley	WV	Jackson	25271

News Leader Inc.	716 E. NAPOLEON ST	Sulphur	LA	Calcasien	70663

Leased Property (Lessor and Value Information):

NOTE: See below for details on “4.4(b)(iii)(A) Value”

	Property Location					Lessor					4.4(b)(iii)(A)
Loan Party	Address	City	State	County	Zip Code	Name	Address	City	State	Zip Code	Value

Copley Ohio Newspapers, Inc.	3577 Arlington Rd. - Suite B	Akron	OH	Summit	44312	Oliver E. & Wilma J. Teague	1264 Boettler Rd.	Uniontown	OH	44685	$7,500

Enterprise Publishing Company, LLC	1324 Belmont St.	Brockton	MA	Plymouth	2401	1324 Belmont LLC	1324 Belmont St c/o Juliano Enterprises, Inc. Suite 207	Brockton	MA	2301	$70,000

Enterprise Publishing Company, LLC	400 CROWN COLONY DRIVE	Quincy	MA	Norfolk	2169	Quincy Office Investors, Inc.	c/o UBS Realty Investors LLC Asset Management 242 Trumbull St	Hartford	CT	6103	$588,000

GateHouse Media Arkansas Holdings, Inc.	7400 DOLLARWAY ROAD	White Hall	AR	Jefferson	71602	Samples Properties, LLC	7300 Dollarway Rd., Suite 114	White Hall	AR	71602	$30,000

GateHouse Media California Holdings, Inc.	650 KENTUCKY ST	Gridley	CA	Butte	95948	Douglas A. Martens	6121 Berkshire Way	Paradise	CA	95969	$30,000

GateHouse Media Colorado Holdings, Inc.	112 E CRANSTON	Fowler	CO	Otero	81039	Fowler State Bank	201 Main St., P.O. Box 68	Fowler	CO	81039	$10,000

GateHouse Media Colorado Holdings, Inc.	510 CARSON AVENUE	Las Animos	CO	Bent	81054	Donkle Storage/ Restoration LLC	1031 Ash Avenue	Las Animas	CO	81054	$20,000

GateHouse Media Connecticut Holdings, Inc.	19 South Walnut Street	Norwich	CT	New London	6360	Lund Ltd, LLC	372 North Canterbury Rd	Camterbury	CT	6331	$0

GateHouse Media Connecticut Holdings, Inc.	360 Gendron Road	Plainfield	CT	windham	6374	360 Gendron Road LLC	341 Church Street	Putnam	CT	6260	Unknown

GateHouse Media Directories Holdings, Inc.	915 HIGHLAND POINTE DRIVE, STE 400 On or about March 1, 2014 – moving to 1430 Blue Oaks Boulevard, Suite 190, Roseville, CA 95747	Roseville	CA	Placer	95678	Mourier Land Investment Corporation	1430 Blue Oaks Blvd., Suite 190	Roseville	CA	95747	$350,000

GateHouse Media Freeport Holdings, Inc.	50 W Douglas St	Freeport	IL	Stephenson	61032	Stewart Centre, LLC	50 W Douglas St., Suite 1200	Freeport	IL	61032	$0

GateHouse Media Illinois Holdings II, Inc.	350 MORTON ST	Jacksonville	IL	Morgan	62650	Victoria Smiley	Unknown	Jacksonville	IL	62650	Unknown

GateHouse Media Illinois Holdings II, Inc.	Radio Antenna at 3115 Dotmar Dr.	Springfield	IL	Sangamon	62703	B&C Ventures, LLC	P.O. Box 973	Decatur	IL	62525	$0

GateHouse Media Illinois Holdings, Inc.	219 S. COLLEGE AVE.	Aledo	IL	Mercer	61231	Aledo Lodge Number 252 AF & AM	101 SW 3rd St.	Aledo	IL	61231	$75,000

GateHouse Media Illinois Holdings, Inc.	1205 SWANWICK STREET	Chester	IL	Randolph	62233	Robert P. Fleming	P.O. Box 347	Chester	IL	62233	$50,000

GateHouse Media Illinois Holdings, Inc.	125 W LOCUST ST	Fairbury	IL	Livingston	61739	Nicholas L. Kaeb	127 W Locust St	Fairbury	IL	61739	$25,000

GateHouse Media Illinois Holdings, Inc.	348 FRONT ST.	Galva	IL	Henry	61434	Dyan L. Peterson	720 NW 3rd Ave	Galva	IL	61434	$25,750

GateHouse Media Illinois Holdings, Inc.	2201 Woodlawn Rd. - Suite 350	Lincoln	IL	Logan	62656	The Illini Building	P.O. Box 280	Lincoln	IL	62656	$115,000

GateHouse Media Illinois Holdings, Inc.	26 W. Side Square	Macomb	IL	McDonough	61455	Triple H Investments, LLC	1420 E. Carroll St., P.O. Box 728	Macomb	IL	61455	$0

GateHouse Media Illinois Holdings, Inc.	SCHUYLER ST	Oquawka	IL	Henderson	61469	Village of Oquawka, IL	Unknown	Oquawka	IL	Unknown	$30,900

GateHouse Media Illinois Holdings, Inc.	1018 Fourth Street	Orion	IL	Henry	61273	Unknown	Unknown	Unknown	Unknown	Unknown	$7,500

GateHouse Media Illinois Holdings, Inc.	306 Court St	Pekin	IL	Randolph	61554	Ricky J. Woith Woith Land Trust Agreement	1461 Valle Vista Bldg. #1	Pekin	IL	61554	$15,000

GateHouse Media Illinois Holdings, Inc.	7344 Forest Hills Rd	Loves Park	IL	Winnebago	61111	Ericson Properties LLC	7110 N Alpine Road	Loves Park	IL	61111	$0

GateHouse Media Illinois Holdings, Inc.	230 Arnold Ave	Rockford	IL	Winnebago	61108	J&J 5643 BLDG, LLC	Unknown	Unknown	Unknown	Unknown	$0

GateHouse Media Illinois Holdings, Inc.	288 N LINCOLN BLVD E	Shawneetown	IL	Gallatin	62984	Kurt Williams Associated Insurance	608 E. Poplar Street	Harrisburg	IL	62946	$5,000

GateHouse Media Illinois Holdings, Inc.	#1 Kemp Drive, Lessee Unit No. 197	Chatham	IL	Sangamon	62629	Parkview Storage, Inc.	1 Kemp Drive	Chatham	IL	62629	$0

GateHouse Media Illinois Holdings, Inc.	3142 South Douglas Ave, Suite E	Springfield	IL	Sangamon	62704	Gary Bryan, Westside Mini Storage	3142 S. Douglas Ave.	Springfield	IL	62704	$0

GateHouse Media Illinois Holdings, Inc.	Land at Springfield, IL (NWL 1004)	Springfield	IL	Unknown	Unknown	Norfolk and Western Railway Company	Unknown	Springfield	IL	Unknown	$0

GateHouse Media Illinois Holdings, Inc.	Side Track lease agreement	Springfield	IL	Unknown	Unknown	Norfolk and Western Railway Company	Unknown	Springfield	IL	Unknown	$0

GateHouse Media Illinois Holdings, Inc.	107 E. MAIN	Teutopolis	IL	Effingham	62467	Jeff Kenter	513 S. Race, P.O. Box 6	Teutopolis	IL	62467	$20,000

GateHouse Media Illinois Holdings, Inc.	507 N Monroe Street, Suite 3	Abingdon	IL	Knox	61410	Ben Forney	507 N Monroe Street	Abingdon	IL	61410	$8,000

GateHouse Media Iowa Holdings, Inc.	1009 Main Street	Hamburg	IA	Fremont	51640	John Field Cliff Swallow, Inc.	2792 Skyline Drive	Hamburg	IA	51640	$5,000

GateHouse Media Kansas Holdings II, Inc.	2114 Oregon St	Hiawatha	KS	Brown	66434	Stallbaumer Management, Inc.	P.O. Box 65	Seneca	KS	66538	$5,000

GateHouse Media Kansas Holdings II, Inc.	101 South Main	Greensburgh	KS	Kiowa	67054	City of Greensburg, KS	City Administrator City of Greensburg 239 South Main	Greensburg	KS	67054	$15,000

GateHouse Media Kansas Holdings II, Inc.	318 N. MAIN ST	St John	KS	Stafford	67576	Ionic Lodge # 254 AF & AM	P.O. Box 404	St John	KS	67576	$15,000

GateHouse Media Louisiana Holdings, Inc.	120 RAILROAD AVE	Donaldsonville	LA	Ascension	70346	Ascension Lodge #251 F. & A.M.	P.O. Box 1211	Donaldsonville	LA	70346	$12,000

GateHouse Media Management Services, Inc.	350 WILLOWBROOK OFFICE PARK	Fairport	NY	Monroe	14450	The Uniland Partnership of Delaware L.P.	University Corporate Centre100 Corporate Parkway Suite 500	Amherst	NY	14226	$500,000

GateHouse Media Management Services, Inc.	120 N. Plymouth Ave	Rochester	NY	Monroe	14608	Frontier Communications of Rochester, Inc.	180 S. Clinton Avenue	Rochester	NY	14646	$1,000,000

GateHouse Media Massachusetts I, Inc.	101A Messina Drive	Braintree	MA	Norfolk	02184	Greenpoint Realty LLC	650 Plymouth St Ste 10	E. Bridgewater	MA	2333	$392,000

GateHouse Media Massachusetts I, Inc.	150 BAKER AVE	Concord	MA	Middlesex	01742	IRG Concord Limited Partnership	P.O. Box 380828 44 Brattle St	Cambridge	MA	2238	$210,000

GateHouse Media Massachusetts I, Inc.	75 SYLVAN ST, BLDG C	Danvers	MA	Essex	01923	Brookwood Sylvan, LLC	72 Cherry Hill Drive	Beverly	MA	1915	$329,000

GateHouse Media Massachusetts I, Inc.	10 PURCHASE STREET	Fall River	MA	Bristol	02720	G & J Realty Trust	16 Bedford Street	Fall River	MA	2720	$42,000

GateHouse Media Massachusetts I, Inc.	18 POCASSET ST	Fall River	MA	Bristol	02720	Old Iron Works, LLC	P.O. Box 204	Fall River	MA	2722	$119,000

GateHouse Media Massachusetts I, Inc.	33 NEW YORK AVE	Framingham	MA	Middlesex	01701	Genzyme Corporation	500 Kendall St	Cambridge	MA	2142	$0 (Parking Space	)

GateHouse Media Massachusetts I, Inc.	73 SOUTH ST	Hingham	MA	Plymouth	02043	Kent Noble & Brian Noble, K&B Realty Trust	29 Main Street	Hingham	MA	2043	$28,000

GateHouse Media Massachusetts I, Inc.	9 MERIAM ST	Lexington	MA	Middlesex	02420	Mor Holdings Trust	74 Bedford Street	Lexington	MA	2420	$56,000

GateHouse Media Massachusetts I, Inc.	11 STATE ST	Marblehead	MA	Essex	01945	Crosby Marblehead Realty, LLC	28 Meadow View Road	Georgetown	MA	1833	$28,000

GateHouse Media Massachusetts I, Inc.	40 SOUTH ST CONDOMINIUM (UNIT 1)	Marblehead	MA	Essex	01945	Marblehead Office, LLC c/o Glover Property Management, Inc.	8 Doaks Lane P.O. Box 387	Marblehead	MA	1945	Unknown

GateHouse Media Massachusetts I, Inc.	197 Main Street	Milford	MA	Worcester	01757	MillPond Realty Investment Tr.	199 Main St.	Milford	MA	1757	$84,000

GateHouse Media Massachusetts I, Inc.	254 SECOND AVE	Needham	MA	Norfolk	02494	254 Second Avenue Nominee Trust (New Boston Second Ave LP)	c/o MARIC, Inc.197 First Avenue, Suite 300	Needham	MA	2494	$770,000

GateHouse Media Massachusetts I, Inc.	31 NORTH WASHINGTON ST	North Attleboro	MA	Bristol	02760	Sharon Credit Union	Unknown	Unknown	Unknown	Unknown	$21,000

GateHouse Media Massachusetts I, Inc.	5 NAMSKAKET RD	Orleans	MA	Barnstable	02653	Five Namskaket Road Realty Trust	84 Homers Dock Rd	Yarmouthport	MA	2675	$84,000

GateHouse Media Massachusetts I, Inc.	182 STANDISH AVENUE	Plymouth	MA	Plymouth	02360	William Hallisey, Jr. Trust	182 Standish Ave	Plymouth	MA	2360	$140,000

GateHouse Media Massachusetts I, Inc.	40 GRISSOM ROAD - BLDG 2	Plymouth	MA	Plymouth	02360	Unicorn Realty Trust	293R Washington St	Norwell	MA	2061	$0

GateHouse Media Massachusetts I, Inc.	167 COMMERCIAL STREET	Provincetown	MA	Barnstable	02657	Cohorts, Inc.	16 Holway Ave.	Provincetown	MA	2657	$56,000

GateHouse Media Massachusetts I, Inc.	15 PACELLA DRIVE	Randolph	MA	Norfolk	02368	Equity Industrial Randolph I, LLC	c/o Equity Industrial Partners Corp.145 Rosemary St., Suite E	Needham	MA	2494	$616,000

GateHouse Media Massachusetts I, Inc.	370 PARAMOUNT DRIVE	Rayham	MA	Bristol	02767	James Ferrera Realty, Inc.	121 Will Drive	Canton	MA	2094	$84,000

GateHouse Media Massachusetts I, Inc.	80 / 82 Central ST	Somerville	MA	Middlesex	02144	RFR Realty Trust	P.O. Box 281	Somerville	MA	2143	$49,000

GateHouse Media Massachusetts I, Inc.	7 WEST STREET	Walpole	MA	Norfolk	02081	West Street Realty Trust	7 West Street	Walpole	MA	2081	$14,000

GateHouse Media Massachusetts I, Inc.	923G ROUTE 6A	Yarmouth Port	MA	Barnstable	02675	Chapter Two LLC	P.O. Box 1458	Orleans	MA	2653	$98,000

GateHouse Media Michigan Holdings II, Inc.	2764 W. CARLETON RD.	Hillsdale	MI	Hillsdale	49242	Lakeland Motors	2768 W. Carlton Road	Hillsdale	MI	49242	$242,000

GateHouse Media Minnesota Holdings, Inc.	1 N. BARSTAD ROAD	Cottonwood	MN	Cottonwood	56229	John or Neely Murphy	1759 510th St.	Hanley Falls	MN	56245	$35,000

GateHouse Media Minnesota Holdings, Inc.	119 EAST MAIN ST	Sleepy Eye	MN	Brown	56085	John W Haas	400 4th Ave SE	Sleepy Eye	MN	56085	$65,000

GateHouse Media Minnesota Holdings, Inc.	1034 Cedar Street	Wabasso	MN	Redwood	56293	Tony & Lauree Price	P. O. Box 204	Wabasso	MN	56293	$10,000

GateHouse Media Missouri Holdings II, Inc.	Lots 7-A & 7-B of Corporate Woods-165 Missouri Blvd.	Laurie	MO	Morgan	65038	Eagle Creek Partners, Inc. d/b/a Laurie Landing	316 Eagle Creek Drive	Gravois Mills	MO	65037	$0

GateHouse Media Missouri Holdings, Inc.	33 West Olive Street	Aurora	MO	Lawrence	65605	C.N. McRoberts	23 W. Olive St.	Aurora	MO	65605	$35,000

GateHouse Media Missouri Holdings, Inc.	7 N MAIN ST	Greenfield	MO	Dade	65661	DeClue Properties	P. O. Box 371	Ash Grove	MO	65604	$20,000

GateHouse Media Missouri Holdings, Inc.	110 E MCPHERSON ST, PO BOX 809	Kirksville	MO	Adair	63501	Express Publishing (Tony Swain)	112 E McPherson St	Kirksville	MO	63501	Unknown

GateHouse Media Missouri Holdings, Inc.	4824 OSAGE BEACH PKWY SUITE 2	Osage Beach	MO	Camden	65065	Destin Investments, LLC	P. O. Box 1525	Osage Beach	MO	65065	$160,000

GateHouse Media Missouri Holdings, Inc.	104 N Jefferson	St James	MO	Phelps	65559	Cordell Watson	Unknown	Unknown	MO	Unknown	$25,000

GateHouse Media Nebraska Holdings, Inc.	823 CENTRAL AVE	Nebraska Beach	NE	Otoe	68410	Russell E. Kathol	417 Main St	Plattsmouth	NE	68048	$15,000

GateHouse Media New York Holdings, Inc.	14 Utica Street	Hamilton	NY	Madison	13346	Hamilton Initiative, LLC	P.O. Box 219	Hamilton	NY	13346	$0

GateHouse Media New York Holdings, Inc.	100 Park Avenue/205 N. Main St.	Herkimer	NY	Herkimer	13350	Sandy Rotunda	307 East Main St	Fredonia	NY	14063	Unknown

GateHouse Media New York Holdings, Inc.	30-32 Broadway Street	Hornell	NY	Steuben	14843	Thomas F. Kinney, LLC	124 Thacher St	Hornell	NY	14843	Unknown

GateHouse Media New York Holdings, Inc.	348 Elm Street (storage unit)	Penn Yan	NY	Yates	14527	Penn Yan Mini Storage	348 Elm Street	Penn Yan	NY	14527	$0

GateHouse Media New York Holdings, Inc.	858 Route 212	Saugerties	NY	Ulster	12477	Eveready Girls, LLC	858 Route 212	Saugerties	NY	12477	$60,000

GateHouse Media New York Holdings, Inc.	51 Oriskany Blvd	Yorkville	NY	Oneida	13495	CMB Oriskany Corp. / 55 Oriskany Boulevard, Inc.	51 Oriskany Blvd	Yorkville	NY	13495	$0

GateHouse Media Pennsylvania Holdings, Inc.	29 CENTER SQ	Greencastle	PA	Franklin	17225	Barry L. & Charlene A. Zarger	Unknown	Greencastle	PA	17225	$22,000

GateHouse Media Pennsylvania Holdings, Inc.	25 CENTER SQ	Greencastle	PA	Franklin	17225	Barry L. & Charlene A. Zarger	Unknown	Greencastle	PA	17225	Unknown

GateHouse Media Pennsylvania Holdings, Inc.	8 Silk Mill Drive Suite 101	Hawley	PA	Wayne	18428	Hawley Silk Mill Master Tenant, LLC	8 Silk Mill Drive	Hawley	PA	18428	$72,000

GateHouse Media Suburban Newspapers, Inc.	1101 31ST ST, STE 100, 260, 270 Effective 12/1/2013 – moving to One Lincoln Center, Oakbrook Terrace, Illinois	Downers Grove	IL	Du Page	60515	CRP-2 Holdings AA, L.P.	c/o Colony Realty Partners, LLCTwo Intenational PlaceSuite 2500	Boston	MA	2110	$900,000

GateHouse Media Tennessee Holdings, Inc.	575 Oak Ridge Turnpike, Suite 100	Oak Ridge	TN	Anderson	37830	R & R Enterprises	575 Oak Ridge Turnpike, Suite 201	Oak Ridge	TN	37830	$90,000

GateHouse Media Ventures, Inc.	108 Myrtle Street	Quincy	MA	Norfolk	2169	American Fund US Investments, LLC	c/o Real Estate Capital Partners114 West 47th St., 23rd Floor	New York	NY	10036	$910,000

Massillon Newspapers	Ohio Canal Property at North Erie Street	Massillon	OH	Stark	Unknown	City of Massillon	City Hall	Massilion	OH	44646	$0

Mineral Daily News, Inc.	21 Shamrock Dr. - Rt 220 S	Keyser	WV	Minderal	26726	Triple J, Inc.	P.O. Box 926	Keyser	WV	26726	$1,119,000

Peoria Journal Star, Inc.	2200 W War Memorial Drive	Peoria	IL	Peoria	61613	Northwoods Development Company	2200 W War Memorial Dr	Peoria	IL	61613	$0

Peoria Journal Star, Inc.	Southwest Quarter of Section 26, Township 9 N	Peoria	IL	Peoria	61613	Hawkeye Land Co. of Illinois	500 Stickle Dr NE	Cedar Rapids	IA	52406	$0

NOTE: See below for details on “4.4(b)(iii)(A) Value”

4.4(b)(iii)(A) Value Details

Loan Party	Address1	City	State	County	Zip	Building Value (A)	Press (Replacement Cost); N/A = No Press at Facility (B)	Estimated Average Inventory On Hand (Newsprint, Ink, Plates, Other) (C)	Personal Property (Excluding Press) (D)	4.4(b)(iii)(A) Value (Sum of (A), (B), (C) and (D))

Copley Ohio Newspapers, Inc.	3577 Arlington Rd. - Suite B	Akron	OH	Summit	44312	N/A	N/A	$0	$7,500	$7,500

Enterprise Publishing Company, LLC	1324 Belmont St.	Brockton	MA	Plymouth	2401	N/A	N/A	$0	$70,000	$70,000

Enterprise Publishing Company, LLC	400 CROWN COLONY DRIVE	Quincy	MA	Norfolk	2169	N/A	N/A	$0	$588,000	$588,000

GateHouse Media Arkansas Holdings, Inc.	7400 DOLLARWAY ROAD	White Hall	AR	Jefferson	71602	N/A	N/A	$0	$30,000	$30,000

GateHouse Media California Holdings, Inc.	650 KENTUCKY ST	Gridley	CA	Butte	95948	N/A	N/A	$0	$30,000	$30,000

GateHouse Media Colorado Holdings, Inc.	112 ECRANSTON	Fowler	CO	Otero	81039	N/A	N/A	$0	$10,000	$10,000

GateHouse Media Colorado Holdings, Inc.	510 CARSON AVENUE	Las Animos	CO	Bent	81054	N/A	N/A	$0	$20,000	$20,000

GateHouse Media Connecticut Holdings, Inc.	19 South Walnut Street	Norwich	CT	New London	6360	N/A	N/A	$0	$0	$0

GateHouse Media Connecticut Holdings, Inc.	360 Gendron Road	Plainfield	CT	Windham	6374	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media Directories Holdings, Inc.	915 HIGHLAND POINTE DRIVE, STE 400 (On or about March 1, 2014 – moving to 1430 Blue Oaks Boulevard, Suite 190, Roseville, CA 95747)	Roseville	CA	Placer	95678	N/A	N/A	$0	$350,000	$350,000

GateHouse Media Freeport Holdings, Inc.	50 W Douglas St	Freeport	IL	Stephenson	61032	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings II, Inc.	350 MORTON ST	Jacksonville	IL	Morgan	62650	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media Illinois Holdings II, Inc.	Radio Antenna at 3115 Dotmar Dr.	Springfield	IL	Sangamon	62703	N/A	N/A	N/A	N/A	$0

GateHouse Media Illinois Holdings, Inc.	219 S. COLLEGE AVE.	Aledo	IL	Mercer	61231	N/A	N/A	$0	$75,000	$75,000

GateHouse Media Illinois Holdings, Inc.	1205 SWANWICK STREET	Chester	IL	Randolph	62233	N/A	N/A	$0	$50,000	$50,000

GateHouse Media Illinois Holdings, Inc.	125 W LOCUST ST	Fairbury	IL	Livingston	61739	N/A	N/A	$0	$25,000	$25,000

GateHouse Media Illinois Holdings, Inc.	348 FRONT ST.	Galva	IL	Henry	61434	N/A	N/A	$0	$25,750	$25,750

GateHouse Media Illinois Holdings, Inc.	2201 Woodlawn Rd. - Suite 350	Lincoln	IL	Logan	62656	N/A	N/A	$0	$115,000	$115,000

GateHouse Media Illinois Holdings, Inc.	26 W. Side Square	Macomb	IL	McDonough	61455	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	206 SCHUYLER ST	Oquawka	IL	Henderson	61469	N/A	N/A	$0	$30,900	$30,900

GateHouse Media Illinois Holdings, Inc.	1018 Fourth Street	Orion	IL	Henry	61273	N/A	N/A	$0	$7,500	$7,500

GateHouse Media Illinois Holdings, Inc.	306 Court St	Pekin	IL	Randolph	61554	N/A	N/A	$0	$15,000	$15,000

GateHouse Media Illinois Holdings, Inc.	7344 Forest Hills Rd	Loves Park	IL	Winnebago	61111	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	230 Arnold Ave	Rockford	IL	Winnebago	61108	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	288 N LINCOLN BLVD E	Shawneetown	IL	Gallatin	62984	N/A	N/A	$0	$5,000	$5,000

GateHouse Media Illinois Holdings, Inc.	#1 Kemp Drive, Lessee Unit No. 197	Chatham	IL	Sangamon	62629	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	3142 South Douglas Ave, Suite E	Springfield	IL	Sangamon	62704	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	Land at Springfield, IL (NWL 1004)	Springfield	IL	Unknown	Unknown	N/A	N/A	N/A	N/A	$0

GateHouse Media Illinois Holdings, Inc.	Side Track lease agreement	Springfield	IL	Unknown	Unknown	N/A	N/A	N/A	N/A	$0

GateHouse Media Illinois Holdings, Inc.	107 E. MAIN	Teutopolis	IL	Effingham	62467	N/A	N/A	$0	$20,000	$20,000

GateHouse Media Illinois Holdings, Inc.	507 N Monroe Street, Suite 3	Abingdon	IL	Knox	61410	N/A	N/A	$0	$8,000	$8,000

GateHouse Media Iowa Holdings, Inc.	1009 Main Street	Hamburg	IA	Fremont	51640	N/A	N/A	$0	$5,000	$5,000

GateHouse Media Kansas Holdings II, Inc.	2114 Oregon St	Hiawatha	KS	Brown	66434	N/A	N/A		$5,000	$5,000

GateHouse Media Kansas Holdings II, Inc.	101 South Main	Greensburgh	KS	Kiowa	67054	N/A	N/A	$0	$15,000	$15,000

GateHouse Media Kansas Holdings II, Inc.	318 N. MAIN ST	St John	KS	Stafford	67576	N/A	N/A	$0	$15,000	$15,000

GateHouse Media Louisiana Holdings, Inc.	120 RAILROAD AVE	Donaldsonville	LA	Ascension	70346	N/A	N/A	$0	$12,000	$12,000

GateHouse Media Management Services, Inc.	350 WILLOWBROOK OFFICE PARK	Fairport	NY	Monroe	14450	N/A	N/A	$0	$500,000	$500,000

GateHouse Media Management Services, Inc.	120 N. Plymouth Ave	Rochester	NY	Monroe	14608	N/A	N/A	$0	$1,000,000	$1,000,000

GateHouse Media Massachusetts I, Inc.	101A Messina Drive	Braintree	MA	Norfolk	2184	N/A	N/A	$0	$392,000	$392,000

GateHouse Media Massachusetts I, Inc.	150 BAKER AVE	Concord	MA	Middlesex	1742	N/A	N/A	$0	$210,000	$210,000

GateHouse Media Massachusetts I, Inc.	75 SYLVAN ST, BLDG C	Danvers	MA	Essex	1923	N/A	N/A	$0	$329,000	$329,000

GateHouse Media Massachusetts I, Inc.	10 PURCHASE STREET	Fall River	MA	Bristol	2720	N/A	N/A	$0	$42,000	$42,000

GateHouse Media Massachusetts I, Inc.	18 POCASSET ST	Fall River	MA	Bristol	2720	N/A	N/A	$0	$119,000	$119,000

GateHouse Media Massachusetts I, Inc.	33 NEW YORK AVE	Framingham	MA	Middlesex	1701	N/A	N/A	N/A	N/A	$0 (Parking Space	)

GateHouse Media Massachusetts I, Inc.	73 SOUTH ST	Hingham	MA	Plymouth	2043	N/A	N/A	$0	$28,000	$28,000

GateHouse Media Massachusetts I, Inc.	9 MERIAM ST	Lexington	MA	Middlesex	2420	N/A	N/A	$0	$56,000	$56,000

GateHouse Media Massachusetts I, Inc.	11 STATE ST	Marblehead	MA	Essex	1945	N/A	N/A	$0	$28,000	$28,000

GateHouse Media Massachusetts I, Inc.	40 SOUTH ST CONDOMINIUM (UNIT 1)	Marblehead	MA	Essex	1945	N/A	N/A	N/A	N/A	Unknown

GateHouse Media Massachusetts I, Inc.	197 Main Street	Milford	MA	Worcester	1757	N/A	N/A	$0	$84,000	$84,000

GateHouse Media Massachusetts I, Inc.	254 SECOND AVE	Needham	MA	Norfolk	2494	N/A	N/A	$0	$770,000	$770,000

GateHouse Media Massachusetts I, Inc.	31 NORTH WASHINGTON ST	North Attleboro	MA	Bristol	2760	N/A	N/A	$0	$21,000	$21,000

GateHouse Media Massachusetts I, Inc.	5 NAMSKAKET RD	Orleans	MA	Barnstable	2653	N/A	N/A	$0	$84,000	$84,000

GateHouse Media Massachusetts I, Inc.	182 STANDISH AVENUE	Plymouth	MA	Plymouth	2360	N/A	N/A	$0	$140,000	$140,000

GateHouse Media Massachusetts I, Inc.	40 GRISSOM ROAD - BLDG 2	Plymouth	MA	Plymouth	2360	N/A	N/A	$0	$0	$0

GateHouse Media Massachusetts I, Inc.	167 COMMERCIAL STREET	Provincetown	MA	Barnstable	2657	N/A	N/A	$0	$56,000	$56,000

GateHouse Media Massachusetts I, Inc.	15 PACELLA DRIVE	Randolph	MA	Norfolk	2368	N/A	N/A	$0	$616,000	$616,000

GateHouse Media Massachusetts I, Inc.	370 PARAMOUNT DRIVE	Rayham	MA	Bristol	2767	N/A	N/A	$0	$84,000	$84,000

GateHouse Media Massachusetts I, Inc.	80 / 82 Central ST	Somerville	MA	Middlesex	2144	N/A	N/A	$0	$49,000	$49,000

GateHouse Media Massachusetts I, Inc.	7 WEST STREET	Walpole	MA	Norfolk	2081	N/A	N/A	$0	$14,000	$14,000

GateHouse Media Massachusetts I, Inc.	923G ROUTE 6A	Yarmouth Port	MA	Barnstable	2675	N/A	N/A	$0	$98,000	$98,000

GateHouse Media Michigan Holdings II, Inc.	2764 W. CARLETON RD.	Hillsdale	MI	Hillsdale	49242	N/A	N/A	$2,000	$240,000	$242,000

GateHouse Media Minnesota Holdings, Inc.	1 N. BARSTAD ROAD	Cottonwood	MN	Cottonwood	56229	N/A	N/A	$0	$35,000	$35,000

GateHouse Media Minnesota Holdings, Inc.	119 EAST MAIN ST	Sleepy Eye	MN	Brown	56085	N/A	N/A	$0	$65,000	$65,000

GateHouse Media Minnesota Holdings, Inc.	1034 Cedar Street	Wabasso	MN	Redwood	56293	N/A	N/A	$0	$10,000	$10,000

GateHouse Media Missouri Holdings II, Inc.	Lots 7-A & 7-B of Corporate Woods-165 Missouri Blvd.	Laurie	MO	Morgan	65038	N/A	N/A	N/A	$20,000	$20,000

GateHouse Media Missouri Holdings, Inc.	33 West Olive Street	Aurora	MO	Lawrence	65605	N/A	N/A	$0	$35,000	$35,000

GateHouse Media Missouri Holdings, Inc.	7 N MAIN ST	Greenfield	MO	Dade	65661	N/A	N/A	$0	$20,000	$20,000

GateHouse Media Missouri Holdings, Inc.	110 E MCPHERSON ST, PO BOX 809	Kirksville	MO	Adair	63501	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media Missouri Holdings, Inc.	4824 OSAGE BEACH PKWY SUITE 2	Osage Beach	MO	Camden	65065	N/A	N/A	$0	$16,000	$160,000

GateHouse Media Missouri Holdings, Inc.	104 N Jefferson	St James	MO	Phelps	65559	N/A	N/A	$0	$25,000	$25,000

GateHouse Media Nebraska Holdings, Inc.	823 CENTRAL AVE	Nebraska Beach	NE	Otoe	68410	N/A	N/A	$0	$15,000	$15,000

GateHouse Media New York Holdings, Inc.	14 Utica Street	Hamilton	NY	Madison	13346	N/A	N/A	$0	$0	$0

GateHouse Media New York Holdings, Inc.	100 Park Avenue/205 N. Main St.	Herkimer	NY	Herkimer	13350	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media New York Holdings, Inc.	30-32 Broadway Street	Hornell	NY	Steuben	14843	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media New York Holdings, Inc.	348 Elm Street (storage unit)	Penn Yan	NY	Yates	14527	N/A	N/A	N/A	$0	$0

GateHouse Media New York Holdings, Inc.	858 Route 212	Saugerties	NY	Ulster	12477	N/A	N/A	$0	$60,000	$60,000

GateHouse Media New York Holdings, Inc.	51 Oriskany Blvd	Yorkville	NY	Oneida	13495	N/A	N/A	$0	$0	$0

GateHouse Media Pennsylvania Holdings, Inc.	29 CENTER SQ	Greencastle	PA	Franklin	17225	N/A	N/A	$0	$22,000	$22,000

GateHouse Media Pennsylvania Holdings, Inc.	25 CENTER SQ	Greencastle	PA	Franklin	17225	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media Pennsylvania Holdings, Inc.	8 Silk Mill Drive Suite 101	Hawley	PA	Wayne	18428	N/A	N/A	$0	$72,000	$72,000

GateHouse Media Suburban Newspapers, Inc.	1101 31ST ST, STE 100, 260, 270 (Effective 12/1/2013 –moving to One Lincoln Center, Oakbrook Terrace, Illinois)	Downers Grove	IL	Du Page	60515	N/A	N/A	$0	$900,000	$900,000

GateHouse Media Tennessee Holdings, Inc.	575 Oak Ridge Turnpike, Suite 100	Oak Ridge	TN	Anderson	37830	N/A	N/A	$0	$90,000	$90,000

GateHouse Media Ventures, Inc.	108 Myrtle Street	Quincy	MA	Norfolk	2169	N/A	N/A	$0	$910,000	$910,000

Massillon Newspapers	Ohio Canal Property at North Erie Street	Massillon	OH	Stark	Unknown	N/A	N/A	N/A	N/A	$0

Mineral Daily News, Inc.	21 Shamrock Dr. – Rt 220 S	Keyser	WV	Minderal	26726	N/A	$1,000,000	$19,000	$100,000	$1,119,000

Peoria Journal Star, Inc.	2200 W War Memorial Drive	Peoria	IL	Peoria	61613	N/A	N/A	$0	$0	$0

Peoria Journal Star, Inc.	Southwest Quarter of Section 26, Township 9 N	Peoria	IL	Peoria	61613	N/A	N/A	N/A	N/A	$0

Schedule 4.4(b)(iii)(B)

Executive Offices

Loan Party	Chief Executive Office
Copley Ohio Newspapers, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
ENHE Acquisition, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Enterprise NewsMedia Holding, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Enterprise NewsMedia, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Enterprise Publishing Company, LLC	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Arkansas Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media California Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Colorado Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Connecticut Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Corning Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Delaware Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Directories Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Florida Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Freeport Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Holdco, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Illinois Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Illinois Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Intermediate Holdco, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Iowa Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Kansas Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Kansas Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Lansing Printing, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Louisiana Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450

GateHouse Media Management Services, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Massachusetts I, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Massachusetts II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Michigan Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Michigan Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Minnesota Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Missouri Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Missouri Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Nebraska Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Nebraska Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Nevada Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media New York Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media North Dakota Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Ohio Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Oklahoma Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Operating, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Pennsylvania Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Suburban Newspapers, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Tennessee Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Ventures, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
George W. Prescott Publishing Company, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Liberty SMC, L.L.C.	350 WillowBrook Office Park, Fairport, New York 14450
Low Realty, LLC	350 WillowBrook Office Park, Fairport, New York 14450
LRT Four Hundred, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Mineral Daily News Tribune, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
News Leader, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
Surewest Directories	350 WillowBrook Office Park, Fairport, New York 14450
Terry Newspapers, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
The Peoria Journal Star, Inc.	350 WillowBrook Office Park, Fairport, New York 14450

Schedule 4.4(b)(iv)

See Schedule 4.4(b)(iii)(A)

Schedule 4.8(j)

Securities Accounts – None

Investment Accounts – See Below

Loan Party	Name of Bank	Type of Account	Account Numbers
GateHouse Media Operating, Inc	HSBC	Money Market	XXXXXX863

Concentration and Depository Accounts – See Below

Loan Party	Name of Bank	Type of Account	Account Numbers
Copley Ohio Newspapers, Inc.	HSBC	Corp Depository	XXXXXX211
Copley Ohio Newspapers, Inc.	JP Morgan Chase	Main depository	XXXXXX321
GateHouse Media Massachusetts I, Inc.	Bank of America, N.A.	Main depository	XXXXXX621
GateHouse Media Massachusetts I, Inc.	Citizens Bank	Lockbox Account	XXXXXX562
GateHouse Media Massachusetts I, Inc.	Seamen’s Bank	Local Depository	XXXXXX001
GateHouse Media Arkansas Holdings, Inc.	Bank of Prescott	Local Depository	XXXXXX649
GateHouse Media Arkansas Holdings, Inc.	Farmers and Merchants Bank	Local Depository	XXXXXX095
GateHouse Media Arkansas Holdings, Inc.	First National Bank	Local Depository	XXXXXX221
GateHouse Media Arkansas Holdings, Inc.	Heber Springs State Bank	Local Depository	XXXXXX828
GateHouse Media Arkansas Holdings, Inc.	Mercants & Planters Bank	Local Depository	XXXXXX573
GateHouse Media Arkansas Holdings, Inc.	Simmons Bank	Local Depository	XXXXXX089
GateHouse Media Arkansas Holdings, Inc.	Southern Bancorp	Local Depository	XXXXXX094
GateHouse Media Arkansas Holdings, Inc.	Southern Bancorp Bank, N.A.	Local Depository	XXXXXX539
GateHouse Media California Holdings, Inc.	Bank of New York Mellon	Lockbox Account	XXXXXX245
GateHouse Media California Holdings, Inc.	Bank of the West	Local Depository	XXXXXX560
GateHouse Media California Holdings, Inc.	Mojave Desert Bank	Local Depository	XXXXXX956
GateHouse Media California Holdings, Inc.	Rabobank	Local Depository	XXXXXX514
GateHouse Media California Holdings, Inc.	Scott Valley Bank	Local Depository	XXXXXX186
GateHouse Media California Holdings, Inc.	Scott Valley Bank	Local Depository	XXXXXX528
GateHouse Media California Holdings, Inc.	Westamerica Bank	Local Depository	XXXXXX763
GateHouse Media Colorado Holdings, Inc.	First National Bank	Local Depository	XXXXXX791
GateHouse Media Connecticut Holdings, Inc.	HSBC	Corp Depository	XXXXXX225
GateHouse Media Connecticut Holdings, Inc.	Peoples	Local Depository	XXXXXX489
GateHouse Media Delaware Holdings, Inc.	Citizens Bank	Local Depository	XXXXXX381
GateHouse Media Illinois Holdings II, Inc	HSBC	Corp Depository	XXXXXX978
GateHouse Media Illinois Holdings II, Inc	Illinois National Bank	Local Depository	XXXXXX520
GateHouse Media Illinois Holdings Inc	Harris Bank	Local Depository	XXXXXX875
GateHouse Media Illinois Holdings, Inc.	1st National Bank Olney	Local Depository	XXXXXX446
GateHouse Media Illinois Holdings, Inc.	Bank of Marion	Local Depository	XXXXXX738
GateHouse Media Illinois Holdings, Inc.	Bank of Pontiac	Local Depository	XXXXXX522
GateHouse Media Illinois Holdings, Inc.	Bank of Pontiac	Local Depository	XXXXXX520
GateHouse Media Illinois Holdings, Inc.	Banterra Bank	Local Depository	XXXXXX830
GateHouse Media Illinois Holdings, Inc.	Banterra Bank	Local Depository	XXXXXX849
GateHouse Media Illinois Holdings, Inc.	Banterra Bank	Local Depository	XXXXXX009

GateHouse Media Illinois Holdings, Inc.	Buena Vista Natl Bank	Local Depository	XXXXXX534
GateHouse Media Illinois Holdings, Inc.	Central Bank Illinois	Local Depository	XXXXXX331
GateHouse Media Illinois Holdings, Inc.	Citizens National Bank	Local Depository	XXXXXX889
GateHouse Media Illinois Holdings, Inc.	Farmers State Bank	Local Depository	XXXXXX194
GateHouse Media Illinois Holdings, Inc.	First Bank and Trust	Local Depository	XXXXXX488
GateHouse Media Illinois Holdings, Inc.	First Community Bank, Xenia-Flora	Local Depository	XXXXXX233
GateHouse Media Illinois Holdings, Inc.	Herget National Bank	Local Depository	XXXXXX207
GateHouse Media Illinois Holdings, Inc.	HSBC	Corp Depository	XXXXXX951
GateHouse Media Illinois Holdings, Inc.	Legence Bank	Local Depository	XXXXXX578
GateHouse Media Illinois Holdings, Inc.	Legence Bank	Local Depository	XXXXXX575
GateHouse Media Illinois Holdings, Inc.	Mid American Natl Bank	Local Depository	XXXXXX654
GateHouse Media Illinois Holdings, Inc.	Midwest Bank	Local Depository	XXXXXX932
GateHouse Media Illinois Holdings, Inc.	Midwest Bank	Local Depository	XXXXXX719
GateHouse Media Illinois Holdings, Inc.	Morton Community Bank	Local Depository	XXXXXX730
GateHouse Media Illinois Holdings, Inc.	Old National Bank	Local Depository	XXXXXX370
GateHouse Media Illinois Holdings, Inc.	Old National Bank	Local Depository	XXXXXX902
GateHouse Media Illinois Holdings, Inc.	Peoples Bank and Trust	Local Depository	XXXXXX916
GateHouse Media Illinois Holdings, Inc.	Peoples National Bank	Local Depository	XXXXXX665
GateHouse Media Illinois Holdings, Inc.	Peoples State Bank	Local Depository	XXXXXX116
GateHouse Media Illinois Holdings, Inc.	Teutopolis State Bank	Local Depository	XXXXXX070
GateHouse Media Intermediate Holdco, Inc.	HSBC	Corp Depository	XXXXXX141
GateHouse Media Kansas Holdings II, Inc.	Bank of the West	Local Depository	XXXXXX985
GateHouse Media Kansas Holdings II, Inc.	Bank of the West	Local Depository	XXXXXX781
GateHouse Media Kansas Holdings II, Inc.	Sunflower Bank	Local Depository	XXXXXX768
GateHouse Media Kansas Holdings II, Inc.	University Bank	Local Depository	XXXXXX277
GateHouse Media Kansas Holdings, Inc.	1st National Bank of Pratt	Local Depository	XXXXXX572
GateHouse Media Kansas Holdings, Inc.	Bank of the West	Local Depository	XXXXXX100
GateHouse Media Kansas Holdings, Inc.	Community National Bank	Local Depository	XXXXXX053
GateHouse Media Kansas Holdings, Inc.	Country Club Bank	Local Depository	XXXXXX048
GateHouse Media Kansas Holdings, Inc.	Emprise Bank	Local Depository	XXXXXX501
GateHouse Media Kansas Holdings, Inc.	First National Bank	Local Depository	XXXXXX610
GateHouse Media Kansas Holdings, Inc.	Peoples Bank and Trust	Local Depository	XXXXXX755
GateHouse Media Louisiana Holdings, Inc	Capital One, National Association	Local Depository	XXXXXX408
GateHouse Media Louisiana Holdings, Inc	Community Trust	Local Depository	XXXXXX785
GateHouse Media Louisiana Holdings, Inc	Iberville Bank	Local Depository	XXXXXX022
GateHouse Media Louisiana Holdings, Inc	United Community Bank	Local Depository	XXXXXX049
GateHouse Media Massachusetts I, Inc.	HSBC	Corp Depository	XXXXXX095
GateHouse Media Massachusetts I, Inc.	HSBC	Corp Depository	XXXXXX889
GateHouse Media Michigan Holdings II, Inc	Country National Bank	Local Depository	XXXXXX136
GateHouse Media Michigan Holdings II, Inc	Macatawa Bank	Local Depository	XXXXXX416
GateHouse Media Michigan Holdings, Inc	Century Bank and Trust	Local Depository	XXXXXX020
GateHouse Media Michigan Holdings, Inc	Citizens National Bank	Local Depository	XXXXXX170
GateHouse Media Michigan Holdings, Inc	First Bank - West Michigan	Local Depository	XXXXXX202
GateHouse Media Michigan Holdings, Inc	First Federal Bank of the Midwest	Local Depository	XXXXXX684

GateHouse Media Michigan Holdings, Inc	Huntington National Bank	Local Depository	XXXXXX895
GateHouse Media Michigan Holdings, Inc	Southern Michigan Bank	Local Depository	XXXXXX901
GateHouse Media Michigan Holdings, Inc	Southern Michigan Bank	Local Depository	XXXXXX919
GateHouse Media Minnesota Holdings, Inc	Bremer Bank	Local Depository	XXXXXX120
GateHouse Media Minnesota Holdings, Inc	Citizens Alliance Bank	Local Depository	XXXXXX996
GateHouse Media Minnesota Holdings, Inc	First Security Bank	Local Depository	XXXXXX766
GateHouse Media Minnesota Holdings, Inc	Granite Falls Bank	Local Depository	XXXXXX505
GateHouse Media Minnesota Holdings, Inc	Integrity Bank Plus	Local Depository	XXXXXX954
GateHouse Media Minnesota Holdings, Inc	KleinBank	Local Depository	XXXXXX018
GateHouse Media Minnesota Holdings, Inc	Minnwest Bank	Local Depository	XXXXXX161
GateHouse Media Minnesota Holdings, Inc	Pioneer Bank of St James	Local Depository	XXXXXX046
GateHouse Media Minnesota Holdings, Inc	Red River State Bank	Local Depository	XXXXXX681
GateHouse Media Missiouri Holdings II, Inc	HNB Bank	Local Depository	XXXXXX431
GateHouse Media Missouri Holdings, Inc	Bank of Kirksville	Local Depository	XXXXXX289
GateHouse Media Missouri Holdings, Inc	Central Bank Lake of the Ozarks	Local Depository	XXXXXX548
GateHouse Media Missouri Holdings, Inc	Central Bank Lake of the Ozarks	Local Depository	XXXXXX779
GateHouse Media Missouri Holdings, Inc	Central Bank Lake of the Ozarks	Local Depository	XXXXXX663
GateHouse Media Missouri Holdings, Inc	Citizens Bank & Trust	Local Depository	XXXXXX222
GateHouse Media Missouri Holdings, Inc	Citizens Bank and Trust	Local Depository	XXXXXX980
GateHouse Media Missouri Holdings, Inc	Citizens Bank and Trust Company	Local Depository	XXXXXX109
GateHouse Media Missouri Holdings, Inc	City Bank Trust Co	Local Depository	XXXXXX168
GateHouse Media Missouri Holdings, Inc	Commerce Bank	Local Depository	XXXXXX799
GateHouse Media Missouri Holdings, Inc	Commerce Bank of Kansas	Local Depository	XXXXXX033
GateHouse Media Missouri Holdings, Inc	Community Bank And Trust	Local Depository	XXXXXX069
GateHouse Media Missouri Holdings, Inc	Community Bank And Trust	Local Depository	XXXXXX829
GateHouse Media Missouri Holdings, Inc	Community Bank And Trust	Local Depository	XXXXXX162
GateHouse Media Missouri Holdings, Inc	Community National Bank	Local Depository	XXXXXX127
GateHouse Media Missouri Holdings, Inc	First Missouri National	Local Depository	XXXXXX134
GateHouse Media Missouri Holdings, Inc	First Sun Bank of America	Local Depository	XXXXXX002
GateHouse Media Missouri Holdings, Inc	Northeast Missouri State Bank	Local Depository	XXXXXX310
GateHouse Media Missouri Holdings, Inc	Phelps Bank	Local Depository	XXXXXX627
GateHouse Media Missouri Holdings, Inc	Phelps County Bank	Local Depository	XXXXXX660
GateHouse Media Missouri Holdings, Inc	Phelps County Bank	Local Depository	XXXXXX790
GateHouse Media Missouri Holdings, Inc	Southwest Missouri Bank	Local Depository	XXXXXX324
GateHouse Media Missouri Holdings, Inc	US Bank	Local Depository	XXXXXX184
GateHouse Media Nebraska Holdings, Inc	Arbor City Bank	Local Depository	XXXXXX326
GateHouse Media Nebraska Holdings, Inc	Wahoo First National Bank	Local Depository	XXXXXX201
GateHouse Media New York Holdings, Inc.	Adirondak	Local Depository	XXXXXX703
GateHouse Media New York Holdings, Inc.	Canandaigua National bank	Local Depository	XXXXXX088
GateHouse Media New York Holdings, Inc.	Chemung Canal Trust Co	Local Depository	XXXXXX464
GateHouse Media New York Holdings, Inc.	Chemung Canal Trust Co	Local Depository	XXXXXX896
GateHouse Media New York Holdings, Inc.	Community Bank NA	Local Depository	XXXXXX840
GateHouse Media New York Holdings, Inc.	Five Star Bank	Local Depository	XXXXXX647
GateHouse Media New York Holdings, Inc.	Five Star Bank	Local Depository	XXXXXX969
GateHouse Media New York Holdings, Inc.	HSBC	Corp Depository	XXXXXX233
GateHouse Media New York Holdings, Inc.	Jeff Bank	Local Depository	XXXXXX020
GateHouse Media New York Holdings, Inc.	M & T BANK	Local Depository	XXXXXX531
GateHouse Media New York Holdings, Inc.	Steuben Trust CO	Local Depository	XXXXXX426

GateHouse Media New York Holdings, Inc.	Steuben Trust CO	Local Depository	XXXXXX639
GateHouse Media North Dakota Holdings, Inc	Ramsey National Bank and Trust	Local Depository	XXXXXX268
GateHouse Media Oklahoma Holdings, Inc.	Arvest	Local Depository	XXXXXX166
GateHouse Media Oklahoma Holdings, Inc.	First National Bank	Local Depository	XXXXXX442

GateHouse Media Operating, Inc	HSBC	Cash Concentration	XXXXXX919

GateHouse Media Operating, Inc.	HSBC	Super Concentration	XXXXXX927

GateHouse Media Operating, Inc.	HSBC	Corp. Depository	XXXXXX431

GateHouse Media Pennsylvania Holdings, Inc.	First Natl Bank of Greencastle	Local Depository	XXXXXX540

GateHouse Media Pennsylvania Holdings, Inc.	Honesdale National Bank	Local Depository	XXXXXX101

GateHouse Media Pennsylvania Holdings, Inc.	Honesdale National Bank	Local Depository	XXXXXX401
GateHouse Media Pennsylvania Holdings, Inc.	The Dime Bank	Local Depository	XXXXXX211
GateHouse Media Pennsylvania Holdings, Inc.	Tower Bank	Local Depository	XXXXXX154
GateHouse Media Pennsylvania Holdings, Inc.	WEPCO Federal Credit Union	Local Depository	XXXXXX735
GateHouse Media Tennessee Holdings, Inc.	TN Bank	Local Depository	XXXXXX121
GateHouse Media Ventures, Inc.	Bank of America, N.A.	Local Depository	XXXXXX827
GateHouse Media Ventures, Inc.	Bank of America, N.A.	Local Depository	XXXXXX902
GateHouse Media West Virgina Holdings, Inc.	Premier Bank	Local Depository	XXXXXX493
GateHouse Media West Virgina Holdings, Inc.	Premier Bank	Local Depository	XXXXXX501
News Leader, Inc	City Savings Bank	Local Depository	XXXXXX784
The Peoria Journal Star, Inc.	HSBC	Corp Depository	XXXXXX960
The Peoria Journal Star, Inc.	PNC Bank	Main depository	XXXXXX073

Schedule 4.12

Financing Statements

NONE

Schedule 5.1

Consents

Consent of Bankruptcy Court

SCHEDULE 5.2 (a)

STATES OF QUALIFICATION AND GOOD STANDING

Loan Party	State of Organization	States Qualified To Do Business
ENHE Acquisition, LLC	Delaware	None
Enterprise NewsMedia, LLC	Delaware	Massachusetts
Enterprise NewsMedia Holding, LLC	Delaware	Massachusetts
Enterprise Publishing Company, LLC	Delaware	Massachusetts
GateHouse Media Intermediate Holdco, Inc.	Delaware	New York
GateHouse Media Holdco, Inc.	Delaware	New York
GateHouse Media Operating, Inc.	Delaware	Illinois New York
GateHouse Media Massachusetts I, Inc.	Delaware	Massachusetts
GateHouse Media Massachusetts II, Inc.	Delaware	Massachusetts
George W. Prescott Publishing Company, LLC	Delaware	Massachusetts
GateHouse Media Arkansas Holdings, Inc.	Delaware	Arkansas
GateHouse Media California Holdings, Inc.	Delaware	California
GateHouse Media Colorado Holdings, Inc.	Delaware	Colorado
GateHouse Media Connecticut Holdings, Inc.	Delaware	Connecticut
GateHouse Media Corning Holdings, Inc.	Nevada	New York
GateHouse Media Delaware Holdings, Inc.	Delaware	None
GateHouse Media Directories Holdings, Inc.	Delaware	California
GateHouse Media Florida Holdings, Inc.	Delaware	Florida
GateHouse Media Freeport Holdings, Inc.	Delaware	Illinois
GateHouse Media, Inc.	Delaware	New York
GateHouse Media Illinois Holdings, Inc.	Delaware	Illinois
GateHouse Media Illinois Holdings II, Inc.	Delaware	Illinois
GateHouse Media Iowa Holdings, Inc.	Delaware	Iowa
GateHouse Media Kansas Holdings, Inc.	Delaware	Kansas
GateHouse Media Kansas Holdings II, Inc.	Delaware	Kansas
GateHouse Media Lansing Printing, Inc.	Delaware	Illinois
GateHouse Media Louisiana Holdings, Inc.	Delaware	Louisiana
GateHouse Media Management Services, Inc.	Delaware	Illinois New York
GateHouse Media Michigan Holdings, Inc.	Delaware	Michigan
GateHouse Media Michigan Holdings II, Inc.	Delaware	Michigan
GateHouse Media Minnesota Holdings, Inc.	Delaware	Minnesota
GateHouse Media Missouri Holdings, Inc.	Delaware	Missouri
GateHouse Media Missouri Holdings II, Inc.	Delaware	Missouri
GateHouse Media Nebraska Holdings, Inc.	Delaware	Nebraska

GateHouse Media Nebraska Holdings II, Inc. **	Delaware	Nebraska
GateHouse Media Nevada Holdings, Inc.	Delaware	Nevada
GateHouse Media New York Holdings, Inc.	Delaware	New York
GateHouse Media North Dakota Holdings, Inc.	Delaware	North Dakota
GateHouse Media Ohio Holdings, Inc.	Delaware	Ohio
GateHouse Media Oklahoma Holdings, Inc.	Delaware	Oklahoma
GateHouse Media Pennsylvania Holdings, Inc.	Delaware	Pennsylvania
GateHouse Media Suburban Newspapers, Inc.	Delaware	Illinois
GateHouse Media Tennessee Holdings, Inc.	Delaware	Tennessee
GateHouse Media Ventures, Inc.	Delaware	None
Liberty SMC, L.L.C.	Delaware	None
Low Realty, LLC	Delaware	Massachusetts
LRT Four Hundred, LLC	Delaware	Massachusetts
Mineral Daily News Tribune, Inc.	West Virginia	None
News Leader, Inc.	Louisiana	None
Terry Newspapers, Inc.	Iowa	Illinois
SureWest Directories	California	None
Copley Ohio Newspapers, Inc.	Illinois	Ohio
The Peoria Journal Star, Inc.	Illinois	None

**	Following the closing, GateHouse Media Nebraska Holdings II, Inc. will be qualified to do business in Texas.

Schedule 5.2(b)

Subsidiaries

SEE ATTACHED

GateHouse Media, Inc. 36-4197635
GateHouse Media Intermediate Holdco, Inc. 26-1909759
GateHouse Media Holdco, Inc. 84-1708902
GateHouse Media Operating, Inc. 36-4197636
Pro Football Weekly, LLC 35-2160863 (1)
GHM Suburban Newspapers, Inc. 36-4305577
GHM Lansing Printing, Inc. 56-2422242
GHM Oklahoma Holdings, Inc. 26-1226313
GHM Illinois Holdings, Inc. 36-4197640
The Peoria Journal Star, Inc. 37-0459820
Terry Newspapers, Inc. 36-2701037
GHM Macomb Holdings, Inc. 26-2766993 (2)
GHM Pennsylvania Holdings, Inc. 36-4197661
GHM Management Services, Inc. 36-4197665
GHM Connecticut Holdings, Inc. 20-8771954
GHM Ohio Holdings, Inc. 20-8765464
Copley Ohio Newspapers, Inc. 31-1714372
Mineral Daily News Tribune, Inc. 55-0463343
GHM Directories Holdings, Inc. 20-8344513
SureWest Directories 91-1747472
GHM Colorado Holdings, Inc. 20-3680190
GHM Michigan Holdings, Inc. 36-4197646
GHM Michigan Holdings II, Inc. 26-1387963
GHM California Holdings, Inc. 36-4197639
GHM Louisiana Holdings, Inc. 36-4239708
News Leader, Inc. 72-0654473
GHM Ventures, Inc. 36-4197638
GHM Nevada Holdings, Inc. 36-4334978
GHM Corning Holdings, Inc. 88-0105234
GHM Arkansas Holdings, Inc. 36-4197662
GHM Freeport Holdings, Inc. 36-4241508
GHM Iowa Holdings, Inc. 36-4197643
GHM Minnesota Holdings, Inc. 36-4197648
GHM New York Holdings, Inc. 36-4197660
GHM Kansas Holdings, Inc. 36-4197644
GHM Kansas Holdings II, Inc. 26-1387914
Liberty SMC, LLC 36-4366016
GHM Missouri Holdings, Inc. 36-4197649
GHM Missouri Holdings II, Inc. 26-1388013
GHM Florida Holdings, Inc. 26-1226448
GHM North Dakota Holdings, Inc. 36-4241506
GHM Illinois Holdings II, Inc. 20-8765361
GHM Nebraska Holdings, Inc. 36-4294763
GHM Nebraska Holdings II, Inc. 26-1388054
GHM Tennessee Holdings, Inc. 26-1226415
GHM Delaware Holdings, Inc. 20-8771987
GHM Mass. I, Inc. 84-1711503
GHM Mass II, Inc. 35-2200859
ENHE Acquisition, LLC 84-1711504
Enterprise NewsMedia Hldg, LLC 37-1458259
Enterprise NewsMedia, LLC 81-0584672
LRT Four Hundred, LLC 81-0584676
George W. Prescott Publishing Co LLC 81-0584668
Low Realty LLC 81-0584679
Enterprise Publishing Company, LLC 81-0584666

GHM – GateHouse Media

(1) This entity is not a party to this financing because it is an Unrestricted Subsidiary under the current credit agreement and is currently being dissolved.

(2) This entity is not a party to this financing because it is an Unrestricted Subsidiary under the current credit agreement, is not a debtor in the bankruptcy cases and has minimal assets.

Schedule 5.4

Federal Tax Identification Numbers

LOAN PARTY	Tax ID #

Copley Ohio Newspapers, Inc.	31-1714372

ENHE Acquisition, LLC	84-1711504

Enterprise NewsMedia Holding, LLC	37-1458259

Enterprise NewsMedia, LLC	81-0584672

Enterprise Publishing Company, LLC	81-0584666

GateHouse Media Arkansas Holdings, Inc.	36-4197662

GateHouse Media California Holdings, Inc.	36-4197639

GateHouse Media Colorado Holdings, Inc.	20-3680190

GateHouse Media Connecticut Holdings, Inc.	20-8771954

GateHouse Media Corning Holdings, Inc.	88-01055234

GateHouse Media Delaware Holdings, Inc.	20-8771987

GateHouse Media Directories Holdings, Inc.	20-8344513

GateHouse Media Florida Holdings, Inc.	26-1226448

GateHouse Media Freeport Holdings, Inc.	36-4241508

GateHouse Media Holdco, Inc.	84-1708902

GateHouse Media Illinois Holdings II, Inc.	20-8765361

GateHouse Media Illinois Holdings, Inc.	36-4197640

GateHouse Media Intermediate Holdco, Inc.	26-1909759

GateHouse Media Iowa Holdings, Inc.	36-4197643

GateHouse Media Kansas Holdings II, Inc.	26-1387914

GateHouse Media Kansas Holdings, Inc.	36-4197644

GateHouse Media Lansing Printing, Inc.	56-2422242

GateHouse Media Louisiana Holdings, Inc.	36-4239708

GateHouse Media Management Services, Inc.	36-4197665

GateHouse Media Massachusetts I, Inc.	84-1711503

GateHouse Media Massachusetts II, Inc.	35-2200859

GateHouse Media Michigan Holdings II, Inc.	26-1387963

GateHouse Media Michigan Holdings, Inc.	36-4197646

GateHouse Media Minnesota Holdings, Inc.	36-4197648

GateHouse Media Missouri Holdings II, Inc.	26-1388013

GateHouse Media Missouri Holdings, Inc.	36-4197649

GateHouse Media Nebraska Holdings II, Inc.	26-1388054

GateHouse Media Nebraska Holdings, Inc.	36-4294763

GateHouse Media Nevada Holdings, Inc.	36-4334978

GateHouse Media New York Holdings, Inc.	36-4197660

GateHouse Media North Dakota Holdings, Inc.	36-4241506

GateHouse Media Ohio Holdings, Inc.	20-8765464

GateHouse Media Oklahoma Holdings, Inc.	26-1226313

GateHouse Media Operating, Inc.	36-4197636

GateHouse Media Pennsylvania Holdings, Inc.	36-4197661

GateHouse Media Suburban Newspapers, Inc.	36-4305577

GateHouse Media Tennessee Holdings, Inc.	26-1226415

GateHouse Media Ventures, Inc.	36-4197638

GateHouse Media, Inc.	36-4197635

George W. Prescott Publishing Company, LLC	81-0584668

Liberty SMC, L.L.C.	36-4366016

Low Realty, LLC	81-0584679

LRT Four Hundred, LLC	81-0584676

Mineral Daily News Tribune, Inc.	55-0463343

News Leader, Inc.	72-0654473

Surewest Directories	91-1747472

Terry Newspapers, Inc.	36-2701037

The Peoria Journal Star, Inc.	37-0459820

SCHEDULE 5.6

Prior Names

LOAN PARTY	PRIOR NAMES

Copley Ohio Newspapers, Inc.	None

ENHE Acquisition, LLC	None

Enterprise NewsMedia Holding, LLC	None

Enterprise NewsMedia, LLC	Enterprise Newsmedia, LLC

Enterprise Publishing Company, LLC	None

GateHouse Media Arkansas Holdings, Inc.	Liberty Group Arkansas Holdings, Inc.

GateHouse Media California Holdings, Inc.	Liberty Group California Holdings, Inc.

GateHouse Media Colorado Holdings, Inc.	Liberty Group Colorado Holdings, Inc.

GateHouse Media Connecticut Holdings, Inc.	None

GateHouse Media Corning Holdings, Inc.	Elko Daily Free Press; Liberty Group Corning Holdings, Inc.

GateHouse Media Delaware Holdings, Inc.	GateHouse Media West Virginia Holdings, Inc.

GateHouse Media Directories Holdings, Inc.	Fall River Acquisitions, Inc.

GateHouse Media Florida Holdings, Inc.	None

GateHouse Media Freeport Holdings, Inc.	Liberty Group Freeport Holdings, Inc.

GateHouse Media Freeport Holdings, Inc.	Liberty Group Idaho Holdings, Inc.

GateHouse Media Holdco, Inc.	Liberty Group Holdco, Inc.

GateHouse Media Illinois Holdings II, Inc.	None

GateHouse Media Illinois Holdings, Inc.	Liberty Group Illinois Holdings, Inc. GateHouse Media Illinois Holding, Inc. was the surviving company in the merger with Galesburg Printing and Publishing Company in January, 2009

GateHouse Media, Inc.	Liberty Group Publishing, Inc.

LOAN PARTY	PRIOR NAMES

GateHouse Media Iowa Holdings, Inc.	Liberty Group Iowa Holdings, Inc.

GateHouse Media Kansas Holdings II, Inc.	None

GateHouse Media Kansas Holdings, Inc.	Liberty Group Kansas Holdings, Inc.

GateHouse Media Lansing Printing, Inc.	Liberty Group Lansing Printing, Inc.

GateHouse Media Louisiana Holdings, Inc.	Liberty Group Louisiana Holdings, Inc.

GateHouse Media Management Services, Inc.	Liberty Group Management Services, Inc.

GateHouse Media Massachusetts I, Inc.	None

GateHouse Media Massachusetts II, Inc.	None

GateHouse Media Michigan Holdings II, Inc.	None

GateHouse Media Michigan Holdings, Inc.	Liberty Group Michigan Holdings, Inc.

GateHouse Media Minnesota Holdings, Inc.	Liberty Group Minnesota Holdings, Inc.

GateHouse Media Missouri Holdings II, Inc.	None

GateHouse Media Missouri Holdings, Inc.	Liberty Group Missouri Holdings, Inc.

GateHouse Media Nebraska Holdings II, Inc.	None

GateHouse Media Nebraska Holdings, Inc.	Liberty Group Nebraska Holdings, Inc.

GateHouse Media Nevada Holdings, Inc.	Liberty Group Holdings, Inc.; Liberty Group Colorado Holdings, Inc.; Liberty Group Nevada Holdings, Inc.

GateHouse Media New York Holdings, Inc.	Liberty Group New York Holdings, Inc.

GateHouse Media North Dakota Holdings, Inc.	Liberty Group North Dakota Holdings, Inc.

GateHouse Media Ohio Holdings, Inc.	None

GateHouse Media Oklahoma Holdings, Inc.	None

GateHouse Media Operating, Inc.	Liberty Group Operating, Inc.

GateHouse Media Pennsylvania Holdings, Inc.	Liberty Group Pennsylvania Holdings, Inc.

GateHouse Media Suburban Newspapers, Inc.	Liberty Group Suburban Newspapers, Inc.

GateHouse Media Tennessee Holdings, Inc.	None

LOAN PARTY	PRIOR NAMES

GateHouse Media Ventures, Inc.	GateHouse Media Arizona Holdings, Inc.

George W. Prescott Publishing Company, LLC	None

Liberty SMC, L.L.C.	None

Low Realty, LLC	None

LRT Four Hundred, LLC	None

Mineral Daily News Tribune, Inc.	None

News Leader, Inc.	Leesville Leader, Inc.

SureWest Directories	Roseville Directory Company

Terry Newspapers, Inc.	Geneseo Republic, Inc.

The Peoria Journal Star, Inc.	None

SCHEDULE 5.7

ENVIRONMENTAL

Federal Occupational Safety and Health Act Laws – None

Environmental Laws – See Below.

All issues and conditions identified as “Recognized Environmental Conditions,” “Historic Recognized Environmental Conditions,” “Business Environmental Risks,” “EHS Compliance Issues,” or “Other Potential Issues” in the Executive Summary and/or Conclusions & Recommendations sections of the Environmental Resources Management Phase I Environmental Site Assessment Reports for the following Real Property:

Ref. No.	Address
	Street	City	State	Report Date	Status
1	224 E. Ridgecrest Blvd.	Ridgecrest	CA	11/5/2013	Final
2	66 Franklin Street	Norwich	CT	11/22/2013	Final
3	140 South Prairie Street	Galesburg	IL	11/22/2013	Final
4	1 News Plaza	Peoria	IL	11/5/2013	Final
5	99 E. State Street	Rockford	IL	11/5/2013	Final
6	1 Copley Plaza	Springfield	IL	11/5/2013	Final
7	475 Washington Street	Auburn	MA	11/5/2013	Final
8	207 Pocasset Street	Fall River	MA	11/22/2013	Final
9	33 New York Avenue	Framingham	MA	11/5/2013	Final
10	165 Enterprise Drive	Marshfield	MA	11/22/2013	Final
11	5 Cohannet Street	Taunton	MA	11/22/2013	Final
12	595 Jenner Drive	Allegan	MI	11/25/2013	Final
13	54 W. 8th Street	Holland	MI	11/5/2013	Final
14	410 S. Liberty Street	Independence	MO	11/5/2013	Final
15	221 Oriskany Plaza	Utica	NY	11/5/2013	Final
16	500 Market Avenue, S.	Canton	OH	11/5/2013	Final
17	629 Wabash Avenue	New Philadelphia	OH	11/5/2013	Final

SCHEDULE 5.8 (b)(i)

LITIGATION

Date of Service	Title of Action		Nature of Action		Amount Claimed		Insurance Coverage
	Plaintiff	Defendant	Pending Litigation	Threatened Litigation		Comments/ Updates

10/25/2007	Rubin, Michael (freelance writer)	Community Newspaper Company		Dormant/ Inactive (Defamation)	$100,000		Errors & Omissions Insurance - Deductible $10,000

4/30/2013	Graves Monserrat, Jonathan	Filcman, Debra former editor of GateHouse Media Massachusetts I, Inc. d/b/a Somerville Journal	Libel		$500,000.00 +		Errors & Omissions Insurance - Deductible $10,000

2/14/2013	Azubuko, Chukwuma E	GateHouse Media Massachusetts I, Inc. d/b/a Brookline Tab	Defamation Libel		$1,000,000.00 - $2,500,000.00		Errors & Omissions Insurance - Deductible $50,000

1/17/2007	Murphy, Charles A	GateHouse Media Massachusetts I, Inc. d/b/a Burlington Union and GateHouse Media, Inc.	Dormant/ Inactive (Defamation)		$600,000.00		Errors & Omissions Insurance - Deductible $10,000

8/20/2012	Earley, Wayne	GateHouse Media Pennsylvania Holdings, Inc. d/b/a The Wayne Independent	Defamation		$200,000.00 +		Errors & Omissions Insurance - Deductible $10,000

10/7/2011	King, David	George W. Prescott Publishing Company, LLC d/b/a Patriot Ledger	Employee Litigation (Independent Contractor Statute, Massachusetts Minimum Wage Act, Unjust Enrichment and Quantum Merit)		$725,000.00		NONE

SCHEDULE 5.8(b)(ii)

INDEBTEDNESS

1.	Trade Creditors: All trade creditors will be paid 100% of their respective claims in due course.

2.	Letters of Credit: The following is a list of Letters of Credit under which a Loan Party may have a reimbursement obligation.

Loan Party	Face Amount	Issuing Bank	Letter of Credit No.

Enterprise NewsMedia, LLC	$175,000.00	HSBC	LC# SDCMTD555036

GateHouse Media Operating, Inc.	$301,000.00	HSBC	LC# SDCMTN555029

GateHouse Media Operating, Inc.	$376,300.00	HSBC	LC# SM222063

GateHouse Media Operating, Inc.	$750,000.00	HSBC	LC# SDCMTN554607

GateHouse Media Operating, Inc.	$3,580,000.00	HSBC	LC# SDCMTN555052

SCHEDULE 5.8(d)

PLANS

1.	Copley Ohio Newspapers, Inc. maintains the “Brush-Moore Retiree Medical Plan”; there were 25 total participants as of January 1, 2012.

2.	George W. Prescott Publishing Company, LLC maintains the:

(a)	“Patriot Ledger Postretirement Medical and Life Insurance Benefit Plan”; there were 120 participants (this includes: active and retirees) as of the January 1, 2012 census date; during 2008 this plan was frozen and amended to limit future benefits to a select group of active employees; and

(b)	“George W. Prescott Publishing Company Pension Plan”; there were 616 participants (this includes: active and retirees) as of the January 1, 2012 census date; this plan was amended to freeze all future benefit accruals as of December 31, 2008, except for a select group of union employees whose benefits were frozen during 2009.

SCHEDULE 5.9

INTELLECTUAL PROPERTY

FEDERAL TRADEMARKS
REGISTRANT	REGISTRATION / (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

GateHouse Media, Inc.	(86/009,366)	(7/12/13)	A LA CARTE

GateHouse Media, Inc.	(85/676,765)	(7/13/12)	BESTRIDE.com and Design

GateHouse Media, Inc.	(85/724,120)	(9/8/12)	COLOSSAL DEAL

GateHouse Media, Inc.	(85/724,123)	(9/8/12)	COLOSSAL AUCTION

GateHouse Media, Inc.	3,424,658	5/6/08	GATEHOUSE MEDIA and Design

GateHouse Media, Inc.	(86/009,325)	(6/3/13)	MORE CONTENT NOW and Design

GateHouse Media, Inc.	4,422,928	10/22/13	PAINT IT ALL PINK

GateHouse Media, Inc.	3,924,001	2/22/11	RADARFROG

GateHouse Media, Inc.	3,926,750	5/1/11	RADARFROG and Horizontal Design

GateHouse Media, Inc.	3,926,751	5/1/11	RADARFROG and Vertical Design

GateHouse Media, Inc.	3,920988	2/15/11	SAVE HERE AND EVERYWHERE

GateHouse Media, Inc.	3,587,689	3/10/09	TOTALLY LOCAL

GateHouse Media, Inc.	3,472,965	7/22/08	TOTALLY LOCAL and Design

GateHouse Media Ventures, Inc.	(85/720,044)	(9/4/12)	ADHANCE MEDIA

GateHouse Media Ventures, Inc.	(85/720,055)	(9/4/12)	ADHANCE MEDIA and Design

GateHouse Media Ventures, Inc.	(85/893,302)	(4/2/13)	CARESAFE

GateHouse Media Ventures, Inc.	(85/893,319)	(4/2/13)	CARE SAFE

GateHouse Media Ventures, Inc.	(85/618,646)	(5/7/12)	COMPASS AGING SERVICES

GateHouse Media Ventures, Inc.	(85/618,666)	(5/7/12)	COMPASS AGING SERVICES and Design

GateHouse Media Ventures, Inc.	(85/617,432)	(5/4/12)	PROPEL MARKETING

GateHouse Media Ventures, Inc.	(85/617,471)	(5/4/12)	PROPEL MARKETING and Design

GateHouse Media Connecticut Holdings, Inc.	2,894,674	10/19/04	NORWICH BULLETIN

GateHouse Media Corning Holdings, Inc.	2,788,918	12/2/03	THE LEADER

GateHouse Media Freeport Holdings, Inc.	2,847,486	6/1/04	THE JOURNAL-STANDARD

GateHouse Media Illinois Holdings, Inc.	2,320,943	2/22/00	ROCKFORD REGISTER STAR

FEDERAL TRADEMARKS
REGISTRANT	REGISTRATION / (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

GateHouse Media Illinois Holdings II, Inc.	1,213,886	10/26/82	THE STATE JOURNAL-REGISTER

GateHouse Media Massachusetts I, Inc.	3,010,523	11/1/05	PICKET FENCE GATE DESIGN ONLY

GateHouse Media Massachusetts I, Inc.	2,069,641	6/10/97	TOWNONLINE

GateHouse Media Massachusetts I, Inc.	1,475,873	2/9/88	BEACON and Design

GateHouse Media Massachusetts I, Inc.	3,352,822	12/11/07	THE SANDWICH BROADSIDER

GateHouse Media Massachusetts I, Inc.	3,507,954	9/30/08	SOUTHOFBOSTON.COM

GateHouse Media Massachusetts I, Inc.	2,007,205	10/8/96	PROVINCETOWN BANNER

GateHouse Media Massachusetts I, Inc.	3,056,976	2/7/06	PROVINCETOWN BANNER AND THE ADVOCATE

GateHouse Media Massachusetts I, Inc.	3,107,411	6/20/06	OUTER CAPE LIVING

GateHouse Media Massachusetts I, Inc.	3,345,458	11/27/07	WICKED LOCAL

GateHouse Media Massachusetts I, Inc.	3,666,193	8/11/09	NEWTON TAB

GateHouse Media Massachusetts I, Inc.	3,650,512	7/7/09	THE DAILY NEWS TRIBUNE

GateHouse Media Massachusetts I, Inc.	3,675,837	9/1/09	NEEDHAM TIMES

GateHouse Media Missouri Holdings, Inc.	(85,825,139)	(1/16/13)	BOONSLICK VISITOR’S GUIDE

GateHouse Media New York Holdings, Inc.	2,747,008	8/5/03	OBSERVER-DISPATCH

GateHouse Media New York Holdings, Inc.	1,091,412	5/16/78	GOLDEN TIMES

Enterprise NewsMedia, LLC	3,299,079	9/25/07	TOWN COMMONS

Enterprise NewsMedia, LLC	3,299,316	9/25/07	SOUTH COAST HOMES

Enterprise NewsMedia, LLC	3,052,266	1/31/06	CRANBERRY COAST HOMES

George W. Prescott Publishing Company, LLC	2,097,397	9/16/97	THE PATRIOT LEDGER

Copley Ohio Newspapers, Inc.	3,949,479	4/19/11	ABOUT STARK COUNTY

STATE TRADEMARKS
REGISTRANT	REGISTRATION (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

Copley Ohio Newspapers, Inc.	1820925(OH)	12/2/08	GET FIT, STARK!

GateHouse Media Delaware Holdings, Inc.	120238747(DE)	2/8/12	COMMUNITYPUB

Enterprise Publishing Company, LLC	32,263(MA)	12/14/81	THE ENTERPRISE

Enterprise Publishing Company, LLC	32,262(MA)	12/14/81	THE SUNDAY ENTERPRISE

GateHouse Media Illinois Holdings, Inc.	102,753(IL)	3/22/11	SHOW & SELL

GateHouse Media Illinois Holdings, Inc.	63,051(IL)	7/22/98	THE HENRY COUNTY ADVERTIZER

GateHouse Media Illinois Holdings, Inc.	69,772(IL)	1/21/92	STAR COURIER

GateHouse Media Illinois Holdings, Inc.	104,544(IL)	8/23/12	LIVINGSTON SHOPPING NEWS

GateHouse Media Illinois Holdings, Inc.	80,941(IL)	7/19/07	LOGAN COUNTY SHOPPER

GateHouse Media Illinois Holdings, Inc.	102,251(IL)	10/14/10	SPRINGFIELD ADVERTISER

GateHouse Media Illinois Holdings, Inc.	102,250(IL)	10/14/10	THE COURIER

GateHouse Media Illinois Holdings, Inc.	85,622(IL)	7/13/00	THE OLDEST NEWSPAPER IN ILLINOIS

GateHouse Media Illinois Holdings, Inc.	54,631(IL)	4/2/84	S.I. TRADER

GateHouse Media Illinois Holdings, Inc.	105,763(IL)	8/13/13	ROCKFORD PARENT

GateHouse Media Kansas Holdings, Inc.	In Process	In Process	THE BUTLER COUNTY TIMES-GAZETTE

GateHouse Media Macomb Holdings, Inc.	101,211(IL)	1/14/10	THE MCDONOUGH COUNTY CHOICE

GateHouse Media Macomb Holdings, Inc.	101,210(IL)	1/14/10	THE MCDONOUGH COUNTY VOICE

GateHouse Media Illinois Holdings II, Inc.	100,126(IL)	3/26/09	INTROS

GateHouse Media Kansas Holdings, Inc.	13,151(KS)	3/23/09	CHRONICLE SHOPPER

GateHouse Media Kansas Holdings, Inc.	17,667(MO)	6/8/07	CHRONICLE SHOPPER

GateHouse Media Massachusetts I, Inc.	65,962(MA)	7/5/05	BOSTON TAB

GateHouse Media Massachusetts I, Inc.	67,141(MA)	6/5/06	NATICK BULLETIN & TAB

GateHouse Media Massachusetts I, Inc.	38,550(MA)	6/10/86	THE FRAMINGHAM TAB

GateHouse Media Massachusetts I, Inc.	51,183(MA)	5/5/95	COMMUNITY CLASSIFIEDS

GateHouse Media Massachusetts I, Inc.	57,262(MA)	4/21/99	BOSTON HOMES THE COMPLETE GUIDE

GateHouse Media Massachusetts I, Inc.	55,793(MA)	4/22/98	READER’S CHOICE AWARDS

STATE TRADEMARKS
REGISTRANT	REGISTRATION (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

GateHouse Media Massachusetts I, Inc.	52,832(MA)	6/25/96	TOWN ONLINE

GateHouse Media Massachusetts I, Inc.	52,622(MA)	5/1/96	AUTO WEEKLY

GateHouse Media Massachusetts I, Inc.	51,086(MA)	4/13/95	PROVINCETOWN BANNER

GateHouse Media Massachusetts I, Inc.	51,087(MA)	4/13/95	PROVINCETOWN BANNER with Design

GateHouse Media Massachusetts I, Inc.	30,037(MA)	2/29/80	WAREHAM COURIER

GateHouse Media Massachusetts I, Inc.	30,040(MA)	2/29/80	OLD COLONY MEMORIAL

GateHouse Media Massachusetts I, Inc.	69,643(MA)	2/28/08	CARVER REPORTER

GateHouse Media Massachusetts I, Inc.	41,055(MA)	2/26/88	DUXBURY REPORTER

GateHouse Media Massachusetts I, Inc.	76,950(MA)	2/21/13	HALIFAX-PLYMPTON REPORTER

GateHouse Media Massachusetts I, Inc.	41,053(MA)	2/26/88	KINGSTON REPORTER

GateHouse Media Massachusetts I, Inc.	76,867(MA)	2/4/13	PEMBROKE MARINER & EXPRESS

GateHouse Media Massachusetts I, Inc.	960,806(RI)	4/2/07	AUTO WEEKLY

GateHouse Media Massachusetts I, Inc.	960,611(RI)	6/25/96	TOWN ONLINE

GateHouse Media Massachusetts I, Inc.	77,024(MA)	3/9/13	GREATER FALL RIVER RESTAURANT WEEK

GateHouse Media Michigan Holdings II, Inc.	M23015(MI)	1/28/79	HILLSDALE DAILY NEWS

GateHouse Media Michigan Holdings II, Inc.	M39015(MI)	5/5/77	THE HOLLAND SENTINEL

GateHouse Media Missouri Holdings, Inc.	19,069(MO)	4/12/12	CHILLICOTHE C-T SHOPPER

GateHouse Media Missouri Holdings, Inc.	19,232(MO)	1/4/13	LAKE SUN EXTRA

GateHouse Media Missouri Holdings, Inc.	19,412(MO)	9/14/13	EJC BUSINESS REVIEW

GateHouse Media Missouri Holdings, Inc.	18,790(KS)	8/21/13	EJC BUSINESS REVIEW

GateHouse Media Missouri Holdings, Inc.	19,238(MO)	4/1/13	BOONSLICK VISITORS’ GUIDE

GateHouse Media Pennsylvania Holdings, Inc.	3,340,634(PA)	11/19/09	FOOTSTEPS

The Peoria Journal Star, Inc.	101,262(IL)	1/25/10	PRIME TIMES

The Peoria Journal Star, Inc.	101,209(IL)	1/14/10	PRIME TIMES EXPO

The Peoria Journal Star, Inc.	102,602(IL)	2/9/11	JOURNAL STAR

The Peoria Journal Star, Inc.	96,061(IL)	5/15/06	STYLE AND SUBSTANCE

STATE TRADEMARKS
REGISTRANT	REGISTRATION (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

The Peoria Journal Star, Inc.	104,190(IL)	5/15/12	JOURNAL STAR MEDIA…..DELIVERING YOUR CUSTOMERS

The Peoria Journal Star, Inc.	103,907(IL)	6/18/12	POWER ILLINOIS NETWORK

The Peoria Journal Star, Inc.	105,304(IL)	4/24/13	PRAIRIE STATE OUTDOORS

STATE SERVICE MARKS
REGISTRANT	REGISTRATION (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

GateHouse Media Illinois Holdings, Inc.	104,147(IL)	5/3/12	THE MONEY STRETCHER

GateHouse Media Illinois Holdings, Inc.	105,635(IL)	7/3/13	VICTORY LAP BRUNCH

GateHouse Media Illinois Holdings, Inc.	105,634(IL)	7/3/13	VICTORY LAP

GateHouse Media Illinois Holdings, Inc.	100,951(IL)	10/8/09	THE SNAP

GateHouse Media Massachusetts I, Inc.	51,184(MA)	5/5/95	COMMUNITY CLASSIFIEDS

GateHouse Media Massachusetts I, Inc.	52,625(MA)	5/1/96	AUTO WEEKLY

GateHouse Media Massachusetts I, Inc.	960,810(RI)	4/2/07	AUTO WEEKLY

GateHouse Media Missouri Holdings, Inc.	19,412(MO)	9/14/13	EJC BUSINESS REVIEW

GateHouse Media Missouri Holdings, Inc.	18,790(KS)	8/21/13	EJC BUSINESS REVIEW

The Peoria Journal Star, Inc.	105,632(IL)	7/3/13	BARSTORMING

The Peoria Journal Star, Inc.	105,633(IL)	7/3/13	BAR STORMING and Design

The Peoria Journal Star, Inc.	101,358(IL)	2/24/10	VALLEY PEEKS

The Peoria Journal Star, Inc.	102,110(IL)	9/3/10	eJOURNALSTAR

The Peoria Journal Star, Inc.	103,346(IL)	9/6/11	RIVER CITY ROUNDUP

COPYRIGHTS*
REGISTRANT	REGISTRATION NUMBER	REGISTRATION DATE	TITLE

GateHouse Media Louisiana Holdings, Inc.	TX 5-096-638 TX 6-097-829	2007	Ascension Citizen (Gonzales, LA), vol. 4, issue 31, April 25, 2000 & 1 other title

GateHouse Media Massachusetts I, Inc.	TX 5-810-633	2006	Abacadoo and the sweeper; monograph. TX 5-810-633 (2003)”

GateHouse Media Massachusetts I, Inc.	TX 5-810-633	2007	Abacadoo and the sweeper; TX 5-810-633 (2003)

GateHouse Media Massachusetts I, Inc.	TX0006660121	2008	Daily News Tribune (Waltham, MA)

GateHouse Media Massachusetts I, Inc.	TX0006647222(x4)	2008	Needham (MA) Times

GateHouse Media Massachusetts I, Inc.	TX0006647223 (x4) TX0006660120 (x4) TX0006604542 (x4)	2008	Needham (MA) Tab

GateHouse Media Massachusetts I, Inc.	TX 6-601-121 TX 6-601-120 TX 6-604-542 TX 6-647-222	2009	November 2008 issues of Daily News Tribune & 3 other titles

GateHouse Media Michigan Holdings, Inc.	TX 5-188-810 TX 6-097-830	2007	Clintonville (WI) Tribune-Gazette v. 120 & 1 other title

GateHouse Media Michigan Holdings, Inc.	TX 5-188-810 TX 6-097-830	2008	Clintonville (WI) Tribune-Gazette v. 120, October 27, 2000 & 1 other titled

*	The list of copyrights includes items that are listed in the Company’s database and the listing does not mean that any such copyrights are material.

SCHEDULE 5.10

LICENSES AND PERMITS

NONE

SCHEDULE 5.14

LABOR DISPUTES

NONE

SCHEDULE 5.24

EQUITY INTERESTS

Loan Party	Beneficial Holder	Common Stock (unless otherwise indicated)		Percentage Ownership

Copley Ohio Newspapers, Inc.	GateHouse Media Ohio Holdings, Inc.	1,000		100%

ENHE Acquisition, LLC	GateHouse Media Operating, Inc.	Membership Units		100%

Enterprise NewsMedia Holding, LLC	GateHouse Media Massachusetts II, Inc.	99,000 (Membership Units	)	100%

Enterprise NewsMedia, LLC	Enterprise NewsMedia Holding, LLC	Membership Units		100%

Enterprise Publishing Company, LLC	Enterprise NewsMedia, LLC	Membership Units		100%

GateHouse Media Arkansas Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media California Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Colorado Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Connecticut Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Corning Holdings, Inc.	GateHouse Media Nevada Holdings, Inc.	206.37		100%

GateHouse Media Delaware Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Directories Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Florida Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Freeport Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

Loan Party	Beneficial Holder	Common Stock (unless otherwise indicated)	Percentage Ownership

GateHouse Media Holdco, Inc.	GateHouse Media Intermediate Holdco, Inc.	100	100%

GateHouse Media Illinois Holdings II, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Illinois Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Intermediate Holdco, Inc.	GateHouse Media, Inc.	100	100%

GateHouse Media Iowa Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Kansas Holdings II, Inc.	GateHouse Media Kansas Holdings, Inc.	100	100%

GateHouse Media Kansas Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Lansing Printing, Inc.	GateHouse Media Suburban Newspapers, Inc.	100	100%

GateHouse Media Louisiana Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Management Services, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Massachusetts I, Inc.	GateHouse Media Operating, Inc.	1,000	100%

GateHouse Media Massachusetts II, Inc.	GateHouse Media Operating, Inc.	100,000	100%

GateHouse Media Michigan Holdings II, Inc.	GateHouse Media Michigan Holdings, Inc.	100	100%

GateHouse Media Michigan Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Minnesota Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Missouri Holdings II, Inc.	GateHouse Media Missouri Holdings, Inc.	100	100%

Loan Party	Beneficial Holder	Common Stock (unless otherwise indicated)		Percentage Ownership

GateHouse Media Missouri Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Nebraska Holdings II, Inc.	GateHouse Media Nebraska Holdings, Inc.	100		100%

GateHouse Media Nebraska Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Nevada Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media New York Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media North Dakota Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Ohio Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Oklahoma Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Operating, Inc.	GateHouse Media Holdco, Inc.	100		100%

GateHouse Media Pennsylvania Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Suburban Newspapers, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Tennessee Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Ventures, Inc.	GateHouse Media Operating, Inc.	100		100%

George W. Prescott Publishing Company, LLC	Enterprise NewsMedia, LLC	Membership Units		100%

Liberty SMC, L.L.C.	GateHouse Media Operating, Inc.	4,000 (Class A	)	100%

Liberty SMC, L.L.C.	GateHouse Media Operating, Inc.	1,000 (Class B	)	100%

Loan Party	Beneficial Holder	Common Stock (unless otherwise indicated)		Percentage Ownership

Low Realty, LLC	Enterprise NewsMedia, LLC	Membership Units		100%

LRT Four Hundred, LLC	Enterprise NewsMedia, LLC	Membership Units		100%

Mineral Daily News Tribune, Inc.	GateHouse Media Operating, Inc.	500		100%

News Leader, Inc.	GateHouse Media Louisiana Holdings, Inc.	100,000 (Class A	)	100%

News Leader, Inc.	GateHouse Media Louisiana Holdings, Inc.	100,000 (Class B	)	100%

SureWest Directories	GateHouse Media Directories Holdings, Inc.	1,000		100%

Terry Newspapers, Inc.	GateHouse Media Illinois Holdings, Inc.	840		100%

The Peoria Journal Star, Inc.	GateHouse Media Illinois Holdings, Inc.	1,000		100%

Note: The above schedule does not include GateHouse Media, Inc.

SCHEDULE 5.25

COMMERCIAL TORT CLAIMS

NONE

SCHEDULE 5.26

LETTER OF CREDIT RIGHTS

NONE

SCHEDULE 5.27

MATERIAL CONTRACTS

Vendors

Ad2Pro Modification & Extension of Agreement for Advertising Services

Ad2pro Oct-Dec Letter Amendment

ADP Agreement

Advantage Marketing Consultants, Inc. Terms & Conditions_GHM Messenger Post_ 4-12-2006

Agfa Direct Consumable Purchase Agreement 2009-2011

Boston Globe Printing Agreement Assignment 9-2013

Boston Globe Printing Agreement

Casale Media_GHS MSA 1.1.2013

CBS (Custom Business Systems)

Communispace Master Community Implementation & Support Agreement

Consortium Gov - 10-3 [still being reviewed-negotiated]

Custom Business Systems (CBS) LLC Addendum to Work Schedule

D&B Order Form - 3-18-2013

DataXu Platform Agreement_GHS 12-1-2011

Datrose - GHS Master Services Agreement- 4-30-2008

Distributor Agreement - Herald News-Providence Journal

E&Y 2010 Engagement Letter 3yr NOT FULLY EXECUTED

E&Y Attachment A (corrected) to the Engagement Letter

E&Y specialist work engagement letter

Exelon Energy (Master Electricity Sales Agr) GHS IL Rockford 12-9-10 NOT FULLY EXECUTED

Frank N. Magid Engagement Letter

Journalism Online Agreement 2010

Baton Rouge Press Inc. Printing Agreement_GHS_NOT FULLY EXECUTED

Gannett (Offset)_Printing Agreement_GHS_NOT FULLY EXECUTED

Journalism Online Agreement Addendum 6 / 2011

Krueger Newsprint Agreement 2013

Mather Engagement Proposal & SOW

Media Span Master Application Services Agreement

Media Span Sole Source Agreement

Monster Consortium Agreement - Side Letter - Boston

Monster Consortium Agreement - Side Letter - Chicago

Monster Consortium Agreement

Providence Journal Printing Agreement 10-2011

Providence Journal Printing Agreement Addendum_ Taunton Gazette Aug 2012

Publishers Circulation Fulfillment Inc_Addendum 1 to Distribution Agreement - GHSMI - 2011

Publishers Circulation Fulfillment Inc_Addendum 1 to Home Delivery Agreement - GHSMI - 2011

Publishers Circulation Fulfillment Inc_Addendum 2 to Home Delivery Agreement - GHSMI - Feb 2011

Publishers Circulation Fulfillment Inc_Addendum 2 to Home Delivery Agreement - GHSMI -Jan 2011

Publishers Circulation Fulfillment Inc_Addendum 3 to Home Delivery Agreement - GHSMI - 2011

Publishers Circulation Fulfillment Inc_Agreement - Enterprise 2009

Publishers Circulation Fulfillment Inc_Distribution Agreement - Jan 2011

Publishers Circulation Fulfillment Inc_Home Delivery Agreement Feb 2011

Salesforce.com Master Subscription Agreement

SAXOTECH Subscription Agreement

SAXOTECH Subscription Order Form

ShopCo Affiliate Agreement FINAL

ShopCo Class B Joinder Agreement FINAL

Shopco Holdings Schedule 1 Members-Unites & Percentage Interests

Shopco Holdings, LLC Affiliate Agreement GHS NOT FULLY EXECUTED

ShopCo LLC Amended and Restated LLC Operating Agreement FINAL

SmartFOCUS US - MAAX Master Contract

SouthernLithoplate (Equipment Purchase Agr) GHS MI Flashes_10-7-10 NOT FULLY EXECUTED

Spectrum Marketing Company Bonus Agreement NOT FULLY EXECUTED

Travidia Agreement and Addendum No. 1 5-09

Universal Uclick - Big Nate S Agreement

Vast Website Lead and Services Agreement

CDW_Joinder Agreement_GHS 2008

Gannett CNY Product Facility_Newspaper Printing Agr._GHS NY_May 2011

VSplash Techlabs Master Services Agreement

Yahoo - Graphical Ads Service Order NOT EXECUTED

Yahoo Content_Service_Order_Final

Yahoo Execution Copy - Search Service Order

Yahoo GateHouse Media Executed Letter Agreement 5-22-2007

Yahoo Master Services Agreement NOT EXECUTED

Yahoo MSA Final

Yahoo New Member Election Agreement

Yahoo! Letter Agreement

Yahoo-Monster notice of renewal of consortium Agmt

Agency Succession and Amendment Agreement_with Exhibits

Union Contracts

31032 (Newspaper Guild of Greater Boston, TNG-CWA)

Local 129 (Newspaper Guild of Utica)

Local 31032 (Newspaper Guild of Greater Boston, TNG-CWA)

Local 31041 (Newspaper Guild of Providence TNG-CWA)

Local 31247 (Patriot Ledger Newsroom Association / Newspaper Guild sector of the Communication Workers of America)

Local 3N (Boston Printing Pressman’s Union) (Name changed from Providence Newspaper Printing Pressmen’s Union No. 12)	1

Local 546M (Graphic Communications Conference/International Brotherhood of Teamsters)

Local No. 1 (Northeast Ohio Newspaper Guild)	2

Local No. 1 (Northeast Ohio Newspaper Guild)

Local No. 219 (Canton Typographical Union)

Local No. 36047 (Peoria Unit 86 of the United Media Guild)

Local No. 568-M (Peoria Printing Specialty and Paper Products Union G.C.I.U.)

Local Union 3803 (Unit 4 / International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, AFL-CIO)

Local Union No. 259 (Newspaper Chauffeurs, Distributors, and Helpers, I.B.T.)

Local Union No. 627 (Teamsters, Chaffeurs and Helpers)

Local Union No. 916 (affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America)

Union 36047 (St. Louis Newspaper Guild)

Union No. 13 (Boston Typographical)	3

Union No. 13 (Boston Typographical) (Herald News)	4

Union No. 177 [Central Illinois Typographical (District Managers) Affiliated with the Printing, Publishing and Media Workers Sector, Communication Workers of America]

Union No. 177 [Central Illinois Typographical (Maintenance/Janitorial) Affiliated with the Printing, Publishing and Media Workers Sector, Communication Workers of America]

Union No. 18 / CWA 14503 [Detroit Typographical (F.K.A. Northeast Ohio Newspaper Guild, Local One - Massilon Typographical Union No. 298)]

Union No. 98 (Peoria Mailers’)

Footnote:

1.	Local 3N Pressman’s Union – Expired April 2013 / Currently being negotiated
2.	Independent Guild_2011 to 2013 merged into Repository Guild_2012 to 2014
3.	Union No. 13 – Expired May 2008 / Currently being negotiated
4.	Union No. 13 (Herald News) – Expired May 2010 / Currently being negotiated

SCHEDULE 7.3

GUARANTEES

NONE